                                                                     EXHIBIT 4.1


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                           CHEVY CHASE BANK, F.S.B.,

                              Seller and Servicer,

                                      and

                               [NAME OF TRUSTEE],

                                    Trustee



                              -------------------



                    FORM OF POOLING AND SERVICING AGREEMENT

                         Dated as of [_______ __, 199_]

                                  relating to

                     CHEVY CHASE HOME LOAN TRUST 199_-____
          MORTGAGE-BACKED PASS-THROUGH CERTIFICATES, SERIES 199_-____



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

                               TABLE OF CONTENTS

                                   ARTICLE I

                                  DEFINITIONS

                                   ARTICLE II

                           CONVEYANCE OF TRUST FUND;
                         REPRESENTATIONS AND WARRANTIES

SECTION 2.01.    Conveyance of Trust Fund................................................     26
SECTION 2.02.    Acceptance by Trustee...................................................     29
SECTION 2.03.    Representations, Warranties and
                    Covenants of the Servicer and Seller.................................     30
SECTION 2.04.    Representations, Warranties and Covenants of the Servicer and the
                    Seller with respect to the Mortgage Loans............................     32
SECTION 2.05.    Issuance of Certificates................................................     40
SECTION 2.06.    REMIC Provisions........................................................     40

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                               OF MORTGAGE LOANS

SECTION 3.01.    Servicing Standard......................................................     45
SECTION 3.02.    Enforcement of the Obligations of Sub-Servicers.........................     46
SECTION 3.03.    Termination of the Rights of Sub-Servicers..............................     47
SECTION 3.04.    Liability of the Servicer...............................................     48
SECTION 3.05.    Rights of the Seller and the Trustee
                    in Respect of the Servicer...........................................     48
SECTION 3.06.    Trustee to Act as Servicer..............................................     48
SECTION 3.07.    Collection of Mortgage Loan Payments....................................     49
SECTION 3.08.    Collection of Taxes, Assessments and
                    Similar Items; Escrow Accounts.......................................     51
SECTION 3.09.    Permitted Withdrawals from the Custodial Account........................     52
SECTION 3.10.    Maintenance of Primary Mortgage Insurance Policies;
                    Collections Thereunder...............................................     53
SECTION 3.11.    Maintenance of Hazard Insurance and Other Insurance.....................     54
SECTION 3.12.    Enforcement of Due-On-Sale Clauses;
                    Assumption Agreements................................................     55
SECTION 3.13.    Realization Upon Defaulted Mortgage Loans...............................     57
SECTION 3.14.    Trustee to Cooperate; Release of Trustee Mortgage Files.................     59
SECTION 3.15.    Documents, Records and Funds in Possession of Servicer
                    to be Held for the Seller and the Trustee for the Benefit
                    of the Certificateholders............................................     60
SECTION 3.16.    Servicing Compensation..................................................     60


SECTION 3.17.    Reports to the Seller; Account Statements...............................     61
SECTION 3.18.    Annual Statement as to Compliance.......................................     61
SECTION 3.19.    Annual Independent Public Accountants' Servicing Report.................     61
SECTION 3.20.    Reports to Trustee......................................................     62
SECTION 3.21.    Converted Mortgage Loans; Certain Procedures and Purchases..............     62
SECTION 3.22.    Letter of Credit........................................................     63

                                   ARTICLE IV

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.    Certificate Account.....................................................     64
SECTION 4.02.    Distributions...........................................................     65
SECTION 4.03.    Allocation of Realized Losses...........................................     67
SECTION 4.04.    Monthly Statements to Certificateholders................................     68
SECTION 4.05.    Prepayment Interest Shortfalls and Relief Act Shortfalls................     70
SECTION 4.06.    The Policy..............................................................     70
SECTION 4.07     Reserve Account.........................................................     71

                                   ARTICLE V

                                    ADVANCES

SECTION 5.01.    Monthly Advances by the Servicer........................................     72
SECTION 5.02.    Advances for Attorneys' Fees............................................     73
SECTION 5.03.    Nonrecoverable Advances.................................................     73
SECTION 5.04.    Advance Procedures......................................................     73

                                   ARTICLE VI

                                THE CERTIFICATES

SECTION 6.01.    The Certificates........................................................     74
SECTION 6.02.    Registration of Transfer and Exchange of Certificates...................     75
SECTION 6.03.    Mutilated, Destroyed, Lost or Stolen Certificates.......................     80
SECTION 6.04.    Persons Deemed Owners...................................................     80
SECTION 6.05.    Access to List of Certificateholders' Names and Addresses...............     81
SECTION 6.06.    Maintenance of Office or Agency.........................................     81
SECTION 6.07.    Book-Entry Certificates.................................................     81
SECTION 6.08.    Notices to Clearing Agency..............................................     82
SECTION 6.09.    Definitive Certificates.................................................     82

                                  ARTICLE VII

                          THE SELLER AND THE SERVICER

SECTION 7.01.    Liabilities of the Seller and the Servicer..............................     83


SECTION 7.02.    Merger or Consolidation of the
                    Seller or the Servicer...............................................     83
SECTION 7.03.    Limitation on Liability of the Seller, the Servicer and Others..........     84
SECTION 7.04.    Servicer Not to Resign..................................................     85
SECTION 7.05.    Errors and Omissions Insurance; Fidelity Bonds..........................     85
SECTION 7.06.    Servicer May Own Certificates...........................................     85

                                  ARTICLE VIII

                                    DEFAULT

SECTION 8.01.    Events of Default.......................................................     85
SECTION 8.02.    Trustee to Act; Appointment of Successor................................     87
SECTION 8.03.    Notification to Certificateholders......................................     88
SECTION 8.04.    Waiver of Events of Default.............................................     89

                                   ARTICLE IX

                             CONCERNING THE TRUSTEE

SECTION 9.01.    Duties of Trustee.......................................................     89
SECTION 9.02.    Certain Matters Affecting the Trustee...................................     91
SECTION 9.03.    Trustee Not Liable for Certificates or Mortgage Loans...................     92
SECTION 9.04.    Trustee May Own Certificates............................................     93
SECTION 9.05.    Trustee's Fees and Expenses.............................................     93
SECTION 9.06.    Eligibility Requirements for Trustee....................................     93
SECTION 9.07.    Resignation and Removal of Trustee......................................     94
SECTION 9.08.    Successor Trustee.......................................................     94
SECTION 9.09.    Merger or Consolidation of Trustee......................................     95
SECTION 9.10.    Appointment of Co-Trustee or Separate Trustee...........................     95
SECTION 9.11.    Office of the Trustee...................................................     96
SECTION 9.12.    Tax Returns.............................................................     96

                                   ARTICLE X

                                  TERMINATION

SECTION 10.01.    Termination upon Liquidation or Repurchase of all Mortgage Loans.......     97
SECTION 10.02.    Procedure Upon Optional Termination....................................     98
SECTION 10.03.    Additional Termination Requirements....................................     99

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

SECTION 11.01.    Amendment..............................................................     99
SECTION 11.02.    Recordation of Agreement; Counterparts.................................    101


SECTION 11.03.    Governing Law..........................................................    101
SECTION 11.04.    Intention of Parties...................................................    101
SECTION 11.05.    Notices................................................................    103
SECTION 11.06.    Severability of Provisions.............................................    103
SECTION 11.07.    Limitation on Rights of Certificateholders.............................    103
SECTION 11.08.    Certificates Nonassessable and Fully Paid..............................    104
SECTION 11.09.    Rights of the Certificate Insurer......................................    104

                                    EXHIBITS

Exhibit A:    Form of Class A Certificate................................................    A-1
Exhibit B:    Form of Class S Certificate................................................    B-1
Exhibit C:    Form of Class R Certificate................................................    C-1
Exhibit D:    Schedule of Mortgage Loans.................................................    D-1
Exhibit E:    Form of Initial Certification of Trustee...................................    E-1
Exhibit F:    Form of Final Certification of Trustee.....................................    F-1
Exhibit G:    Form of Request for Release................................................    G-1
Exhibit H:    Form of Investor Representation Letter.....................................    H-1
Exhibit I:    Form of Transferor Representation Letter...................................    I-1
Exhibit J:    Form of Investor Transfer Affidavit and Agreement..........................    J-1
Exhibit K:    Form of Transfer Certificate...............................................    K-1
Exhibit L:    Certificate Guaranty Insurance Policy......................................    L-1

          THIS POOLING AND SERVICING AGREEMENT, dated as of ______ __, 199_, is hereby executed by and between CHEVY CHASE BANK, F.S.B. ("Chevy Chase"), in its capacity as seller (the "Seller") and in its capacity as servicer (the "Servicer") and [NAME OF TRUSTEE], [a national banking association], as trustee (the "Trustee"). Capitalized terms used in this Agreement and not otherwise defined will have the meanings assigned to them in Article I below.

                             PRELIMINARY STATEMENT

          The Seller is the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee in its capacity as trustee of the Trust Fund, in accordance with this Agreement, and the Seller has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Trust Fund.

          As provided herein, the Seller will elect to treat the assets consisting of the Mortgage Loans and certain other assets as described herein as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as the "Trust REMIC". The Class R Certificates will represent the sole class of "residual interests" in the Trust REMIC for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, Certificate Rate, aggregate Initial Certificate Principal Balance and Maturity Date for each Class of Certificates comprising the interests representing "regular interests" in the Trust REMIC (the "REMIC Regular Certificates"). The "latest possible maturity date" (determined solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii)) for each Class of REMIC Regular Certificates shall be the first Distribution Date that follows the stated maturity date for the Mortgage Loan included in the Trust Fund as of the Closing Date with the longest remaining term to stated maturity.

                                                         Aggregate Initial
                                                            Certificate
 Designation         Type          Certificate Rate     Principal Balances        Maturity Date
--------------  ---------------  --------------------  ---------------------  ---------------------
Class [A-I]      Senior              [__________]         $[___________]         [_____________]
Class [A-II]     Senior              [__________]         $[___________]         [_____________]
Class S          [Subordinate]       [__________]         [__________]           [_____________]

          All covenants and agreements made by the Seller herein are for the benefit and security of the Certificateholders [and the Certificate Insurer]. The Seller is entering into this Agreement, and the Trustee is accepting the trusts created hereby and thereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. The principal balance of the Mortgage Loans as of the Cut-off Date is $[___________________].

          The parties hereto intend to effect an absolute sale and assignment of the Mortgage Loans to the Trustee for the benefit of Certificateholders [and the Certificate Insurer] under the Mortgage Loan Purchase Agreement and this Agreement. However, the Seller will hereunder absolutely assign, and as a precautionary matter grant a security interest in and to, its rights, if any, in the Mortgage Loans, [and the Reserve Account] to the Trustee on behalf of Certificateholders [and the Certificate Insurer] to ensure that the interest of the Certificateholders [and the Certificate Insurer] hereunder in the Mortgage Loans [and the Reserve Account] is fully protected.


                        W I T N E S S E T H   T H A T:

          In consideration of the mutual agreements herein contained, the Seller, the Servicer, the Seller and the Trustee agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          Adjusted Servicing Fee Rate:  For each Distribution Date, as to each
          ---------------------------
Mortgage Loan, a per annum rate equal to the percentage equivalent of a fraction the numerator of which is the amount described in clause (i) of the definition of Servicing Fee for such Mortgage Loan in effect as of the Due Date in the preceding calendar month, and the denominator of which is the Principal Balance of such Mortgage Loan immediately preceding such Distribution Date.

          Adjustment Date:  As to each Mortgage Loan, each date set forth in the
          ---------------
related Mortgage Note on which an adjustment to the interest rate on such Mortgage Loan becomes effective.

          Adverse REMIC Event:  As defined in Section 2.06(f).
          -------------------

          Agreement:  This Pooling and Servicing Agreement and any and all
          ---------
amendments or supplements hereto.

          Alternative Credit Support:  Any method of credit support, other than
          --------------------------
the methods of Credit Support specified herein and other than Subordinated Certificates, as provided for in this Agreement.

          Appraised Value:  The appraised value of the Mortgaged Property based
          ---------------
upon the appraisal made for the originator at the time of the origination of the related Mortgage Loan or the sales price of the Mortgaged Property at the time of such origination, whichever is less, or with respect to any Mortgage Loan that represents a refinancing, the lower of the appraised value at origination or the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing.

          Available Distribution Amount:  With respect to any Distribution Date
          -----------------------------
and [each Loan Group], the excess of

          (a) the sum of (i) the aggregate amount of payments and collections received by the Servicer in respect of each Mortgage Loan on or prior to the related Determination Date and not previously remitted, from any source, including amounts received from the related Mortgagor, Insurance Proceeds, Liquidation Proceeds (net of related Liquidation Expenses) and condemnation awards, and amounts received in connection with the purchase of any Mortgage Loans by the Seller or Servicer and the substitution of Replacement Mortgage Loans, and excluding interest and other earnings on amounts on deposit in or credited to the Custodial Account and the Certificate Account, (ii) the aggregate amount of Monthly Advances required to be remitted by the Servicer relating to such Distribution Date, (iii) amounts withdrawn from the Reserve Account pursuant to Section 4.07(c) for such Distribution Date, [and (iv) Insured Payments payable pursuant to the Policy with respect to such Distribution Date] [(in each case with respect to the related Loan Group)];

over

          (b) the sum of (i) the aggregate amount of the servicing compensation to be paid to the Servicer pursuant to the terms hereof (including, without limitation, Servicing Fees, prepayment penalties, fees or premiums, late payment charges and assumption fees and any excess interest charges payable by the Mortgagor by virtue of any default or other non-compliance by the Mortgagor with the terms of the Mortgage Loan or any other instrument or document executed in connection therewith or otherwise), (ii) any amount included therein representing late payments or other recoveries of principal or interest (including Liquidation Proceeds (net of Liquidation Expenses), Insurance Proceeds and condemnation awards) with respect to any Mortgage Loans in respect of which the Servicer has made a previously unreimbursed Monthly Advance to the extent of such Monthly Advance, (iii) amounts included therein representing reimbursement of Nonrecoverable Advances and other amounts permitted to be withdrawn from the Custodial Account or the Certificate Account, (iv) all Monthly Payments or portions thereof (other than Principal Prepayments and other unscheduled collections of principal) received in respect of scheduled principal and interest on any Mortgage Loan due after the related Due Period and included therein,
     (v) all payments due on any Mortgage Loan on or prior to the Cut-off Date and included therein, (vi) an amount equal to the Principal Balance of each Mortgage Loan immediately prior to such Distribution Date multiplied by one-twelfth of the Trustee Fee Rate, (vii) Principal Prepayments and other unscheduled collections of principal received after the related Prepayment Period and included therein [and (viii) the Certificate Insurer Premium payable as of such Distribution Date] [(in each case with respect to the related Loan Group)].

The Available Distribution Amount, when used without reference to a particular Loan Group, means the sum of the Available Distribution Amounts for both Loan Groups.

          Bankruptcy Code:  The United States Bankruptcy Code, as amended from
          ---------------
time to time (11 U.S.C.).

          Beneficial Holder:  A Person holding a beneficial interest in any
          -----------------
Certificate through a Participant or an Indirect Participant or a Person holding a beneficial interest in any Definitive Certificate, as defined in Section 6.07.

          Book-Entry Certificates:  Certificates evidencing a beneficial
          -----------------------
interest in the Trust Fund, ownership and transfers of which shall be made through book entries, as described in Section 6.07.

          Business Day:  Any day other than (i) a Saturday or a Sunday, or (ii)
          ------------
a day on which the Certificate Insurer or banking institutions in New York or the state in which the Servicer or the Corporate Trust Office are located are authorized or obligated by law or executive order to be closed.

          Certificate:  Any Class A, Class S or Class R Certificate executed and
          -----------
authenticated by the Trustee for the benefit of the Certificateholders in substantially the form or forms attached as Exhibits hereto.

          Certificate Account:  The separate account or accounts created and
          -------------------
maintained by the Trustee pursuant to Section 4.01, in the name of the Trustee for the benefit of the Certificateholders and the Certificate Insurer for deposit of payments and collections in respect of the Mortgage Loans pursuant to
Section 4.01 hereof, which account or accounts must be an Eligible Account or Accounts.

          Certificate Insurer:  __________, a __________, and its permitted
          -------------------
successors and assigns.

          Certificate Principal Balance:  On any date and with respect to each
          -----------------------------
Class of the Class A Certificates, the Initial Certificate Principal Balance of such Class less the sum of (i) all amounts previously distributed to Holders of such Class with respect to principal pursuant to Section 4.02 and (ii) all amounts of Realized Losses previously allocated to such Class pursuant to
Section 4.03, unless an Insured Payment in respect of such amount has been paid by the Certificate Insurer and is included in clause (i) above.

          Certificate Rate:  In the case of each Class of the Class A
          ----------------
Certificates and any Distribution Date, a per annum rate equal to the weighted average, expressed as a percentage, of the Net Mortgage Rates of the Mortgage Loans in the related Loan Group, weighted on the basis of the respective Principal Balances of such Mortgage Loans at the close of business on the Due Date immediately preceding the related Due Period after giving effect to distributions on such date allocable to principal. With respect to the Class S Certificates and any Distribution Date, a rate per annum equal to [___]%. Interest on the Certificates will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          Certificate Register:  The register maintained pursuant to Section
          --------------------
6.02(a) hereof.

          Certificateholder or Holder:  The Person in whose name a Certificate
          -----------------    ------
is registered in the Certificate Register.

          Class:  Each of the Class A, Class S or Class R Certificates, as
          -----
appropriate.

          Class A Certificate:  Any of the Class [A-I] Certificates or Class [A-
          -------------------
II] Certificates.

          Class A-I Certificate:  A Certificate executed and authenticated by
          ---------------------
the Trustee in substantially the form set forth in Exhibit A hereto and
                                                   ---------
designated as a Class A-I Certificate and evidencing ownership of interests designated as "regular interests" in the Trust REMIC for purposes of the REMIC Provisions.

          Class [A-II] Certificate:  A Certificate executed and authenticated by
          ------------------------
the Trustee in substantially the form set forth in Exhibit A hereto and
                                                   ---------
designated as a Class [A-II] Certificate and evidencing ownership of interests designated as "regular interests" in the Trust REMIC for purposes of the REMIC Provisions.]

          Class A-I Cumulative Interest Shortfall Amount:  On any Distribution
          ----------------------------------------------
Date, an amount equal to (i) any portion of a Class [A-I] Interest Distribution Amount that was not distributed to the Holders of the Class [A-I] Certificates on any preceding Distribution Date less (ii) any amount described in clause (i) hereof that is included in a Realized Loss that has been allocated to the Class [A-I] Certificates on or prior to such Distribution Date.

          Class [A-II] Cumulative Interest Shortfall Amount:  On any
          -------------------------------------------------
Distribution Date, an amount equal to (i) any portion of a Class [A-II] Interest Distribution Amount that was not distributed to the Holders of the Class [A-II] Certificates on any preceding Distribution Date less (ii) any amount described in clause (i) hereof that is included in a Realized Loss that has been allocated to the Class [A-II] Certificates on or prior to such Distribution Date.]

          Class [A-I] Interest Distribution Amount:  On any Distribution Date,
          ----------------------------------------
(a) one-twelfth of the product of (i) the Certificate Principal Balance of the Class [A-I] Certificates immediately prior to such Distribution Date and (ii) the related Certificate Rate, minus (b) the related Certificate Insurer Premium and the aggregate amount of Prepayment Interest Shortfalls and Relief Act Shortfalls allocated to such Certificates pursuant to Section 4.05 on such Distribution Date.

          Class [A-II] Interest Distribution Amount:  On any Distribution Date,
          -----------------------------------------
(a) one-twelfth of the product of (i) the Certificate Principal Balance of the Class [A-II] Certificates immediately prior to such Distribution Date and (ii) the related Certificate Rate, minus (b) the related Certificate Insurer Premium and the aggregate amount of Prepayment Interest Shortfalls and Relief Act Shortfalls allocated to such Certificates pursuant to Section 4.05 on such Distribution Date.]

          Class [A-I] Principal Distribution Amount:  (a) On any Distribution
          -----------------------------------------
Date, the sum of (i) the principal due on the related Due Date for each Group I Loan and received during the related Due Period or with respect to which a Monthly Advance was made with respect to the related Due Period, (ii) for each Group I Loan that was prepaid during the related Prepayment Period, the amount of the Principal Prepayment including, with respect to any Group I Loan that was the subject of a Debt Service Reduction in any prior Prepayment Period, the amount of any such Principal Prepayment that exceeds the Principal Balance of such Group I Loan as of the date of the prepayment, (iii) for each Group I Loan that was purchased by the Seller or Servicer during the related Prepayment Period pursuant to Section 2.01, 2.02, 2.04, 3.12, 3.21 or 10.01 hereof, the principal amount of the Purchase Price (net of any amounts with respect to which a distribution of principal has already been made) and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.01, 2.02 or 2.04 hereof during the related Prepayment Period, (iv) the aggregate amount of the principal portion of Liquidation Proceeds and the principal portion of Insurance Proceeds received with respect to such Group I Loan net of any withdrawals permitted hereunder to be made by the Servicer from the Custodial Account with respect to such Group I Loan, (v) for each Group I Loan with respect to which any other unscheduled recovery of principal has been received during the related Prepayment Period, the amount of such unscheduled recovery, (vi) that portion, if any, of the Class S Interest Distribution Amount for such Distribution Date allocated to the Class [A-I] Certificates (as provided in the definition of Class S Interest Distribution Amount) in respect of the principal portion of Realized Losses on [Group I Loans] in the related Prepayment Period, (vii) amounts withdrawn from the Reserve Account in respect of the principal portion of Realized Losses related to [Group I Loans] in the related Prepayment Period in accordance with Section 4.07(c) and (viii) any amounts paid in respect of a Collateralization Deficit related to Loan Group I pursuant to the Policy, and (b) on the Scheduled Final Distribution Date, the outstanding Certificate Principal Balance of the Class [A-I] Certificates.

          Class [A-II] Principal Distribution Amount:  (a) On any Distribution
          ------------------------------------------
Date, the sum of (i) the principal due on the related Due Date for each Group II Loan and received during the related Due Period or with respect to which a Monthly Advance was made with respect to the related Due Period, (ii) for each Group II Loan that was prepaid during the related Prepayment Period, the amount of the Principal Prepayment including, with respect to any Group II Loan that was the subject of a Debt Service Reduction in any prior Prepayment Period, the amount of any such Principal Prepayment that exceeds the Principal Balance of such Group II Loan as of the date of the prepayment, (iii) for each Group II Loan that was purchased by the Seller or Servicer during the related Prepayment Period pursuant to Section 2.01, 2.02, 2.04, 3.12, 3.21 or 10.01 hereof, the principal amount of the Purchase Price (net of any amounts with respect to which a distribution of principal has already been made) and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.01, 2.02 or 2.04 hereof during the related Prepayment Period, (iv) the aggregate amount of the principal portion of Liquidation Proceeds and the principal portion of Insurance Proceeds received with respect to such Group II Loan net of any withdrawals permitted hereunder to be made by the Servicer from the Custodial Account with respect to such Group II Loan, (v) for each Group II Loan with respect to which any other unscheduled recovery of principal has been received during the related Prepayment Period, the amount of such unscheduled recovery, (vi) that portion, if any, of the Class S Interest Distribution Amount for such Distribution Date allocated to the Class [A-II] Certificates (as provided in the definition of Class S Interest Distribution

Amount) in respect of the principal portion of Realized Losses on [Group II Loans] in the related Prepayment Period, (vii) amounts withdrawn from the Reserve Account in respect of the principal portion of Realized Losses related to [Group II Loans] in the related Prepayment Period in accordance with Section 4.07(c) and (viii) any amounts paid in respect of a Collateralization Deficit related to Loan Group II pursuant to the Policy, and (b) on the Scheduled Final Distribution Date, the outstanding Certificate Principal Balance of the Class [A-II] Certificates.]

          Class R Certificate:  A Certificate executed and authenticated by the
          -------------------
Trustee in substantially the form set forth in Exhibit C and designated as a Class R Certificate and evidencing an interest designated as a "residual interest" in the Trust REMIC for purposes of the REMIC Provisions.

          Class S Certificate:  A Certificate executed and authenticated by the
          -------------------
Trustee in substantially the form set forth in Exhibit B hereto and designated as a Class S Certificate and evidencing ownership of interests designated as "regular interests" in the Trust REMIC for purposes of the REMIC Provisions.

          Class S Interest Distribution Amount:  On any Distribution Date, (a)
          ------------------------------------
the aggregate of the product of (i) the Principal Balance of each Mortgage Loan immediately after the Distribution Date preceding such Distribution Date (or, with respect to the first Distribution Date, immediately prior to the Closing
Date) and (ii) one-twelfth of [____]%, minus (b) the aggregate amount of Prepayment Interest Shortfalls and Relief Act Shortfalls allocated to the Class S Certificates pursuant to Section 4.05 on such Distribution Date. On any Distribution Date with respect to which there are Realized Losses, the Class S Interest Distribution Amount, to the extent of such Realized Losses, shall be allocated between the Class [A-I] and Class [A-II] Certificates in proportion to the principal portion of Realized Losses on the related Loan Group for the related Distribution Date.

          Clearing Agency:  An organization registered as a "clearing agency"
          ---------------
pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, which initially shall be DTC.

          Code:  The Internal Revenue Code of 1986.
          ----

          Collateralization Deficit: With respect to any Distribution Date and a
          -------------------------
Loan Group, the excess of (x) the aggregate outstanding Certificate Principal Balance of the related Class of Class A Certificates (after giving effect to all distributions to be made on such Distribution Date other than distributions from amounts attributable to related Insured Payments) as of such Distribution Date over (y) the aggregate outstanding Principal Balance of the Mortgage Loans in such Loan Group as of the close of business on the related Due Date (reduced, to the extent not already reflected, by any amounts received by the Servicer in respect of scheduled payments of principal after such Due Date but before the related Determination Date and any amounts allocable to principal paid by the Servicer as part of a Monthly Advance after such Due Date but on or before the related Servicer Advance Date, in each case with respect to the Mortgage Loans in such Loan Group).

          Converted Mortgage Loan:  A Convertible Mortgage Loan the interest on
          -----------------------
which has converted to a fixed interest rate in accordance with the terms of the related Mortgage Note.

          Convertible Mortgage Loan:  Any Mortgage Loan which by its terms
          -------------------------
grants to the related Mortgagor the option to convert the interest rate borne by such Mortgage Loan from an adjustable interest rate to a fixed interest rate.

          Converting Mortgage Loan:  Any Convertible Mortgage Loan with respect
          ------------------------
to which the related Mortgagor has given notice of its intent to convert from an adjustable interest rate to a fixed interest rate and prior to the conversion of such Convertible Mortgage Loan.

          Corporate Trust Office:  The designated office of the Trustee in the
          ----------------------
State of [____________] at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at [_______________________________________].

          Credit Support:  The Certificate Guaranty Insurance Policy, Letter of
          --------------
Credit, the Reserve Account or the Alternative Credit Support specified in this Agreement.

          [Cumulative Insurance Payments:  As of any time of determination, the
           -----------------------------
aggregate amount of all Insured Payments previously made by the Certificate Insurer under the Policy plus any unpaid Certificate Insurer Premium, plus interest thereon from the date such amounts became due until paid in full, at a rate of interest equal to the Late Payment Rate and in accordance with Section 3.03(a) of the Insurance Agreement, minus the sum of the aggregate of all payments previously made to the Certificate Insurer pursuant to Section 4.02 hereof as reimbursement for such amounts.]

          Custodial Account:  The deposit account or accounts created and
          -----------------
maintained by the Servicer pursuant to Section 3.07 hereof in the name of a depository institution which may be the Servicer for the benefit of the Certificateholders and the Certificate Insurer, which account or accounts must be Eligible Accounts.

          Cut-off Date: [____________], 199[_]
          ------------

          Debt Service Reduction:  With respect to any Mortgage Loan, a
          ----------------------
reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

          Deficiency Amount:  With respect to each Class of the Class A
          -----------------
Certificates as of any Distribution Date, the sum of (i) any shortfall in the related Available Distribution Amount to pay the Class [A-I] Interest Distribution Amount or Class [A-II] Interest Distribution Amount, as applicable, and (ii) the related Collateralization Deficit.

          Deficient Valuation:  With respect to any Mortgage Loan, a valuation
          -------------------
by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or that results in a permanent forgiveness of principal, which valuation in either case results from a proceeding under the Bankruptcy Code.

          Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a
          ---------------------
Replacement Mortgage Loan.

          Delinquency Amount:  As of any Distribution Date, the product of the
          ------------------
Rolling Three Month Delinquency Percentage and the aggregate Principal Balances of the Mortgage Loans as of the close of business on the last day of the related Due Period immediately preceding such Distribution Date.

          Delinquency Percentage:  With respect to any Distribution Date, the
          ----------------------
percentage equivalent of a fraction (a) the numerator of which equals the aggregate Principal Balances of all Mortgage Loans that are 90 or more days delinquent, in foreclosure or converted to REO Properties as of the close of business on the last day of the related Due Period and (b) the denominator of which is the aggregate Principal Balance of the Mortgage Loans as of the close of business on the last day of such Due Period.

          Delivered:  With respect to any Eligible Investment, when the steps
          ---------
applicable to such item as specified below are completed:

          (i) if such item is an instrument, delivering such instrument to the Trustee endorsed to the Trustee or endorsed in blank;

          (ii) if such item is a certificated security, delivering such certificated security to the Trustee in bearer form or in registered form issued to the Trustee or endorsed to the Trustee or endorsed in blank by an effective endorsement;

          (iii) if such item is a security entitlement other than a United States Security Entitlement, causing a securities intermediary (who shall maintain the related financial asset in a quantity corresponding to the aggregate of all security entitlements it has established with respect to such financial asset) to indicate by book entry that such security entitlement has been credited to a securities account of the Trustee with such securities intermediary;

          (iv) if such item is a United States Security Entitlement, causing a securities intermediary (who shall maintain the related financial asset in a quantity corresponding to the aggregate of all security entitlements it has established with respect to such financial asset) to indicate by book entry that such United States Security Entitlement has been credited to a securities account of the Trustee with such securities intermediary;

          (v) if such item is a securities account, causing the securities intermediary to indicate by book entry that all security entitlements carried in the securities account have been credited to such securities account; and

          (vi) if such item is an uncertificated security, causing the issuer of such uncertificated security to register the Trustee as the registered owner of such uncertificated security.

          Delivery Date:  [____________], 199[_].
          -------------

          Depository Agreement:  The Letter of Representation dated as of March
          --------------------
27, 1998 by and among DTC, the Seller and the Trustee.

          Determination Date:  The 15th day (or if such 15th day is not a
          ------------------
Business Day, the Business Day immediately preceding such 15th day) of the month of the related Distribution Date.

          Disqualified Organization:  Any organization defined as a
          -------------------------
"disqualified organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code. A Disqualified Organization also includes any "electing large partnership" as defined in Section 775(a) of the Code and any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          Distribution Date:  The 25th day of each calendar month, or if such
          -----------------
25th day is not a Business Day, the next succeeding Business Day, commencing in [___], 199[_].

          DTC:  The Depository Trust Company.
          ---

          Due Date:  The first day of the calendar month in which the related
          --------
Distribution Date occurs.

          Due Period:  The period from and including the second day of the
          ----------
calendar month preceding the calendar month in which any Distribution Date occurs to and including the first day of the calendar month in which such Distribution Date occurs.

          Eligible Account:  Either (i) an account or accounts maintained with a
          ----------------
federal or state-chartered depository institution or trust company (which may be the Servicer or an affiliate of the Servicer or which may be the Trustee or an affiliate of the Trustee) the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated by each Rating Agency not lower than P-1 in the case of Moody's and A-1+ in the case of Standard & Poor's, (ii) an account or accounts the deposits in which are fully insured by the FDIC, provided that any such deposits not so insured shall be otherwise maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and the Rating Agencies) the applicable Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity, provided that any such state chartered depository institution is subject to regulation regarding funds on deposit substantially similar to the regulations set forth in 12 C.F.R. ' 9.10(b) or
(iv) any account maintained at any Federal Home Loan Bank.

          Eligible Investments:  At any time, any one or more of the following
          --------------------
obligations, instruments and securities:

          (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

          (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term rating of Moody's and Standard & Poor's, or such lower ratings as are acceptable to the Certificate Insurer and will not result in the downgrading or withdrawal of the rating, if any, then assigned to the Class A Certificates by each applicable Rating Agency;

          (iii) commercial paper (having original maturities of not more than 270 days) which is then rated in the highest commercial paper rating category of Moody's and Standard & Poor's, or such lower category as is acceptable to the Certificate Insurer and will not result in the downgrading or withdrawal of the rating then assigned to the Class A Certificates by each applicable Rating Agency;

          (iv) certificates of deposit, demand or time deposits, federal funds or bankers' acceptances (in each case having maturities of not more than 365 days) issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long-term debt obligations of such depository institution or trust company (or in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the commercial paper or long-term debt obligations of such holding company) are then rated in the highest rating category of Moody's and Standard & Poor's, in the case of commercial paper, and in the highest category in the case of long-term debt obligations, or such lower categories as is acceptable to the Certificate Insurer and will not result in the downgrading or withdrawal of the rating then assigned to the Class A Certificates by each applicable Rating Agency, and, in the case of short-term debt obligations which have maturities of 30 days or less, a rating of P-1 by Moody's, and a rating of A-1+ by Standard & Poor's;

          (v)     demand or time deposits or certificates of deposit issued by
     (a) any Federal Home Loan Bank or (b) any bank or trust company or savings association which is rated at least "A" by Standard & Poor's which has combined capital, surplus and undistributed profits of not less than $50 million and fully insured by the FDIC;

          (vi) repurchase obligations with respect to any security described in (i) and (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

          (vii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment or contractual commitment providing for such investments are then rated in the highest rating category of Moody's and Standard & Poor's or in such lower rating category as will not result in the downgrading or withdrawal of the rating, if any, then assigned to the Class A Certificates by each applicable Rating Agency;

          (viii) such other investments which are acceptable to the Certificate Insurer and do not adversely affect the rating, if any, on the Class A Certificates by each applicable Rating Agency; and

          (ix) units of taxable money-market portfolios rated in the highest rating category by Moody's and Standard & Poor's and not restricted to obligations issued or guaranteed by any agency or instrumentality of the United States or entities whose obligations are backed by the full faith and credit of the United States and repurchase agreements collateralized by such obligations.

provided that (A) such obligation or security is held for a temporary period pursuant to Treasury Regulations Section 1.860G-2(g)(1), and (B) Eligible Investments shall include only such obligations or securities that mature on or before the (i) Business Day immediately preceding the next Distribution Date with respect to amounts on deposit in the Certificate Account or the Reserve Account and (ii) the second Business Day immediately preceding the next Distribution Date with respect to amounts on deposit in the Custodial Account. In addition, no Eligible Investment which incorporates a penalty for early withdrawal will be used unless the maturity of such Eligible Investment is on or before the Business Day immediately preceding the next Distribution Date.

          Escrow Account:  As defined in Section 3.08.
          --------------

          Event of Default:  As defined in Section 8.01 hereof.
          ----------------

          FDIC:  The Federal Deposit Insurance Corporation, or any successor
          ----
thereto.

          FHLMC:  The Federal Home Loan Mortgage Corporation, a corporate
          -----
instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

          Final Distribution Date:  The Distribution Date on which the final
          -----------------------
distribution in respect of the Certificates will be made pursuant to Section 10.01, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 10.03.

          Five-Year Index:  With respect to any Mortgage Loan and as to any
          ---------------
Adjustment Date therefor, a per annum rate equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of five years as reported by the Federal Reserve Board in statistical Release No. H.15(519) as of the date specified in the related Mortgage Note, or, in the event that such index is no longer available, an index selected by the Servicer and reasonably acceptable to the Trustee that is based on comparable information.

          FNMA:  The Federal National Mortgage Association, a federally
          ----
chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

          [Group I Loans]:  The Mortgage Loans designated on the Mortgage Loan
          ---------------
Schedule attached hereto as Exhibit D-1. The [Group I Loans] relate to the Class [A-I] Certificates.

          [Group II Loans]:  The Mortgage Loans designated on the Mortgage Loan
          ----------------
Schedule attached hereto as Exhibit D-2. The [Group II Loans] relate to the Class [A-II] Certificates.

          Index:  Any or all of the One-Year Index, Three-Year Index and Five-
          -----
Year Index.

          Indirect Participants:  Entities, such as banks, brokers, dealers and
          ---------------------
trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

          Initial Certificate Principal Balance:  With respect to the Class
          -------------------------------------
[A-I] Certificates, $[______________], and with respect to the Class [A-II] Certificates, $[_________________].

          [Insurance Account:  The account or accounts created and maintained
           -----------------
pursuant to Section 4.06, which shall be entitled [NAME OF TRUSTEE], as trustee, in trust for the registered holders of Chevy Chase Bank Home Loan Trust 1998- ____, Mortgage-Backed Pass-Through Certificates, Series 199[_]-[_____], Class A," and which must be an Eligible Account.]

          Insurance Proceeds:  Amounts paid pursuant to any insurance policy
          ------------------
with respect to a Mortgage Loan that have not been used to restore the related property.

          Insured Payment:  With respect to each Class of the Class A
          ---------------
Certificates, as of any Distribution Date, the related Deficiency Amount, if any, for such Distribution Date.


          [Late Payment Rate:  As defined in the Certificate Guaranty Insurance
           -----------------
Policy.]

          Lender-Paid MI Loan:  A Mortgage Loan so indicated on the Mortgage
          -------------------
Loan Schedule.

          [L/C Bank:  The issuer, if any, of the Letter of Credit with respect
           --------
to the Certificates]

          [Letter of Credit:  The irrevocable stand-by letter of credit issued
           ----------------
by the L?C Bank in favor of the Trustee for the benefit of the Certificateholders, terms of which, to the extent not specified herein, shall be specified in such Letter of Credit.]

          Liquidated Loan:  With respect to any Distribution Date, a Mortgage
          ---------------
Loan which, as of the close of business on the Business Day next preceding the related Determination Date, (a) has been liquidated through deed in lieu of foreclosure, sale in foreclosure, trustee's sale or other realization as provided by applicable law of real property subject to the related Mortgage and any security agreements or (b) with respect to which payment under related private mortgage insurance or hazard insurance and/or from any public or governmental authority on account of a taking or condemnation of any such property has been received; provided, however, that any REO Property shall not be treated as a Liquidated Loan until such property has been finally liquidated.

          Liquidation Expenses:  Customary and reasonable "out of pocket"
          --------------------
expenses incurred by the Servicer (or the related Sub-Servicer) in connection with the liquidation of any defaulted Mortgage Loan and not recovered by the Servicer (or the related Sub-Servicer) under a Primary Mortgage Insurance Policy for reasons other than the Servicer's failure to comply with Section 3.10 hereof, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended by the Servicer pursuant to Section 3.11 hereof respecting the related Mortgage and any related and unreimbursed expenditures for real estate property taxes or for property restoration or preservation to the extent not previously reimbursed under any hazard insurance policy for reasons other than the Servicer's failure to comply with Section 3.11 hereof.

          Liquidation Proceeds:  Amounts other than Insurance Proceeds received
          --------------------
in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property.

          Loan Group:  Either or both of Loan Group I and Loan Group II.
          ----------

          Loan Group I:  The group of Mortgage Loans comprised of the [Group I
          ------------
Loans].

          Loan Group II:  The group of Mortgage Loans comprised of the [Group II
          -------------
Loans].

          Loan-to-Value Ratio:  As of any date, the fraction, expressed as a
          -------------------
percentage, the numerator of which is the Principal Balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property or, in the case of a Replacement Mortgage Loan, the appraised value of the related Mortgaged Property based upon an appraisal made within 180 days prior to the date of substitution of such Replacement Mortgage Loan for a Deleted Mortgage Loan.

          Margin:  As to each Mortgage Loan, the fixed percentage set forth in
          ------
the related Mortgage Note, which percentage is added to the applicable Index on each Adjustment Date to determine (subject to rounding in accordance with the related Mortgage Note, the applicable Periodic Cap, Maximum Interest Rate and Minimum Interest Rate) the interest rate to be borne by such Mortgage Loan until the next Adjustment Date thereof.

          Maturity Date:  The latest possible maturity date, solely for purposes
          -------------
of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which the Certificate Principal Balance, if any, of each Class of Regular Certificates would be reduced to zero as determined under a hypothetical scenario which assumes that such date is the Distribution Date in the month of the maturity date of the Mortgage Loan with the latest scheduled maturity date. The Maturity Date for each Class of Regular Certificates is October 25, 2031.

          Maximum Interest Rate:  As to any Mortgage Loan, the maximum interest
          ---------------------
rate that may be borne by such Mortgage Loan as set forth in the related Mortgage Note, which rate may be applicable to such Mortgage Loan at any time during the life of such Mortgage Loan.

          Minimum Interest Rate:  As to any Mortgage Loan, the minimum interest
          ---------------------
rate that may be borne by such Mortgage Loan as set forth in the related Mortgage Note, which rate may be applicable to such Mortgage Loan at any time during the life of such Mortgage Loan.

          Monthly Advance:  The aggregate of the advances made by or on behalf
          ---------------
of the Servicer with respect to any Distribution Date pursuant to Section 5.01 hereof, the amount of any such advances being equal to the regular monthly installments of principal and interest on the Mortgage Loans that were due on the related Due Date and delinquent as of the close of business on the related Determination Date, after adjustment of any delinquent interest payment to be equal to interest at a rate equal to the Mortgage Rate less the Servicing Fee Rate on the Principal Balance of the Mortgage Loans, less the aggregate amount of any such delinquent payments that the Servicer has determined would constitute a Nonrecoverable Advance if made.

          Monthly Payment:  The scheduled monthly payment of principal and
          ---------------
interest on a Mortgage Loan.

          Moody's:  Moody's Investors Service, Inc. or any successor thereto.
          -------

          Mortgage:  The mortgage, deed of trust or other instrument creating a
          --------
first lien on a fee simple or leasehold estate in real property securing a Mortgage Note.

          Mortgage File:  For each Mortgage Loan, the Trustee Mortgage File and
          -------------
the Servicer Mortgage File.

          Mortgage Loan:  Each of the mortgage loans transferred and assigned to
          -------------
the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund, evidenced by a Mortgage Note and secured by a Mortgage, the mortgage loans so held being identified in the Mortgage Loan Schedule, as amended from time to time.

          Mortgage Loan Purchase Agreement:  The Mortgage Loan Purchase
          --------------------------------
Agreement dated as of March 1, 1998 between the Seller, Credit Suisse First Boston Corporation and the Seller, pursuant to which the Seller purchased the Mortgage Loans from the Seller.

          Mortgage Loan Repurchase Price:  The price, calculated as set forth in
          ------------------------------
Section 10.01, to be paid in connection with the repurchase of the Mortgage Loans pursuant to an Optional Termination of the Trust Fund.

          Mortgage Loan Schedule:  The list of Mortgage Loans transferred to the
          ----------------------
Trustee as part of the Trust Fund for the Certificates and from time to time subject to this Agreement (as from time to time amended by the Servicer to reflect the addition of Replacement Mortgage Loans and the deletion of Deleted Mortgage Loans pursuant to the provisions of this Agreement), attached hereto as Exhibit D-1 (with respect to the [Group I Loans]) and Exhibit D-2 (with respect
-----------                                           -----------
to the [Group II Loans]), setting forth the following information with respect to each Mortgage Loan:

             (i)  the loan number;

             (ii) the city, state and zip code for each Mortgaged Property;

               (iii) the applicable Index;

                (iv) the Margin;

                 (v) the Maximum Interest Rate;

                (vi) the Minimum Interest Rate;

               (vii) the original term to maturity;

              (viii) the remaining term to maturity;

                (ix) the original principal balance;

                 (x) the Principal Balance as of the Cut-off Date;

                (xi) the first Due Date;

               (xii) the Monthly Payment in effect as of the Cut-off Date;

              (xiii) the Loan-to-Value Ratio at origination;

               (xiv) the Appraised Value of the Mortgaged Property;

                (xv) the Net Mortgage Rate;

               (xvi) a code indicating whether the Mortgaged Property is either
                     (a) a detached single-family dwelling or a de minimis planned unit development, (b) a condominium unit or a dwelling in a planned unit development, or (c) a two- to four-family residential property;

              (xvii) a code indicating whether the Mortgaged Property at the time of origination was represented to be owner-occupied;

             (xviii) a code indicating whether the Mortgage Loan is a Lender-
                     Paid MI Loan; and

               (xix) the purpose for which the financing was made.

Such schedule shall also set forth the total of the amounts described under (ix) above for all of the Mortgage Loans. Such schedule may be in the form of more than one list collectively setting forth all of the information required and shall also be in a computer-readable format acceptable to the Trustee and the Certificate Insurer.

          Mortgage Note:  The original executed note or other evidence of the
          -------------
indebtedness of a Mortgagor under a Mortgage Loan, including a lost note affidavit with a copy of the related note.

          Mortgage Rate:  The annual rate of interest borne by a Mortgage Note,
          -------------
which is set forth in the related Mortgage Note. The Mortgage Rate for each Mortgage Loan as of the Cut-off Date will be adjusted on each Adjustment Date to a rate equal to the sum of the Index applicable to such Adjustment Date and the Margin, rounded to or up to the nearest multiple of 0.125%, as specified in the related Mortgage Note, subject to the application of the applicable Periodic Cap, Maximum Interest Rate and Minimum Interest Rate.

          Mortgaged Property:  The underlying property securing a Mortgage Loan.
          ------------------

          Mortgagor:  The obligor on a Mortgage Note.
          ---------

          Net Mortgage Rate:  As to each Mortgage Loan, with respect to any
          -----------------
Distribution Date, a rate per annum equal to (a) the Mortgage Rate in effect as of the Due Date in the preceding calendar month minus (b) the Adjusted Servicing Fee Rate minus (c) the Trustee Fee Rate minus (d) [_____]% per annum.

          1933 Act:  The Securities Act of 1933, as amended.
          --------

          Nonrecoverable Advance:  The portion of any Monthly Advance previously
          ----------------------
made or proposed to be made by the Servicer or other advance previously made by the Servicer that, in the good faith judgment of the Servicer, will not or, in the case of a current delinquency, would not be, ultimately recoverable by the Servicer from Insurance Proceeds or Liquidation Proceeds (net of Liquidation Expenses) with respect to the related Mortgage Loan.

          Officers' Certificate:  A certificate signed by the Chairman of the
          ---------------------
Board, any Vice Chairman of the Board, the President, an Executive Vice President, Senior Vice President, a Vice President, or other authorized officer, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Seller, the Seller, the Servicer, a Sub-Servicer or the Trustee, as the case may be, and delivered to [the Certificate Insurer], the Seller, the Servicer or the Trustee, as required by this Agreement.

          One-Year Index:  With respect to any Mortgage Loan and as to any
          --------------
Adjustment Date therefor, a per annum rate equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H.15(519) as of the date specified in the related Mortgage Note, or, in the event that such index is no longer available, an index selected by the Servicer and reasonably acceptable to the Trustee that is based on comparable information.

          Opinion of Counsel:  A written opinion of counsel, who may be counsel
          ------------------
for the Seller or the Servicer, reasonably acceptable to the Trustee [and the Certificate Insurer]. With respect to the definition of Eligible Account in this Article I and Sections 2.04 and 7.04 hereof and any opinion dealing with the qualification of a REMIC or compliance with the REMIC Provisions, such counsel must (i) in fact be independent of the Seller and the Servicer, (ii) not have any direct financial interest in the Seller or the Servicer or in any affiliate of either of them and (iii) not be connected with the Seller or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

          Optional Termination:  The purchase of the Mortgage Loans pursuant to
          --------------------
Section 10.01.

          Optional Termination Date:  The date fixed by the Servicer for the
          -------------------------
purchase of the Mortgage Loans pursuant to Section 10.01.

          Participant:  A broker, dealer, bank, other financial institution or
          -----------
other Person for whom DTC effects book-entry transfers and pledges of securities deposited with DTC.

          Pass-Through Entity:  (a) a regulated investment company described in
          -------------------
Section 851 of the Code, a real estate investment trust described in Section 856 of the Code, a common trust fund or an organization described in Section 1381(a) of the Code, (b) any partnership, trust or estate or (c) any person holding a Class A Certificate as nominee for another person.

          Percentage Interest:  The percentage interest (which may be expressed
          -------------------
as a fraction) evidenced by any Certificate, which (a) in the case of each Class of the Class A Certificates, is equal to a fraction, the numerator of which is the Initial Certificate Principal Balance of such Certificate, and the denominator of which is equal to the aggregate Initial Certificate Principal Balances of all Certificates of the same Class and (b) in the case of the Class S or Class R Certificates, is set forth on the face thereof.

          Periodic Cap:  With respect to each Mortgage Loan, the maximum
          ------------
increase or decrease in the Mortgage Rate on any Adjustment Date (other than with respect to certain of the Mortgage Loans, the first Adjustment Date for such Mortgage Loan), as specified in the related Mortgage Note.

          Person:  Any individual, corporation, partnership, joint venture,
          ------
association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

          [Policy:  The Certificate Guaranty Insurance Policy No. _____ issued
           ------
by the Certificate Insurer in respect of the Class A Certificates, a copy of which is attached hereto as Exhibit L.]

          Prepayment Interest Shortfall:  As to any Distribution Date and any
          -----------------------------
Mortgage Loan (other than a Mortgage Loan secured by an REO Property) that was the subject of a Principal Prepayment during the related Prepayment Period, an amount equal to the excess of one month's interest at the Mortgage Rate on the Principal Balance of such Mortgage Loan over the amount of interest paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment.

          Prepayment Period:  With respect to any Distribution Date, the
          -----------------
calendar month prior to the month in which such Distribution Date occurs.

          Primary Mortgage Insurance Policy:  Each primary policy of mortgage
          ---------------------------------
guaranty insurance with respect to the Mortgage Loans or any replacement policy therefor.

          Principal Balance:  With respect to any Mortgage Loan, as of the date
          -----------------
of any determination, the principal balance of such Mortgage Loan remaining to be paid by the Mortgagor as of the Cut-off Date after deduction of all payments due on or before the Cut-off Date, reduced (but not below zero) by the sum of
(i) all amounts previously received or collected by the Servicer in respect of principal of such Mortgage Loan subsequent to the Cut-off Date, other than amounts representing payments due on such Mortgage Loan on or prior to the Cut-off Date; (ii) all Liquidation Proceeds (net of Liquidation Expenses) and Insurance Proceeds allocated to principal; (iii) all amounts allocable to the principal of such Mortgage Loan previously paid by the Servicer as part of a Monthly Advance, in each case which were distributed to Certificateholders pursuant to Section 4.02; and (iv) all Realized Losses allocated to Certificateholders with respect thereto on any previous Distribution Date. In the case of a Replacement Mortgage Loan, "Principal Balance" shall mean, at the time of any determination, the principal balance of such Replacement Mortgage Loan on the date of substitution after deduction of all payments due on or before the Due Date in the month of substitution, reduced by the sums described in (i) through (iv), above, after such Due Date.

          Principal Prepayment:  Any Mortgagor payment or other recovery of
          --------------------
principal on a Mortgage Loan that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          Purchase Price: With respect to any Mortgage Loan required to be
          --------------
purchased by the Seller or Servicer pursuant to Section 2.01, 2.02, 2.04 or 3.12 or which the Servicer purchases pursuant to Section 3.21 the sum of (i) 100% of the Principal Balance of the Mortgage Loan on the date of such purchase, (ii) accrued and unpaid interest on the Mortgage Loan at a rate equal to the sum of the Net Mortgage Rate, the Trustee Fee Rate and 0.80% per annum to the next Due Date and (iii) the amount of any unreimbursed Monthly Advances and other advances made by the Servicer with respect to such Mortgage Loan and reimbursable to the Servicer hereunder. With respect to any Mortgage Loan required or allowed to be purchased, the Servicer or Seller, as applicable, shall deliver to the Trustee an Officers' Certificate as to the calculation of the Purchase Price.

          Qualified Certificate Insurer:  A mortgage guaranty insurance company
          -----------------------------
duly qualified as such under the laws of the state of its principal place of business and each other state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed by the insurance regulatory authority of the state of its principal place of business and, to the extent required by applicable law, each such other state, to transact a mortgage guaranty insurance business in such state and each such other state and to write the insurance provided by the insurance policy issued by it and approved as an insurer by FHLMC or FNMA and whose claims-paying ability will not adversely affect the rating on the Certificates.

          Rating Agency:  Moody's and Standard & Poor's or any successor
          -------------
thereto.

          Realized Loss:  An amount determined by the Servicer and evidenced by
          -------------
an Officers' Certificate delivered to the Trustee, in connection with any Mortgage Loan equal to (a) with respect to any Liquidated Loan, the excess of the Principal Balance of such Liquidated Loan plus interest thereon at a rate equal to the sum of the applicable Net Mortgage Rate and the Trustee Fee Rate from the Due Date as to which interest was last paid up to the Due Date next succeeding such liquidation over proceeds, if any, received in connection with such liquidation, after application of all withdrawals permitted to be made by the Servicer from the related Custodial Account with respect to such Mortgage Loan, (b) with respect to any Mortgage Loan which has become the subject of a Deficient Valuation, the excess of the Principal Balance of the Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation or (c) with respect to any Mortgage Loan which has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on such Mortgage Loan, assuming that the Mortgagor pays each Monthly Payment on the applicable Due Date and that no Principal Prepayments are received with respect to such Mortgage Loan, discounted monthly at the applicable Mortgage Rate.

          Record Date:  With respect to any Distribution Date, the close of
          -----------
business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

          Regular Certificates:  All of the Certificates other than the Class R
          --------------------
Certificates.

          Relief Act:  The Soldiers' and Sailors' Civil Relief Act of 1940, as
          ----------
amended.

          Relief Act Shortfalls:  With respect to any Distribution Date and any
          ---------------------
Mortgage Loan, the amount of any interest that is not collectible from the Mortgagor during the related Due Period pursuant to the Relief Act or similar legislation or regulations as in effect from time to time.

          REMIC:  A "real estate mortgage investment conduit", within the
          -----
meaning of Section 860D of the Code.

          REMIC Election:  An election, for federal income tax purposes, to
          --------------
treat certain assets as a REMIC.

          REMIC Regular Interest:  Any of the Class A Certificates and Class S
          ----------------------
Certificates. The Class A Certificates shall accrue interest at the related Certificate Rate in effect from time to time, minus the Certificate Insurer Premium Rate, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to their initial Certificate Principal Balance as set forth in the preliminary statement hereto. The Class S Certificates shall accrue interest at the related Certificate Rate, and shall not be entitled to any distributions of principal.

          REMIC Provisions:  Provisions of the federal income tax law relating
          ----------------
to REMICs, which appear at Section 860A through 860G of the Subchapter M of Chapter 1 of the Code and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

          REO Property:  Any Mortgaged Property acquired by or in the name of
          ------------
the Trustee for the benefit of the Certificateholders [and the Certificate Insurer] in foreclosure or by deed-in-lieu of foreclosure.

          Replacement Mortgage Loan:  A Mortgage Loan substituted by the
          -------------------------
Servicer or Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee,
(i) have an outstanding Principal Balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate Principal Balance, after such deduction), not in excess of the Principal Balance of the Deleted Mortgage Loan (the amount of any shortage to be deposited by the Servicer or Seller, as the case may be, in the Certificate Account in the month of substitution as set forth in Section 2.03 of this Agreement); (ii) at the time of substitution have a Net Mortgage Rate equal to or exceeding the Net Mortgage Rate of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than the Loan-to-Value Ratio of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than) the Deleted Mortgage Loan; (v) be of the same or better credit quality classification as that of the Deleted Mortgage Loan; and
(vi) comply with each representation and warranty relating to the Mortgage Loans set forth in Section 2.04 hereof.

          Required Insurance Policy:  With respect to any Mortgage Loan, any
          -------------------------
insurance policy that is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan, including each standard hazard and, if applicable, flood insurance policy.

          [Reserve Account:  The account established and maintained by the
           ---------------
Trustee in accordance with Section 4.07.]

          [Reserve Account Balance:  With respect to each Distribution Date
           -----------------------
(other than the first Distribution Date), the amount on deposit in the Reserve Account as of the preceding Distribution Date after giving effect to all distributions to be made on such preceding Distribution Date, and with respect to the first Distribution Date, as of the Closing Date.]

          Reserve Account Decrease Amount:  As of any Distribution Date, the
          -------------------------------
excess, if any, of the amount on deposit in the Reserve Account on such Distribution Date (after taking into account all allocations and distributions to be made on such Distribution Date, including payments from the Reserve Account in respect of Realized Losses) over the Reserve Account Requirement as of such Distribution Date.

          Reserve Account Increase Amount:  On any Distribution Date, the
          -------------------------------
excess, if any, of the Reserve Account Requirement as of such Distribution Date over the amount on deposit in the Reserve Account as of such Distribution Date (after taking into account all distributions to be made on such Distribution Date, including payments from the Reserve Account in respect of Realized Losses).


          Reserve Account Initial Target:  $[________________].
          ------------------------------

          Reserve Account Monthly Investment Income:  With respect to each
          -----------------------------------------
Distribution Date, actual investment income received in respect of deposits in the Reserve Account during the investment period applicable to the related Eligible Investment in which such deposits were invested.

          [Reserve Account Requirement:
           ---------------------------

          (a) As of the Delivery Date, zero;

          (b) for any Distribution Date occurring during the period commencing on the Delivery Date and ending on the later of the thirtieth distribution date following the Delivery Date and the date upon which an aggregate amount equal to one-half of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date has been received by the Class A Certificateholders as payments in reduction of the Certificate Principal Balance thereof, the greater of: (i) the Reserve Account Initial Target and (ii) 0.60 multiplied by the Delinquency Amount as of such Distribution Date; and

          (c) for any Distribution Date occurring after the end of the period in clause (b) above, the greatest of (i) 2% of the aggregate Principal Balance of the Mortgage Loans as of the close of business on the last day of the related Due Period preceding such Distribution Date, (ii) 0.60 multiplied by the Delinquency Amount and (iii) the greater of (x) 0.25% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date and (y) the aggregate Principal Balance of the three Mortgage Loans with the greatest Principal Balance as of such Distribution Date.

Notwithstanding the above, in the event of a claim on the Policy, the Reserve Account Requirement shall not step down from the amount of the Reserve Account Requirement in effect as of the Distribution Date immediately preceding such claim on the Policy until such time as the amount of such claim is reimbursed to the Certificate Insurer.]

          Responsible Officer:  When used with respect to the Trustee, the
          -------------------
Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          Rolling Three-Month Delinquency Percentage: As of any Distribution
          ------------------------------------------
Date, the fraction, expressed as a percentage, equal to the average of the Delinquency Percentage for each of the three (or one and two in the case of the first and second Distribution Dates) immediately preceding Due Periods.

          Rule 144A:  Rule 144A under the 1933 Act, as in effect from time to
          ---------
time.

          Scheduled Final Distribution Date:  [______________].
          ---------------------------------

          Seller:  Chevy Chase Bank, F.S.B. or its successor in interest.
          ------

          Servicer:  Chevy Chase Bank, F.S.B. or any successor under the terms
          --------
of this Agreement.

          Servicer Advance Date:  The date on which the Servicer is required to
          ---------------------
make a Monthly Advance pursuant to Section 5.04 hereof.

          Servicer Mortgage File:  All documents pertaining to a Mortgage Loan
          ----------------------
not required to be included in the Trustee Mortgage File and held by the Servicer or any Sub-Servicer.

          Servicer Trigger Event:  The occurrence of any of the following
          ----------------------
events:

          (a) cumulative Realized Losses since the Delivery Date equal or exceed 1.00% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date;

          (b) cumulative Realized Losses for the three year period commencing on the Delivery Date equal or exceed 0.75% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date; or

          (c) as of any Determination Date, the Rolling Three Month Delinquency Percentage exceeds 4.0%.

          Servicing Fee:  For each calendar month, as to each Mortgage Loan, (i)
          -------------
an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor, interest for the number of days covered by such payment of interest) at a rate equal to the sum of (A) the applicable Servicing Fee Rate and (B) in the case of Lender-Paid MI Loans, one-twelfth of the additional interest rate payable thereon by the related Mortgagor) on the Principal Balance of such Mortgage Loan immediately preceding the Distribution Date occurring in such month and (ii) increased by any late payment charges, assumption fees and other usual and customary fees collected from the Mortgagor and by any net income on Eligible Investments held in the Custodial Account.

          Servicing Fee Rate:  [______]% per annum.
          ------------------

          Servicing Officer:  Any officer of the Servicer involved in, or
          -----------------
responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Trustee and the Certificate Insurer on the Delivery Date by the Servicer pursuant to this Agreement, as such list may from time to time be amended.

          Standard & Poor's:  Standard & Poor's Ratings Services, a division of
          -----------------
the McGraw-Hill Companies, or its successor in interest.

          Sub-Servicer:  Any other entity with respect to any Mortgage Loan
          ------------
under any Sub-Servicing Agreement applicable to such Mortgage Loan and any successors and assigns under such Sub-Servicing Agreement.

          Sub-Servicing Agreement:  Any servicing agreement between the Servicer
          -----------------------
and a Sub-Servicer pursuant to which the Servicer delegates any of its servicing responsibilities with respect to any of the Mortgage Loans.

          Three-Year Index:  With respect to any Mortgage Loan and as to any
          ----------------
Adjustment Date therefor, a per annum rate equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of three years as reported by the Federal Reserve Board in statistical Release No. H.15(519) as of the date specified in the related Mortgage Note, or, in the event that such index is no longer available, an index selected by the Servicer and reasonably acceptable to the Trustee that is based on comparable information.

          Transferee Affidavit and Agreement:  As defined in Section
          ----------------------------------
6.02(g)(i)(B).

          Trust Fund:  Collectively, the assets of the Trust REMIC plus the
          ----------
Reserve Account and all amounts deposited therein pursuant to the provisions of this Agreement.

          Trust REMIC:  The corpus of the trust created by this Agreement
          -----------
consisting of (a) the Mortgage Loans listed in the Mortgage Loan Schedule, including all interest and principal received or receivable by the Seller on or with respect to the Mortgage Loans after the Cut-off Date, but not including payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date, together with the Mortgage Files relating to the Mortgage Loans, (b) REO Property, (c) the Custodial Account and the Certificate Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement, (d) any insurance policies with respect to the Mortgage Loans and (e) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property. The Trust REMIC specifically excludes the Reserve Account.

          Trustee:  [NAME OF TRUSTEE] not in its individual capacity, but solely
          -------
in its capacity as trustee for the benefit of the Certificateholders [and the Certificate Insurer] under this Agreement, and any successor thereto, as provided herein.

          Trustee Fee:  The fee payable to the Trustee on each Distribution Date
          -----------
for its services as Trustee hereunder, in an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the Principal Balance of the Mortgage Loans immediately prior to such Distribution Date.

          Trustee Fee Rate:  [____]% per annum.
          ----------------

          Trustee Mortgage File:  The mortgage documents listed in Section 2.01
          ---------------------
hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Trustee Mortgage File pursuant to this Agreement.

          United States Regulations: 31 C.F.R. Part 357; 12 C.F.R. Part 615,
          -------------------------
Subpart O; 12 C.F.R. Part 912; 12 C.F.R. Part 1511; 24 C.F.R. Part 81; 31 C.F.R.
Part 354; and 18 C.F.R. Part 1314.

          United States Securities Entitlement:  A "Security Entitlement" as
          ------------------------------------
defined in a United States Regulation.

          U.S. Person:  A citizen or resident of the United States, a
          -----------
corporation, partnership or other entity created or organized in, or under the laws of, the United States or any state (including the District of Columbia) thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

          Voting Rights:  The portion of the aggregate voting rights of all the
          -------------
Certificates evidenced by a Certificate. 98% of all Voting Rights will be allocated to the Class A Certificates in proportion to their Certificate Principal Balances, 1% of all Voting Rights will be allocated among the Class S Certificates in proportion to their Percentage Interests and 1.0% of all Voting Rights will be allocated to the Class R Certificates.


                                  ARTICLE II

                           CONVEYANCE OF TRUST FUND;
                        REPRESENTATIONS AND WARRANTIES

          SECTION 2.01.  Conveyance of Trust Fund.
                         ------------------------

          The Seller hereby sells, transfers, assigns, delivers, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders [and the Certificate Insurer], without recourse, the Seller's right, title and interest in and to (a) the Mortgage Loans listed in the Mortgage Loan Schedule, including all interest and principal received or receivable by the Seller on or with respect to the Mortgage Loans after the Cut-off Date, but not including payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date, which Mortgage Loans the Seller shall cause to be delivered to the Trustee on or prior to the Delivery Date, together with the Trustee Mortgage Files relating to the Mortgage Loans, (b) all amounts on deposit in the Reserve Account, (c) REO Property, (d) the Custodial Account, the Certificate Account and all amounts deposited therein or other property credited thereto pursuant to the applicable provisions of this Agreement, (e) any insurance policy with respect to the Mortgage Loans and (f) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

          The Seller hereby sells, transfers, assigns, delivers, sets over and otherwise conveys to the Trustee for the benefit of [the Certificate Insurer and] Certificateholders, without recourse, any and all right, title and interest of the Seller, if any, in and to (a) the Mortgage Loans listed in the Mortgage Loan Schedule, including all interest and principal received or receivable by the Seller on or with respect to the Mortgage Loans after the Cut-off Date, but not including payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date, (b) all amounts on deposit in the Reserve Account, (c) REO Property, (d) the Custodial Account, the Certificate Account and all amounts deposited therein or other property credited thereto pursuant to the applicable provisions of this Agreement, (e) any insurance policy with respect to the Mortgage Loans and (f) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

          The Holder of the Class S Certificates hereby transfers, assigns, delivers, sets over and otherwise conveys to the Trustee for the benefit of the Certificate Insurer and Certificateholders, without recourse, any and all right, title and interest of the Holder of the Class S Certificates, if any, in and to amounts on deposit in the Reserve Account, but not including any amounts to which the Holder of such Class S Certificates is entitled pursuant to Section 4.07, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash or other liquid property.

          In connection with any such transfer and assignment, the Seller shall deliver to, and deposit with, the Trustee the following documents or instruments with respect to each Mortgage Loan so assigned:

          (i) the Mortgage Note, endorsed without recourse to the order of the Trustee, with all intervening endorsements showing a complete chain of endorsement from the originator to the last endorser (or an original lost note affidavit from the Seller stating that the Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note, with respect to such Mortgage Loans identified in the Trustee's Initial Certification referenced in Section 2.02), and if the Mortgage Note or Mortgage or any other material document or instrument relating to the Mortgage Loan has been signed on behalf of the Mortgagor by another person, the original power of attorney or other instrument that authorized and empowered such person to sign, or a copy of the original power of attorney or other instrument;

          (ii) the original Mortgage, and any intervening assignment thereof, in each case as recorded, with evidence of recording indicated thereon;

          (iii) an original assignment or assignments of Mortgage showing an unbroken chain of title from the originator to the preceding assignee to the Trustee with evidence of recording indicated thereon;

          (iv) the original copy of each assumption, modification, written assurance or substitution agreement, if any, with respect to such Mortgage Loan, as identified on the Mortgage Loan Schedule;

          [(v)  the Letter of Credit, if any; and]

          [(vi)  any Alternative Credit Support.]

          Notwithstanding the foregoing, in the event that in connection with any Mortgage Loan the Seller cannot deliver an original recorded counterpart of any of the documents required to be delivered pursuant to clauses (ii) or (iii) above with evidence of recording thereon concurrently with the execution and delivery hereof, the Seller shall deliver, or cause the Servicer to deliver, to the Trustee a duplicate original or true copy of such document certified by the Seller or the Servicer or the applicable public recording office to be a true and complete duplicate original or copy of the original thereof submitted for recording, or a copy of the Mortgage certified by a title insurance or escrow company or companies reasonably acceptable to the Certificate Insurer, evidencing that such Mortgage or assignment of Mortgage has been delivered to the appropriate public recording office for recordation. In the event that the Seller cannot deliver a duplicate original or true copy certified as stated above of such document required to be delivered pursuant to clauses (ii) or
(iii) above, within 45 days of the Delivery Date, the Servicer shall purchase the related Mortgage Loan at the Purchase Price therefor. The Seller shall promptly deliver, or cause the Servicer to deliver, to the Trustee (A) such original document with evidence of recording indicated thereon or a photocopy of such document certified by the appropriate county recorder's office to be a true and complete copy of the original thereof, upon receipt thereof from the public recording official or from the Servicer, and (B) upon discovery of any defect or omission in the deliveries of any of items (ii) through (iv) above with respect to any Mortgage Loan, a correct and complete document or instrument meeting the requirements of such item or a certified copy thereof, certified by the relevant recording office, but in no event shall any such delivery be made later than 90 days following the Delivery Date (unless such document has not been returned from the relevant recording office at such time, in which case the Servicer shall make such delivery within 270 days of the Delivery Date; provided, however, that such 270 day period shall be extended to 360 days upon presentation of an officer's certificate of the Servicer to the effect that such document has not yet been returned from the relevant recording office, and shall be extended for additional thirty-day periods upon the written consent of the Certificate Insurer). From time to time the Servicer may forward or cause to be forwarded to the Trustee for the benefit of the Certificateholders and the Certificate Insurer additional original documents evidencing an assumption or modification of a Mortgage Loan.

          The Trustee shall promptly complete the endorsement of the Mortgage Note referred to in (i) above and the assignment of Mortgage referred to in
(iii) above to the Trustee for the benefit of the Holders of the Chevy Chase Bank Home Loan Trust 199_-____ Mortgage-Backed Pass-Through Certificates, Series 199[__]-[___] and [NAME OF Certificate Insurer]. The Trustee on behalf of the Servicer shall within 180 days of the Closing Date record in the appropriate public office for real property records each original assignment referred to in
(iii) above with respect to each Mortgaged Property, and the

Trustee shall release any such assignment to the Seller or the Servicer, as applicable, for such purpose. The Seller or the Servicer shall promptly deliver to the Trustee each original assignment with evidence of recording indicated thereon or a photocopy thereof certified by the appropriate county recorder's office to be a true and complete copy of the original thereof, upon receipt thereof from the public recording official. If any assignment is returned unrecorded to the Seller or the Servicer because of any defect therein, the Seller or the Servicer shall cure or correct such defect and cause such assignment to be recorded in accordance with this paragraph and if such defect is not cured the Servicer shall purchase the Mortgage Loan at the Purchase Price therefor.

          SECTION 2.02.  Acceptance by Trustee.
                         ---------------------

          The Trustee will hold the documents referred to in Section 2.01 above and the other documents constituting a part of the Trustee Mortgage Files delivered to it in trust for the use and benefit of all present and future Certificateholders and the Certificate Insurer. Upon execution and delivery of this Agreement and within 45 days after the execution and delivery of this Agreement, the Trustee shall ascertain whether all documents required to be delivered to it pursuant to Section 2.01 hereof are in its possession, and shall deliver to the Seller, [the Certificate Insurer] and the Servicer a certification (upon execution and delivery of this Agreement, the "Initial Certification" and within 45 days thereof, the "Final Certification", respectively) in the forms set forth as Exhibits E and F hereto to the effect
                                        ----------     -
that, as to each Mortgage Loan listed in the Mortgage Loan Schedule: (a) all documents required to be delivered to the Trustee pursuant to this Agreement are in its possession, (b) such documents have been reviewed by it and have not been mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, (c) based on its examination and only as to the foregoing documents, the information set forth in items (i) through (vi) of the definition of Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information contained in the documents in the Trustee Mortgage File and (d) each Mortgage Note has been endorsed and each assignment of Mortgage has been delivered as provided in Section 2.01 hereof. The Trustee shall deliver to the Seller, [the Certificate Insurer] and the Servicer a copy of such Final Certification. If, in the course of such review, the Trustee finds any document or documents constituting a part of a Mortgage File which do not meet the requirements of (a)-(d) above, the Trustee shall promptly notify the Servicer, [the Certificate Insurer] and the Seller in writing, and request that the Servicer correct or cure such defect. The Trustee shall promptly notify the Seller in writing if any original assignment referred to in clause
(iii) of Section 2.01 has not been received by it prior to June 30, 1998. In the event the Servicer or Seller shall fail to cure any document deficiency or defect reflected in the Final Certification or as otherwise required under
Section 2.01, it shall not be the obligation of the Trustee hereunder to cure the same, and the Servicer shall purchase the Mortgage Loan at the Purchase Price therefor.

          The Seller agrees that at any time and from time to time upon written request of the Trustee or the Certificate Insurer, the Seller shall promptly and duly execute and deliver any and all such further documents and assurances, and take such further actions as the Trustee reasonably may request in order to obtain or more fully vest the benefits of the assignment intended hereunder (as set forth hereinabove in Section 2.01 and hereinbelow in Section 2.03) and of the rights and powers herein granted.

          The Trustee shall retain possession and custody of each Trustee Mortgage File in accordance with and subject to the terms and conditions set forth herein.

          SECTION 2.03.  Representations, Warranties and
                         --------------------------------
                         Covenants of the Servicer and Seller.
                         ------------------------------------

          Chevy Chase, as Seller and Servicer, hereby represents and warrants to, and covenants with, the Seller, [the Certificate Insurer] and the Trustee that, as of the date hereof:

               (i) Chevy Chase is a federal savings bank, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

               (ii) Chevy Chase has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of Chevy Chase the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Seller and the Trustee, constitutes a legal, valid and binding obligation of Chevy Chase, enforceable against Chevy Chase in accordance with its terms, except that (A) the enforceability thereof may be limited to bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

               (iii) the execution and delivery of this Agreement by Chevy Chase, the servicing of the Mortgage Loans by Chevy Chase hereunder, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Chevy Chase and will not (A) result in a material breach of any term or provision of the charter or by-laws of Chevy Chase or
     (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which Chevy Chase is a party or by which it may be bound, or any statute, order or regulation applicable to Chevy Chase of any court, regulatory body, administrative agency or governmental body having jurisdiction over Chevy Chase; and Chevy Chase is not a party to, bound by, or in breach or violation of any material indenture or other material agreement or instrument, or subject to or in violation of any stature, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects, or, to Chevy Chase's knowledge would in the future materially and adversely affect, (1) the ability of Chevy Chase to perform its obligations under this Agreement or (2) the business, operations, financial condition, properties or assets of the Servicer taken as a whole;

               (iv) Chevy Chase is, and will remain, subject to supervision and examination by any state or federal authority as may be applicable and will remain in good standing and qualified to do business where so required by applicable law and is, and will remain an approved servicer of conventional mortgage loans for FNMA or FHLMC;

               (v) no litigation is pending or, to the best of Chevy Chase's knowledge, threatened, against Chevy Chase that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of Chevy Chase to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

               [(vi)   Chevy Chase will at all times comply in the performance
     of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy;]

               (vii) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Certificate Insurer, the Seller, any affiliate of the Seller or the Trustee and prepared by Chevy Chase pursuant to this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make the information, certificate, statement or report not misleading;

               (viii) except for permits and similar authorizations required under the securities or "blue sky" laws no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Chevy Chase of, or compliance by Chevy Chase with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, Chevy Chase has obtained the same;

               (ix) Chevy Chase will service the Mortgage Loans in accordance with the standards set forth in this Agreement; and

               (x) this Agreement and all other documents related hereto to which the Seller is a party have been approved by the Seller's board of directors, which approval is reflected in the minutes of such board, and shall continuously from the time of each such document's execution, be maintained as an official record of the Seller.

          SECTION 2.04. Representations, Warranties and Covenants of the Servicer and the Seller with respect to the Mortgage Loans.

          The Seller and the Servicer hereby represents and warrants to, and covenants with, the Seller, [the Certificate Insurer] and the Trustee for the benefit of the Certificateholders that, as to each Mortgage Loan, as of the Cut-off Date or such other date specifically set forth herein, and with respect to representation (i) listed below, as of the Delivery Date:

               (i) The information set forth in the Mortgage Loan Schedule is complete, true and correct.

               (ii) All payments required to be made up to, but excluding, the Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made; none of the Mortgage Loans are more than 30 days delinquent; Chevy Chase has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan.

               (iii) To the best of the Servicer's knowledge, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property.

               (iv) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded, if necessary to protect the interests of the Trustee, and which have been delivered to the Trustee or the Trustee's designee, the substance of which waiver, alteration or modification has been approved by the primary mortgage guaranty insurer, if any, and by the title insurer, to the extent required by the related policy and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule.

               (v) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

               (vi) All buildings upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located. All such insurance policies contain a standard mortgagee clause naming the Servicer, its successors and assigns as mortgagee and all premiums thereon have been paid. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA and FHLMC. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

               (vii) Any and all requirements of any federal, state or local law including, without limitation, environmental, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan and the related Mortgaged Property have been complied with.

               (viii) The Mortgage has not been satisfied, canceled or subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

               (ix) The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, and
     (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Seller. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage, except in the case of [___] [Group I Loans] representing [___]% of the aggregate Principal Balance of the [Group I Loans] as of the Cut-off Date and [___] [Group II Loans] representing

     [___]% of the aggregate Principal Balance of the [Group II Loans] as of the Cut-off Date, where the Seller was aware of the simultaneous creation of a second lien subordinate to the lien of the Mortgage.

               (x) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or reorganization.

               (xi) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

               (xii) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

               (xiii) The Mortgage Note and the Mortgage are not assigned or pledged, and immediately prior to the sale of the Mortgage Loan to the Seller the Seller was the sole owner of record and holder thereof and with full right to transfer and sell the Mortgage Loan to the Seller free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and with full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement.

               (xiv) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) organized under the laws of such state, or (C) qualified to do business in such state, or (D) federal savings and loan associations or national banks having principal offices in such state, or (E) not doing business in such state.

               (xv) The Mortgage Loan is covered by an ALTA lender's title insurance policy acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA and FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (ix)(A) and (B) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. The original title policy and all riders thereto are in the possession of the Servicer or the Trustee. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

               (xvi) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.

               (xvii) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

               (xviii) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

               (xix) The Mortgage Loan was originated by the Seller or a subsidiary of the Seller which is a FNMA-approved, FHLMC-approved or HUD-approved mortgage banker, or savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority. Principal payments on the Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Note is payable on the first day of each month in monthly installments of principal and interest, with interest in arrears, and requires Monthly Payments sufficient to amortize the original principal balance of the Mortgage Loan over a term of not more than [__] years, except for [__] Mortgage Loans with an amortization term and maturity of not more than [__] years. No Mortgage Loans have provisions which will require negative amortization. Except for [___] Mortgage Loans with an amortization term of [___] years and a maturity of [___] years, no Mortgage Loan requires a balloon payment at the end of its term.

               (xx) The origination practices used by the Seller and the collection practices used by the Servicer with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business. With respect to escrow deposits and escrow payments, if any, all such payments are in the possession of, or under the control of, the Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or escrow payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note.

               (xxi) The Mortgaged Property is free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof.

               (xxii) The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (B) otherwise by judicial foreclosure. There is no other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Servicer and the Servicer has no knowledge of any relief requested or allowed to the Mortgagor under the Relief Act.

               (xxiii) The Mortgage Loan was underwritten generally in accordance with the Seller's underwriting standards in effect at the time the Mortgage Loan was originated.

               (xxiv) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (ix) above.

               (xxv) The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the originator of the Mortgage Loan, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan.

               (xxvi) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Seller to the trustee under the deed of trust, except, in connection with a trustee's sale after default by the Mortgagor.

               (xxvii) Except for [____] [Group I Loans] representing [____]% of the aggregate Principal Balance of the [Group I Loans] as of the Cut-off Date and [__] [Group II Loans] representing [____]% of the aggregate Principal Balance of the [Group II Loans] as of the Cut-off Date, each of which was originated in accordance with the guidelines of the Seller and FNMA, no Mortgage Loan contains provisions pursuant to which Monthly Payments are (A) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (B) paid by any source other than the Mortgagor or
     (C) contains any other similar provisions which may constitute a "buydown" provision. No Mortgage Loan was a graduated payment mortgage loan as of the date of its origination. No Mortgage Loan has a shared appreciation or other contingent interest feature.

               (xxviii) The Seller does not expect, as to any particular Mortgage Loan included in the Trust Fund, that such Mortgage Loan will become a defaulted Mortgage Loan and that the related Mortgaged Property will be foreclosed upon (or acquired by deed-in-lieu of foreclosure).

               (xxix) No Mortgage Loan was made in connection with facilitating the trade-in or exchange of a Mortgaged Property.

               (xxx) The Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value of the Mortgage Loan.

               (xxxi) Each such Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% is and will be subject to a Primary Mortgage Insurance Policy, issued by a FNMA or FHLMC approved insurer, which insures that portion of the Mortgage Loan over 75% of the Loan-to-Value Ratio. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith, except in the case of the Lender-Paid MI Loans, where such premiums are paid by the Servicer from amounts collected in addition to the Mortgage Rate. The Mortgage Rate for each Mortgage Loan is net of any such insurance premium, except in the case of the Lender-Paid MI Loans.

               (xxxii) To the best of the Servicer's knowledge, the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupance of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities.

               (xxxiii) No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Cut-off Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay.

               (xxxiv) The Assignment of Mortgage, is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

               (xxxv) Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

               (xxxvi) If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets FNMA or FHLMC eligibility requirements.

               (xxxvii) With respect to each Convertible Mortgage Loan, (x) the related Mortgagor has the option to convert the interest rate borne by such Mortgage Loan from an adjustable interest rate to a fixed interest rate determined pursuant to the terms of the related Mortgage Note and (y) the fixed interest rate to be borne by each such Convertible Mortgage Loan upon the conversion of the interest rate on such Mortgage Loan is intended to approximate a market rate of interest for newly originated mortgages at the time of the conversion.

               (xxxviii) Each Mortgage is a "qualified mortgage" for purposes of the REMIC Provisions.

          Upon the discovery by the Seller, the Servicer, the Certificate Insurer or the Trustee (or upon notice thereof in writing from a Certificateholder) of a breach or breaches of any of the representations and warranties made in Section 2.04 in respect of any Mortgage Loan, or any breach of a representation or warranty of the Servicer set forth in Section 2.03, which breach or breaches, individually or in the aggregate, materially and adversely affect the interests of the Certificateholders or the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties. The Trustee shall promptly notify the Seller and Servicer of such breach and request that the Seller or Servicer, as the case may be, cure such breach within 60 days from the date of such notice, and if the Seller or Servicer does not cure such breach in all material respects, the Seller or Servicer, as the case may be, shall either (i) substitute a Replacement Mortgage Loan or Loans for the related Mortgage Loan, which substitution must be made as specified in this Section or (ii) purchase such Mortgage Loan held for the benefit of the Certificateholders and the Certificate Insurer from the Trustee at the Purchase Price therefor.

          The Seller or Servicer shall not have any right to substitute a Replacement Mortgage Loan or Loans for the affected Mortgage Loan more than three months after the Delivery Date (or more than two years after the Delivery Date if the related Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code), and any substitution must be accompanied by an Officers' Certificate delivered to the Trustee and the Certificate Insurer, certifying that such Replacement Mortgage Loan conforms to the requirements of this Agreement, and by an Opinion of Counsel to the effect that such substitution will not cause the Trust REMIC to fail to qualify as a REMIC and will not result in a prohibited transaction tax, which Opinion of Counsel shall be paid for by the Seller or Servicer, as the case may be. Notwithstanding the foregoing, if any such breach would cause a Mortgage Loan to be other than a "qualified mortgage loan" as described in Section 860G(a)(3) of the Code, any substitution or purchase shall occur within 90 days of the discovery of the breach.

          As to any Replacement Mortgage Loan or Loans, the Seller or Servicer shall deliver to the Trustee for such Replacement Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed to the Trustee for the benefit of the Certificate Insurer and the Holders of the Chevy Chase Bank Home Loan Trust 199_-____ Mortgage-Backed Pass-Through Certificates, Series 199_-_____. No substitution will be made in any calendar month after the Determination Date for such month. Monthly payments due with respect to Replacement Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be remitted by the Servicer or Seller to the Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due on such Deleted Mortgage Loan for such month and thereafter the Seller or Servicer, as the case may be, shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

          Upon such substitution, the Servicer shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects and the Seller shall be deemed to have made, as of the date of substitution, with respect to the Replacement Mortgage Loan or Loans, the representations and warranties pertaining to the Mortgage Loans contained in Section 2.04 hereof. Upon receipt of the Trustee Mortgage File pertaining to any Replacement Mortgage Loans, the Trustee shall release the Trustee Mortgage File held for the benefit of the Certificateholders and the Certificate Insurer relating to such Deleted Mortgage Loan to the Seller or Servicer as applicable and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest title (to the extent that such title was transferred to the Trustee) in the Seller or Servicer as applicable, or its designee to any Deleted Mortgage Loan substituted for pursuant to this Section 2.04.

          In any month in which the Seller or Servicer substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (if any) by which the aggregate Principal Balance of all such Replacement Mortgage Loans as of the date of substitution is less than the aggregate Principal Balance of all such Deleted Mortgage Loans (in each case after application of scheduled principal portion of the monthly payments received in the month of substitution). The amount of such shortage shall be deposited into the Custodial Account by the Seller or Servicer in the month of substitution pursuant to Section 3.07, without any reimbursement thereof. The Servicer shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortage.

          In the event that the Seller or Servicer shall have repurchased a Mortgage Loan, upon receipt by the Trustee of written notification of the deposit of the Purchase Price, the Trustee shall release the related Trustee Mortgage File held for the benefit of the Certificateholders and the Certificate Insurer to the Seller or Servicer as applicable and the Trustee shall execute and deliver the related instruments of transfer or assignment, in each case without recourse, as shall be necessary to transfer title (to the extent that such title was transferred to the Trustee) from the Trustee for the benefit of the Certificateholders and the Certificate Insurer and vest title in the Seller or Servicer, or the designee thereof, as the case may be, to any Mortgage Loan purchased pursuant to this Section 2.04. It is understood and agreed that the obligation under this Agreement of any Person to repurchase or substitute any Mortgage Loan as to which such breach has occurred and is continuing shall constitute the sole and exclusive remedy respecting such breach available to Certificateholders or the Trustee on their behalf (except for the Certificate Insurer's rights under the Insurance Agreement).

          SECTION 2.05.  Issuance of Certificates.
                         ------------------------

          The Trustee acknowledges the assignment to it of the Mortgage Loans together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Seller executed by an officer of the Seller, has executed the Class A, Class S and Class R Certificates and caused them to be authenticated and delivered to or upon the order of the Seller in authorized denominations which evidence ownership of the Trust Fund. The rights of the Holders of such Certificates to receive distributions from the Trust Fund and all ownership interests of the Holders of the Class A, Class S and Class R Certificates in such distributions shall be as set forth in this Agreement.

          SECTION 2.06.  REMIC Provisions.
                         ----------------

          (a) The Seller hereby elects and authorizes the Trustee to treat the Trust REMIC as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return (x) for the taxable year ending on the last day of the calendar year in which the Certificates are issued and (y) for the taxable year ending on the last day of the calendar year in which Certificates are first sold by Chevy

Chase to a third party. The Delivery Date is hereby designated as the "startup day" of the Trust REMIC within the meaning of Section 860G(a)(9) of the Code. The "regular interests" (within the meaning of Section 860G of the Code) in the Trust REMIC shall consist of the Class A-I, Class A-II and Class S Certificates and the "residual interest" in the Trust REMIC shall consist of the Class R Certificates. The Seller and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the Trust REMIC other than the Class A-I Certificates, Class A-II Certificates, Class S Certificates and Class R Certificates.

          (b) Chevy Chase Bank, F.S.B. on behalf of the Holders of the Class R Certificates, shall act as agent for the Class R Certificateholder as the "tax matters person" (within the meaning of the REMIC Provisions) for the Trust REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T. By its acceptance of a Class R Certificate, each Holder thereof shall have agreed to such appointment and shall have consented to the appointment of the Trustee as its agent to act on behalf of the Trust REMIC pursuant to the specific duties outlined herein.

          (c) A Holder of the Class R Certificates, by the purchase of such Certificates, shall be deemed to have agreed to timely pay, upon demand by the Trustee, the amount of any minimum California state franchise taxes due with respect to the Trust REMIC under Sections 23151(a) and 23153(a) of the California Revenue and Taxation Code. Notwithstanding the foregoing, the Trustee shall be authorized to retain the amount of such tax from amounts otherwise distributable to such Holder in the event such Holder does not promptly pay such amount upon demand by the Trustee. In the event that any other federal, state or local tax is imposed, including without limitation taxes imposed on a "prohibited transaction" of a REMIC as defined in Section 860F of the Code, such tax shall be charged against amounts otherwise available for distribution to the applicable Holder of a Class R Certificate and then against amounts otherwise available for distribution to the Holders of Regular Certificates in accordance with the provisions set forth in Sections 4.02 and 4.03, respectively. The Trustee shall promptly deposit in the Certificate Account any amount of "prohibited transaction" tax that results from a breach of the Trustee's duties under this Agreement. The Servicer shall promptly deposit in the Certificate Account any amount of "prohibited transaction" tax that results from a breach of the Servicer's duties under this Agreement.

          (d) The Trustee shall act as attorney-in-fact and as agent on behalf of the tax matters person of the Trust REMIC and in such capacity the Trustee shall: (i) prepare, sign and file, or cause to be prepared, signed and filed, federal and state tax returns using a calendar year as the taxable year for the Trust REMIC when and as required by the REMIC Provisions and other applicable federal income tax laws as the direct representative of the Trust REMIC in compliance with the Code and shall provide copies of such returns as required by the Code; (ii) make an election, on behalf of the Trust REMIC, to be treated as a REMIC on the federal tax return of the Trust REMIC for its first taxable year, in accordance with the REMIC Provisions; and (iii) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to any governmental taxing authority all information reports as and when required to be provided to them in accordance with the

REMIC Provisions and the Code. The expenses of preparing and filing such returns shall be borne by the Trustee. The Seller and Servicer shall provide on a prompt and timely basis to the Trustee or its designee such information with respect to the Trust REMIC as is in their possession and reasonably required or requested by the Trustee to enable it to perform its obligations under this subsection.

          In its capacity as attorney-in-fact and as agent on behalf of the tax matters person, Chevy Chase shall also: (A) act on behalf of the Trust REMIC in relation to any tax matter or controversy involving the Trust Fund, (B) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto and (C) cause to be paid solely from the sources provided herein the amount of any taxes imposed on the Trust REMIC when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

          (e) The Trustee shall provide (i) to any transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a permitted transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the Trust REMIC.

          (f) The Trustee, the Seller and the Holder of the Class R Certificates shall take any action or cause the Trust Fund to take any action necessary to create or maintain the status of the Trust REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee nor the Holder of the Class R Certificates shall take any action, cause the Trust Fund to take any action or fail to take (or fail to cause the Trust Fund to take) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon the Trust REMIC (including, but not limited to, the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax.

          The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Servicer or Seller has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust REMIC or its assets, or causing the Trust REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Servicer and Seller or their designees, in writing, with respect to whether such action could cause an Adverse

REMIC Event to occur with respect to the Trust REMIC, and the Trustee shall not take any such action or cause the Trust REMIC to take any such action as to which the Servicer or Seller has advised it in writing that an Adverse REMIC Event could occur.

          In addition, prior to taking any action with respect to the Trust REMIC or the assets therein, or causing the Trust REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Holder of the Class R Certificates will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the Trust REMIC, and no such Person shall take any action or cause the Trust Fund to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take action not permitted by this Agreement.

          At all times as may be required by the Code, the Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the Trust REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (g) In the event that any tax is imposed on "prohibited transactions" of the Trust REMIC, as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of the Trust REMIC, as defined in Section 860G(c) of the Code, on any contributions to the Trust REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Servicer, if such tax arises out of or results from a breach by the Servicer of any of its obligations under this Agreement or if the Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article II, or
(iii) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.09 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Interest Distribution Amount on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

          (h) The Trustee and the Servicer shall, for federal income tax purposes, maintain books and records with respect to the Trust REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

          (i) Following the Startup Day, neither the Servicer nor the Trustee shall accept any contributions of assets to the Trust REMIC unless the Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the Trust REMIC will not cause the Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, or subject the Trust REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (j) Neither the Servicer nor the Trustee shall enter into any arrangement by which the Trust REMIC will receive a fee or other compensation for services nor permit the Trust REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (k) Within 30 days after the Closing Date, the Trustee shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust REMIC.

          (m) Neither the Trustee nor the Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust REMIC, (iii) the termination of the Trust REMIC pursuant to Article X of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for the Trust REMIC, nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain nor accept any contributions to the Trust REMIC after the Closing Date (a) unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not affect adversely the status of the Trust REMIC as a REMIC or (b) unless the Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax.

          (n) In order to enable the Trustee to perform its duties as set forth herein, the Seller shall provide, or cause to be provided to the Trustee, within ten days after the Delivery Date, all information or data that the Trustee determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans and the Trustee shall be entitled to rely upon any and all such information and data in the performance of its duties set forth herein. Thereafter, the Servicer shall provide, promptly upon request therefor, any such additional information or data that the Trustee may from time to time reasonably request in order to enable the Trustee to perform its duties as set forth herein and the Trustee shall be entitled to rely upon any and all such information and data in the performance of its duties set forth herein. The Seller shall indemnify the Trustee and hold its harmless for any loss, liability, damage, claim or expense of the Trustee arising from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis. The Servicer shall indemnify the Trustee and hold it harmless for any loss, liability, damage, claim or expense of the Trustee arising from any failure of the Servicer to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis. The indemnification provisions hereunder shall survive the termination of this Agreement and shall extend to any co-trustee appointed pursuant to this Agreement.

                                  ARTICLE III

                         ADMINISTRATION AND SERVICING
                               OF MORTGAGE LOANS

          SECTION 3.01.  Servicing Standard.
                         ------------------

          For and on behalf of the Trustee, the Certificate Insurer and the Certificateholders, the Servicer shall service and administer the Mortgage Loans in accordance with prudent mortgage loan servicing standards and procedures generally accepted in the mortgage banking industry and generally in a manner consistent with FNMA guidelines except as otherwise expressly provided in this Agreement. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through any Sub-Servicer as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (a) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents (including, without limitation, estoppel certificates), (b) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (c) to collect any Insurance Proceeds and Liquidation Proceeds, (d) to consent to any subordinate financings to be secured by any Mortgaged Property to the extent that such consent is required pursuant to the terms of the related Mortgage, (e) to consent to the application of any proceeds of insurance policies or condemnation awards to the restoration of the applicable Mortgaged Property or otherwise, and (f) subject to the provisions of
Section 3.07 and 3.13, to effectuate foreclosure or other conversion of the ownership of the Mortgage Property securing any Mortgage Loan; provided, however, that the Servicer shall take no action that is materially inconsistent with or materially prejudices the interest of the Trustee, the Certificate Insurer or the Certificateholders in any Mortgage Loan or the rights and interest of the Seller, the Certificate Insurer, the Trustee and the Certificateholders under the terms of this Agreement unless such action is specifically called for by the terms hereof.

          Without limiting the generality of the foregoing, but subject to the terms hereof, the Servicer, in its own name or in the name of the Seller and the Trustee, is hereby authorized and empowered by the Seller and the Trustee, when the Servicer believes it appropriate in its best judgment, to execute and deliver, on behalf of the Trustee, the Seller, the Certificateholders or any of them, any and all instruments of modification, satisfaction, cancellation or assignment, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall promptly notify the Trustee of any such execution and delivery. The Seller and the Trustee for the benefit of the Certificateholders shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans.

          In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on each Mortgaged Property or any related unpaid insurance premiums that are not timely paid by the Mortgagors prior to any such time as a Mortgage Loan is in foreclosure; provided, however, that the Servicer shall be required to advance only to the extent that such advances, in the good faith judgment of the Servicer, will be recoverable by the Servicer out of Insurance Proceeds, Liquidation Proceeds (net of Liquidation Expenses) or otherwise; and provided further, that such payments shall be advanced when the tax, premium or other cost for which such payment is intended is due. Any such advances shall be reimbursable in the first instance from related collections from the related Mortgagors pursuant to Section 3.07 hereof, and further as Liquidation Expenses as provided in Section 3.13 hereof and may be withdrawn from the Custodial Account pursuant to Section 3.09 hereof. All costs incurred by the Servicer or by the related Sub-Servicer in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Principal Balance under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

          Notwithstanding anything in this Agreement to the contrary, the Servicer shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, imminent) permit any modification with respect to any Mortgage Loan (i) that would change the Net Mortgage Rate or, reduce or increase the principal balance (except for reductions resulting from actual payments of principal), except for conversions to a fixed rate in accordance with the terms of the Mortgage Loan or (ii) that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code (including any proposed, temporary or final regulations promulgated thereunder) (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is a Principal Prepayment made (or treated as made) by the Mortgagor of the entire principal balance of a Mortgage Loan) and cause the Trust REMIC to fail to qualify as a REMIC under the Code.

          SECTION 3.02.  Enforcement of the Obligations of Sub-Servicers.
                         -----------------------------------------------

          (a) For purposes of this Agreement, the Servicer shall be deemed to have received the payments on the Mortgage Loans referred to in Sections 3.07 and 3.08 hereof when the related Sub-Servicer has received such payments and shall remain obligated to deposit such payments in accordance with Sections 3.07 and 3.08 hereof, regardless of whether such payments are remitted by the Sub-Servicer to the Servicer. The Servicer and the related Sub-Servicer may enter into amendments to any applicable Sub-Servicing Agreement; provided, however, that any such amendments shall be consistent with and shall not violate the provisions of this Agreement; and provided further, that the substance of any such material amendment or material change shall be transmitted promptly to the Seller, the Trustee, the Certificate Insurer and the Rating Agencies.

          (b) As part of its servicing activities hereunder, the Servicer, for the benefit of the Seller, the Trustee, the Certificate Insurer and the Certificateholders, shall supervise, administer, monitor and oversee the servicing of the Mortgage Loans that are not serviced by it directly, and shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement. Such enforcement shall include, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, as appropriate, and the pursuit of other appropriate remedies, and shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed. The Servicer shall not waive any event of default by a Sub-Servicer under a Sub-Servicing Agreement which is a failure to remit any payment required to be made by such Sub-Servicer that would result in an Event of Default under this Agreement.

          (c) During the term of this Agreement, the Servicer shall consult fully with each of the Sub-Servicers as may be necessary from time to time to perform and carry out the Servicer's obligations hereunder and receive, review and evaluate all reports, information and other data that are provided to the Servicer by each Sub-Servicer and otherwise exercise reasonable efforts to cause each Sub-Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Sub-Servicing Agreement. If any Sub-Servicer materially breaches or fails to perform or observe any material obligations or conditions of its Sub-Servicing Agreement, the Servicer shall promptly deliver to the Seller, the Certificate Insurer and to the Trustee an Officers' Certificate certifying that such Sub-Servicer is in default and describing the events and circumstances giving rise to the default and what action (if any) has been, or is to be, taken by the Sub-Servicer to cure the default and setting forth the action to be taken by the Servicer.

          SECTION 3.03.  Termination of the Rights of Sub-Servicers.
                         ------------------------------------------

          If the Servicer terminates the rights of a Sub-Servicer under any Sub-Servicing Agreement, the Servicer shall service the Mortgage Loans directly pursuant to and in accordance with the terms of this Agreement, or at the Servicer's election, enter into a substitute servicing agreement with another mortgage loan servicing company reasonably acceptable to the Trustee and the Servicer under which such mortgage loan servicing company shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by the terminated Sub-Servicer, regardless of whether such liabilities, duties, responsibilities or obligations shall have accrued before or after the termination of the rights of such Sub-Servicer; provided, however, that any such substitute servicer and any such substitute servicing shall satisfy the requirements of Sections 3.01 and 3.02. If the Servicer does not elect to enter into a substitute servicing agreement with a successor servicer, the Servicer shall nevertheless service the Mortgage Loans directly pursuant to and in accordance with the terms of this Agreement, until a substitute Sub-Servicer has been appointed and designated and a substitute servicing agreement has been entered into by the Servicer and such substitute Sub-Servicer. The Servicer shall give notice to the Trustee, the Certificate

Insurer and the Rating Agencies of any termination of a Sub-Servicer and any appointment or designation of a substitute Sub-Servicer.

          SECTION 3.04.  Liability of the Servicer.
                         -------------------------

          Notwithstanding the provisions of any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Servicer shall remain obligated and liable to the Seller, the Trustee, the Certificate Insurer and the Certificateholders for the servicing and administering of the Mortgage Loans included in the Trust Fund in accordance with (and subject to the limitations contained within) the provisions of this Agreement without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with the Seller or a Sub-Servicer for indemnification of the Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

          SECTION 3.05.  Rights of the Seller and the Trustee
                         ------------------------------------
                         in Respect of the Servicer.
                         --------------------------

          The Servicer shall afford the Seller, the Certificate Insurer and the Trustee, without charge but only upon reasonable notice and during normal business hours, access to all records and documentation in the Servicer's possession regarding the Mortgage Loans and to all accounts, insurance policies and other matters in the Servicer's possession relating to this Agreement and access to officers of the Servicer responsible for its obligations hereunder. The Seller may, but is not obligated to, enforce the obligations of the Servicer hereunder. The Seller shall not have any responsibility or liability for any action or failure to act by the Servicer and is not obligated to supervise the performance of the Servicer hereunder or otherwise.

          SECTION 3.06.  Trustee to Act as Servicer.
                         --------------------------

          In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee shall thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be liable for losses of the Servicer pursuant to Section 3.07 hereof, obligated to make Monthly Advances if prohibited by applicable law, nor to effectuate repurchases or substitutions of Mortgage Loans hereunder as substitute Servicer, including pursuant to Section 2.04 hereof and except that the Trustee makes no representations and warranties hereunder, including pursuant to Section 2.04 hereof). If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee (or any other successor servicer) shall succeed to any rights and obligations of the Servicer under any Sub-Servicing Agreement and shall be deemed to have assumed the Servicer's interest therein; provided, however, that the Servicer shall not thereby be relieved of any liability or obligations under this Agreement, any Sub-Servicing or substitute servicing agreement arising prior to the date of such succession.

          The Servicer shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to the Mortgage Loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of servicing to the assuming party.

          SECTION 3.07.  Collection of Mortgage Loan Payments.
                         ------------------------------------

          The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans held in its own portfolio and serviced by the Servicer. Consistent with the foregoing, the Servicer may in its discretion (a) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (b) subject to Section 3.01, only upon determining that the coverage of such Mortgage Loan by any related Primary Mortgage Insurance Policy will not be affected, extend the due dates for payments due on a Mortgage Note for a period not greater than 270 days, but in no event beyond the maturity date of any Mortgage Loan. In the event of any such arrangement described in clause (b) of the preceding sentence, the Servicer shall continue to make timely Monthly Advances on the related Mortgage Loan, pursuant to and in accordance with Section 5.01 of this Agreement (but subject to any limitations contained therein), during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements.

          The Servicer shall establish and maintain, in its name on behalf of the Certificateholders and the Certificate Insurer, the Custodial Account. The Servicer shall deposit into the Custodial Account within two Business Days of receipt by the Servicer, or receipt from the Sub-Servicers except as otherwise specifically provided herein, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal of and interest and any other payments on the Mortgage Loans due on or before the Cut-off Date):

               (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

               (ii)   all payments on account of interest on the Mortgage Loans;

               (iii) all Insurance Proceeds and Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, net of Liquidation Expenses, unpaid servicing compensation and unreimbursed Monthly Advances;

               [(iv)   all Payments received by the Trustee under the Letter of
Credit and any payments under any Alternative Credit Support].

               (v)     all Monthly Advances made by the Servicer pursuant to
     Section 5.01 hereof;

               (vi) any amount of any losses required to be deposited by the Servicer pursuant to the second succeeding paragraph of this Section 3.07 in connection with any losses on Eligible Investments;

               (vii) any amounts required to be deposited by the Servicer pursuant to Section 3.11 hereof;

               (viii) all proceeds of any purchase by the Seller or the Servicer, as the case may be, of any Mortgage Loans or property acquired in respect of the Mortgage Loans pursuant to Sections 2.01, 2.02, 2.04, 3.12,
     3.21 or 10.01 hereof and all amounts required to be deposited in connection with the substitution of Replacement Mortgage Loans pursuant to Sections 2.01, 2.02 or 2.04 hereof; and

               (ix) any other amounts required to be deposited in the Custodial Account pursuant to this Agreement including, without limitation, the amounts required to be deposited therein pursuant to Section 3.13 hereof.

          The foregoing requirements for remittance by the Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment penalties, fees or premiums, late payment charges, assumption fees and any excess interest charges payable by the Mortgagor by virtue of any default or other non-compliance by the Mortgagor with the terms of the Mortgage or any other instrument or document executed in connection therewith or otherwise, if collected, need not be remitted or deposited into the Custodial Account by the Servicer. In the event that the Servicer shall remit or deposit any amount not required to be remitted or deposited and not otherwise subject to withdrawal pursuant to Section 3.09 hereof, it may at any time withdraw such amount from the Custodial Account on the following Distribution Date, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officers' Certificate to the Trustee which describes the amounts deposited in error in the Custodial Account. All funds deposited in the Custodial Account shall be held by the Servicer in trust for the Certificateholders and the Certificate Insurer until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.09. In no event shall the Trustee incur liability for withdrawals from the Custodial Account at the direction of the Servicer.

          The Servicer shall invest the funds in the Custodial Account in Eligible Investments, which shall mature not later than the second Business Day preceding the Distribution Date following the date of such investment (except that if such Eligible Investment is an obligation of the institution that maintains the Custodial Account, then such Eligible Investment shall mature not later than such Distribution Date). All such Eligible Investments shall be made in the name of the Trustee for the benefit of the Certificateholders and the Certificate Insurer (in its capacity as such) or its nominee. The Servicer shall cause each such Eligible Investment to be Delivered to the Trustee or its nominee (including a securities intermediary). All income and gain net of any losses realized from any such investment shall be for the benefit of the Servicer and shall be subject to withdrawal at its direction from time to time. The amount of any losses net of any gains not paid to the Servicer incurred in respect of any such investments shall be remitted to the Trustee or deposited in the Custodial Account out of the Servicer's own funds promptly following the date the same are realized.

          The Servicer shall promptly give notice to the Trustee, the Rating Agencies, the Certificate Insurer and the Seller of the location of the Custodial Account and of any change thereof.

          SECTION 3.08.  Collection of Taxes, Assessments and
                         ------------------------------------
                         Similar Items; Escrow Accounts.
                         ------------------------------

          In addition to the Custodial Account, the Servicer shall establish and maintain one or more custodial accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Servicer) for the payment of taxes, assessments and hazard insurance premiums or comparable items for the account of the Mortgagors. Escrow Accounts shall be Eligible Accounts.

          Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums or Primary Mortgage Insurance Policy premiums, condominium or PUD association dues, or comparable items, to reimburse the Servicer pursuant to Sections 3.10 hereof (with respect to the Primary Mortgage Insurance Policy) and
3.08 hereof (with respect to taxes and assessments) and 3.11 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 10.01 hereof. As part of its servicing duties, the Servicer shall, and the Sub-Servicers shall, pursuant to any Sub-Servicing Agreement, be required to, pay to the Mortgagors interest on funds in the Escrow Account, to the extent required by law.

          The Servicer shall, with respect to each Mortgage Loan, to the extent any related Sub-Servicer does not do so, advance the payments referred to in the preceding paragraph that are not timely paid by the Mortgagors; provided, however, that the Servicer shall be required to so advance only to the extent that such advances, in the good faith judgment of the Servicer, will be recoverable by the Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise of the related Mortgage Loan; and provided further, that such payments shall be advanced when the tax, premium or other cost for which such payment is intended is due.

          SECTION 3.09.  Permitted Withdrawals from the Custodial Account.
                         ------------------------------------------------

          The Servicer may (and, with respect to clauses (e) and (g) below, shall), from time to time, direct the Trustee to make, and the Trustee shall make, to the extent required or authorized hereunder, withdrawals from the Custodial Account for the following purposes:

               (a) to pay to the Servicer as additional servicing compensation, earnings on or investment income with respect to funds in the Custodial Account credited to the Custodial Account;

               (b) to reimburse the Servicer for advances made pursuant to Sections 3.01, 3.10, 3.13, 5.01 and 5.02 hereof, such right of reimbursement pursuant to this subclause (b) being limited to amounts received in respect of the particular Mortgage Loan (including, for this purpose, Insurance Proceeds, Liquidation Proceeds, amounts representing proceeds of other insurance policies, if any, covering the related Mortgaged Property, rental and other income from REO Property and proceeds of any purchase or repurchase of the related Mortgage Loan);

               (c) to reimburse the Servicer for any Nonrecoverable Advances;

               (d) to reimburse the Servicer from Liquidation Proceeds for Liquidation Expenses and, to the extent that Liquidation Proceeds after such reimbursement are in excess of the Principal Balance of the related Mortgage Loan together with accrued and unpaid interest thereon at a rate equal to the sum of the Net Mortgage Rate and the Trustee Fee Rate, to pay out of such excess the amount of any unpaid servicing compensation with respect to the related Mortgage Loan to the Servicer, which may include any unpaid servicing compensation to the Sub-Servicer (for disbursement in accordance with Section 3.16 hereof);

               (e) to pay to the Seller or the Servicer, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Sections 2.01, 2.02, 2.04 or 3.12 hereof all amounts received thereon and not taken into account in determining the Purchase Price of such repurchased Mortgage Loan;

               (f) to reimburse the Servicer or the Seller for expenses incurred by and reimbursable to the Servicer or the Seller pursuant to Section 7.03 hereof;

               (g) to withdraw any amount deposited in the Custodial Account pursuant to Section 3.07 and not required to be deposited therein; and

               (h) to clear and terminate the Custodial Account upon termination of this Agreement pursuant to Section 10.01 hereof.

          The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (a), (b), (c),
(d), (e) and (f).  The Servicer may apply

Liquidation Proceeds and Insurance Proceeds received with respect to a particular Mortgage Loan to reimbursements permitted by clauses (b), (c) and (d) above in any order as the Servicer deems appropriate.

          On or prior to the second Business Day preceding each Distribution Date after payment of items (a) through (h) above, the Servicer shall withdraw from the Custodial Account and remit to the Trustee, in immediately available funds, and the Trustee, upon receipt thereof, shall deposit in the Certificate Account, an amount equal to the sum of the Available Distribution Amount, the Trustee Fee, the Servicing Fee and the Certificate Insurer Premium for such Distribution Date.

          SECTION 3.10.  Maintenance of Primary Mortgage Insurance Policies;
                         ---------------------------------------------------
                         Collections Thereunder.
                         ----------------------

          The Servicer shall not take, or permit any Sub-Servicer to take, any action that would result in loss of coverage under any applicable Primary Mortgage Insurance Policy for any loss which, but for the actions of the Servicer or Sub-Servicer, would have been covered thereunder. The Servicer shall use its best reasonable efforts to cause such Sub-Servicer to keep in full force and effect each Primary Mortgage Insurance Policy applicable to a Mortgage Loan being serviced by it, including for each Lender-Paid MI Loan, until the principal balance of the related Mortgage Loan, in the case of a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, is reduced to (a) 80% or less of the Appraised Value or (b) 80% or less of its current value based on a new appraisal. The Servicer agrees to pay to the extent the related Sub-Servicer does not do so, the premiums for each Primary Mortgage Insurance Policy on a timely basis and shall use its best reasonable efforts to cause itself or the Sub-Servicer to be named as loss payee. In the event that the insurer under any Primary Mortgage Insurance Policy shall cease to be qualified to transact a mortgage guaranty insurance business under the laws of the state of its organization or any other state that has jurisdiction over such insurer (or if such insurer's claims-paying ability shall adversely affect the rating on the Class A Certificates) or such Primary Mortgage Insurance Policy is cancelled or terminated for any reason, the Servicer shall exercise its best reasonable efforts to obtain, or to cause the related Sub-Servicer to obtain, from another Qualified Certificate Insurer, a replacement policy comparable to such Primary Mortgage Insurance Policy at the expense of the Mortgagor. The Servicer shall not consent to the cancellation or refusal to renew any such Primary Mortgage Insurance Policy applicable to any Mortgage Loan, which is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Mortgage Insurance Policy for such cancelled or non-renewed policy is maintained with an insurer with a rating not lower than the insurer issuing the Primary Mortgage Insurance Policy in effect at the date of the initial issuance of the Certificates or whose claims-paying will not adversely affect the rating on the Class A Certificates or unless any such cancellation or refusal, or consent thereto, will not adversely affect the rating on the Class A Certificates. In connection with any assumption and modification agreement entered into by the Servicer or a Sub-Servicer pursuant to Section 3.12, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy, as provided above.

          In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Seller, the Trustee for the benefit of the Certificateholders and the Certificate Insurer, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07 hereof, any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.09 hereof.

          SECTION 3.11.  Maintenance of Hazard Insurance and Other Insurance.
                         ----------------------------------------------------

          The Servicer shall cause to be maintained for each Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the maximum insurable value of improvements securing such Mortgage Loan or its Principal Balance, whichever is less.

          Each policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause complying in all material respects in form and substance to applicable FNMA guidelines. The Servicer shall cause to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, liability insurance and, to the extent described below, flood insurance. Pursuant to Section 3.07 hereof, any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the terms of the applicable Mortgage or the Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.09 hereof.

          Any cost incurred by the Servicer or the related Sub-Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the Principal Balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Servicer out of payments by the related Mortgagor or out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.09 hereof. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area, the Servicer shall cause flood insurance to be maintained. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid Principal Balance of the related Mortgage Loan or (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program, if the area in which such Mortgaged Property is located is participating in such program.

          In the event that the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.11, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers, and provided that the provider of such blanket policy is rated by A.M. Best Company A:V or higher and the claims-paying ability of such provider is rated in one of the three highest rating categories by at least one nationally recognized statistical rating organization. If such policy contains a deductible clause, the Servicer shall, to the extent that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.11 and there shall have been a loss that would have been covered by such policy, remit to the Trustee for deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause, accompanied by an Officers' Certificate describing the calculation of such amount. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Seller, the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

          SECTION 3.12.  Enforcement of Due-On-Sale Clauses;
                         -----------------------------------
                         Assumption Agreements.
                         ---------------------

          (a) Except as otherwise provided in this Section 3.12(a), when any property subject to a Mortgage has been conveyed by the Mortgagor, the Servicer shall, to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. In the event that the Servicer or the related Sub-Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, the Servicer is authorized, subject to Section 3.12(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.12(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.12(a) by reason of any transfer or assumption which the Servicer is restricted by law from preventing, for any reason whatsoever.

          (b) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.12(a) hereof, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, if an assumption is permitted under Section 3.12(a) and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage held for the benefit of the Certificateholders and the Certificate Insurer that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall deliver or cause to be delivered to the Trustee for signature the assumption agreement with the Person to whom the Mortgaged

Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. The Servicer shall also deliver or cause to be delivered to the Trustee with the foregoing documents a letter explaining the nature of such documents and the reason or reasons why the Trustee's signature is required.

          With such letter, the Servicer shall deliver to the Trustee a certificate of a Servicing Officer certifying that: (i) a Servicing Officer has examined and approved such documents as to form and substance, (ii) the Trustee's execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (iii) any required consents of insurers under any Required Insurance Policies have been obtained and (iv) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof or, if the Mortgage Loan provided that the amortization period on which the Monthly Payments were based was a longer period, such period has not been extended, (D) the interest rate on the Mortgage Loan will not be altered nor will the term of the Mortgage Loan be increased as a result of such assumption or transfer and
(E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, the Servicer used the same underwriting standards in evaluating the creditworthiness of the purchaser/transferee as were used in making the original Mortgage Loan, and such release will not (based on the Servicer's good faith determination) adversely affect the collectibility of the Mortgage Loan. Upon receipt of such certificate, the Trustee for the benefit of the Certificateholders and the Certificate Insurer shall execute any necessary instruments for such assumption or substitution of liability. Upon the closing of the transactions contemplated by such documents, the Servicer shall cause the originals of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee for the benefit of the Certificateholders and the Certificate Insurer and deposited with the Trustee Mortgage File for such Mortgage Loan.
Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.

          In the event that the Servicer, in connection with any such assumption or modification agreement or supplement to the Mortgage Note, is unable to deliver the certificate of the Servicing Officer set forth above, the Servicer shall purchase, or cause the related Sub-Servicer to purchase the related Mortgage Loan in the manner, and at the Purchase Price, set forth in Section
2.04 hereof.

          SECTION 3.13.  Realization Upon Defaulted Mortgage Loans.
                         -----------------------------------------

          The Servicer shall foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which, in the reasonable judgment of the Servicer, no satisfactory arrangements can, in accordance with prudent lending practices, be made for collection of delinquent payments pursuant to Section 3.01 hereof. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and for its own portfolio and as are in accordance with the requirements of the insurer under any Required Insurance Policy and shall deliver to the Certificate Insurer a liquidation report with respect to the related Mortgage Loan on the form of report customarily prepared by the Servicer. In particular, the Servicer will service each Mortgage Loan in a manner that preserves the right to proceed against all collateral securing such Mortgage Loan (e.g., in accordance with any applicable "single action" rule). The Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration, repair, protection or maintenance of any property unless it shall determine in its sole discretion that such expenses will be recoverable to it as Liquidation Expenses either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to
Section 3.09 hereof) or through Insurance Proceeds (respecting which it shall have similar priority). The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 3.09 hereof.

          In the event that any Mortgaged Property becomes an REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders and the Certificate Insurer, or its nominee, on behalf of the Certificateholders and the Certificate Insurer. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders and the Certificate Insurer, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer, the Certificate Insurer and the Certificateholders for the period prior to the sale of such REO Property on such terms and conditions and for such periods as the Servicer deems to be in the best interest of the Servicer, the Certificate Insurer and the Certificateholders. Notwithstanding anything herein to the contrary, in the event that the Trust REMIC acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer, on behalf of the Trust REMIC, shall dispose of such REO Property within three full years after the taxable year of its acquisition by the Trust REMIC for purposes of Section 860G(a)(8) of the Code (or such shorter period as may be necessary under applicable state (including any state in which such property is located) law to maintain the status of the Trust REMIC as a REMIC under applicable state law and avoid taxes resulting from such property failing to be foreclosure property under applicable state law) or, at the expense of the Trust REMIC, request, more than 60 days before the day on which such grace period would otherwise expire, an extension of such grace period unless the

Servicer obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Certificate Insurer and the Servicer, to the effect that the holding by the Trust REMIC of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in
Section 860F of the Code, or cause the Trust REMIC to fail to qualify as a REMIC under the Code at any time that any Certificates of the Trust REMIC are outstanding, in which case the Trust REMIC may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust REMIC shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust REMIC in such circumstances or manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject the Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Section 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust REMIC with respect to the imposition of any such taxes.

          The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding on behalf of the Certificateholders and the Certificate Insurer, net of reimbursement to the Servicer for expenses incurred (including any taxes) in connection with such management, advances made by the Servicer pursuant to Sections 3.01, 3.11, 3.13 or 5.01 in connection with the related Mortgage Loan or REO Property and Liquidation Expenses incurred by the Servicer in connection with the related Mortgage Loan, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing and principal amortizing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal of and interest on the related Mortgage Notes and shall be deposited into the Custodial Account.

          Prior to obtaining or causing the Trustee to obtain a deed as a result of or in lieu of foreclosure, or otherwise acquiring (or causing the Trustee to acquire) possession of or title to any Mortgaged Property, if the Servicer determines that obtaining a deed or otherwise acquiring title or possession of such Mortgaged Property would likely subject the Servicer, the Trustee or the Trust Fund to substantial liability in respect of environmental conditions concerning the Mortgaged Property, (a) the Servicer shall (i) notify the Trustee and the Seller of such determination and (ii) refrain from obtaining or directing the Trustee to obtain a deed as a result of or in lieu of foreclosure or otherwise acquiring title or possession to such Mortgaged Property and (b) the obligations of the Servicer to make advances, including, without limitation, Monthly Advances, in connection with the Mortgage Loan in question shall cease as of the date that the Servicer makes such determination.

          SECTION 3.14.  Trustee to Cooperate; Release of Trustee Mortgage
                         -------------------------------------------------
                         Files.
                         -----

          Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, and upon notification by the Servicer in the form of a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account have been or will be so deposited) of a Servicing Officer and a Request for Release of the Trustee Mortgage File in the form of Exhibit G hereto the Trustee shall promptly release the related Trustee Mortgage File to the Servicer, and the Trustee shall execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release, satisfaction or assignment of mortgage or such instrument releasing the lien of the Mortgage, and, in each case, such other documents or instruments as may be reasonably required in connection therewith, as directed by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. The provisions of the immediately preceding sentence shall not, in any manner, limit or impair the right of the Servicer to execute and deliver, on behalf of the Trustee, the Seller, the Certificateholders or any of them, any and all instruments of satisfaction, cancellation or assignment, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account but shall be paid by the Servicer. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including, without limitation, for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial or total release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Trustee Mortgage File, the Trustee shall, upon request of the Servicer and the delivery to the Trustee of a Request for Release signed by a Servicing Officer, in the form of Exhibit G hereto, release the Trustee Mortgage File to the Servicer. If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property, the Servicer shall deliver to the Seller or the Trustee, for signature as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity, together with a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee. A Servicing Officer shall certify as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate the insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage except for the termination of such lien upon completion of the foreclosure.

          SECTION 3.15.  Documents, Records and Funds in Possession of Servicer
                         ------------------------------------------------------
                         to be Held for the Seller and the Trustee for the
                         -------------------------------------------------
                         Benefit of the Certificateholders.
                         ---------------------------------

          Notwithstanding any other provisions of this Agreement, the Servicer shall transmit to the Trustee to the extent required by this Agreement all documents and instruments coming into the possession of the Servicer from time to time and shall account fully to the Trustee for the benefit of the Certificateholders and the Certificate Insurer for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Servicer Mortgage Files or Trustee Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, including but not limited to, any funds on deposit in the Custodial Account, shall be held by the Servicer for and on behalf of the Seller, the Trustee for the benefit of the Certificateholders and the Certificate Insurer and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Servicer Mortgage File or Trustee Mortgage File or any funds that are deposited in the Custodial Account or any Servicing or Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Servicer Mortgage File or Trustee Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement subject to the terms of this Agreement.

          SECTION 3.16.  Servicing Compensation.
                         ----------------------

          As compensation for its activities hereunder, the Servicer shall be entitled to retain from the Custodial Account or withdraw from the Custodial Account the amounts specified in subclause (a) of Section 3.09 hereof as payable to it.

          Additional servicing compensation in the form of prepayment penalties, fees or premiums, assumption fees, modification fees, late payment charges or otherwise or any excess interest charges payable by the Mortgagor by virtue of any default or other non-compliance by the Mortgagor with the terms of the Mortgage or any other instrument or document executed in connection therewith or otherwise shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account pursuant to Section 3.07 hereof. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for Primary Mortgage Insurance Policies, to the extent such premiums are not required to be paid or have not been paid by the related Mortgagor or the related Sub-Servicer, payment of any premiums for hazard insurance, as required by Section 3.11 hereof and maintenance of the other forms of insurance coverage required by Section
3.11 hereof) the payment of servicing compensation to any Sub-Servicers pursuant to any Sub-Servicing Agreement and the payment of the expenses of the Trustee to the extent provided in Section 9.05, and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.09, 3.13 and 5.03 hereof.

          SECTION 3.17.  Reports to the Seller; Account Statements.
                         -----------------------------------------

          Within five Business Days following each Distribution Date, the Servicer shall deliver to the Trustee, [the Certificate Insurer] and the Seller a statement setting forth the status of the Custodial Account, if any, as of the close of business on such Distribution Date showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account, if any, for each category of deposit specified in Section 3.07 hereof and each category of withdrawal specified in Section 3.09 hereof. The Servicer shall forward a copy of such statement to the Rating Agencies. Within ten Business Days following each Distribution Date, the Trustee shall deliver to the Seller and the Certificate Insurer a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Certificate Account. The Trustee shall forward a copy of such statement to the Rating Agencies.

          SECTION 3.18.  Annual Statement as to Compliance.
                         ---------------------------------

          The Servicer shall deliver to the Seller, the Certificate Insurer and the Trustee on or before January 31 of each year, commencing [____________], an Officers' Certificate stating, as to each signer thereof, that (a) a review of the activities of the Servicer during the year ended on the preceding September 30 and of the performance of the Servicer under this Agreement has been made under such officer's supervision, (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof, (c) a Servicing Officer has conducted an examination of the activities of each Sub-Servicer during the immediately preceding year and its performance under any Sub-Servicing Agreement, and (d) to the best of such Servicing Officer's knowledge, based on such examination, each Sub-Servicer has performed and fulfilled its duties, responsibilities and obligations under such Sub-Servicing Agreement in all material respects throughout such year, or if there has been a default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof. The Servicer shall forward a copy of each such statement to the Rating Agencies.

          SECTION 3.19.  Annual Independent Public Accountants' Servicing
                         ------------------------------------------------
                         Report.
                         ------

          On or before January 31 of each year, beginning with the first January 31 that occurs at least eleven months after the Cut-off Date, the Servicer, at its expense, shall cause a firm of independent public accounts that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Seller, the Certificate Insurer and the Trustee for the benefit of the Certificateholders to the effect that such firm has examined certain documents substantially similar to this Agreement and records relating to the servicing of mortgage loans serviced by the Servicer or any successor servicer that are substantially similar to the Mortgage Loans and that, on the basis of an examination conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering such statement such firm may rely, as to matters relating to direct servicing of Mortgage Loans by Sub-Servicers, if any, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of independent public accounts with respect to the related Sub-Servicer. The Servicer shall forward a copy of each such report to the Rating Agencies.

          SECTION 3.20.  Reports to Trustee.
                         ------------------

          On or before the third Business Day of each month, the Servicer shall cause to be delivered to the Trustee and the Certificate Insurer a monthly servicing report in electronic format containing the information required by the Trustee to prepare the information set forth in Section 4.04(a). The Trustee may conclusively rely on information provided by the Servicer and shall have no obligation to recompute, recalculate, or verify the accuracy of such information.

          SECTION 3.21.  Converted Mortgage Loans; Certain Procedures and
                         ------------------------------------------------
                         Purchases.
                         ---------

          (a) The Trustee, as Note Holder (as defined in the Mortgage Notes for the Mortgage Loans) on behalf of the Certificateholders and the Certificate Insurer is hereby authorized and hereby authorizes and directs the Servicer, on behalf of the Note Holder, to determine fixed interest rates into which Mortgagors under Convertible Mortgage Loans may convert the adjustable interest rates on their Mortgage Notes in accordance with the terms set forth in such Mortgage Notes. The Servicer agrees to make such determinations and otherwise administer the program contemplated in the Mortgage Notes for the Convertible Mortgage Loans until the later to occur of (i) the date on which all the Convertible Mortgage Loans have become Converted Mortgage Loans, and (ii) the last date on which Mortgagors have the option to convert the adjustable interest rates on their Mortgage Notes to fixed interest rates.

          (b) The Seller may, but is not obligated to, purchase such Converting Mortgage Loan. All amounts paid by the Seller in connection with the purchase of a Converting Mortgage Loan or Converted Mortgage Loan, as the case may be, will be deposited in the Custodial Account. No party to this Agreement or any successor to any party shall be required to purchase any Converted or Converting Mortgage Loan.

          (c) Notwithstanding that a Mortgage Loan becomes a Converting Mortgage Loan or Converted Mortgage Loan in any month, such Converting Mortgage Loan or Converted Mortgage Loan shall remain in the Trust Fund and all payments in respect thereof shall remain in the Trust Fund unless and until such Converting Mortgage Loan or Converted Mortgage Loan, as the case may be, is purchased by the Seller, pursuant to Section 3.21(b).

          (d) Upon any purchase of a Converting Mortgage Loan or Converted Mortgage Loan, as the case may be, by the Seller pursuant to Section 3.21(b) and the deposit in the Custodial Account of the Purchase Price, the Seller shall give the Trustee written notice thereof and, based thereon, the Trustee shall release, or cause any Custodian to release, the related Mortgage File and convey such Mortgage Loan to the purchaser whereupon such purchased Converted Mortgage Loan shall cease to be part of the Trust Fund.

          [SECTION 3.22. Letter of Credit.]
                         ----------------

          [The Seller shall obtain, in favor of the Trustee on behalf of the Certificateholders, an irrevocable, stand-by Letter of Credit, the terms and provisions of which are as set forth in the Letter of Credit. In the event that the L/C Bank shall be required to make any payments under the Letter of Credit, the Servicer shall notify the Trustee, no later than the Determination Date next preceding the related Distribution Date, such notice specifying the amount of such required payment. Not later than the close of business on the Business Day preceding the Distribution Date, the Trustee shall draw upon the Letter of Credit in the amount of such required payment to the extent of the amount available thereunder and deposit in the Certificate Account, in immediately available funds, the amount drawn under the Letter of Credit.]

          [If at any time the L/C Bank makes a payment covering the amount of the outstanding principal balance of a Liquidating Loan, the Trustee shall release (or shall cause the related Custodian to release) the related Mortgage File to the L/C Bank or its designee and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the L/C Bank or its designee all right, title and interest in such Mortgage Loan, and the L/C Bank or its designee will thereupon acquire such Liquidating Loan, together with related security interests and documents, free of any further obligation to the Trustee or the Certificateholders of such Series with respect thereto except as may be provided in such Letter of Credit.]

          [The Depositor shall have the power to substitute for any Letter of Credit another irrevocable standby letter of credit, provided that no such substitution shall be made unless the substitute letter of credit contains provisions that are in all material respects the same as, or more favorable to the Certificateholders than, the original Letter of Credit and provided further that such substitution will not result in a reduction of the then outstanding rating of the Certificates, or the withdrawal of such rating, by the Rating Agency rating such Certificates, as evidenced by written confirmation to that effect by such Rating Agency.]

          [Any replacement of the Letter of Credit pursuant to this Section 3.22 shall be accompanied by a written Opinion of Counsel to the issuer of such substitute letter of credit, addressed to the Servicer and the Trustee, to the effect that such substitute letter of credit constitutes a legal, valid and binding obligation of the issuer thereof, enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium and other similar laws from time to time in effect relating to creditors' rights generally) and concerning such other matters as the Servicer and the Trustee shall reasonably request.]

                                  ARTICLE IV

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS

          SECTION 4.01.  Certificate Account.
                         -------------------

          The Trustee shall establish, prior to the Delivery Date, and shall maintain, in the name of the Trustee on behalf of the Holders of interests in the Trust Fund, the Certificate Account, which shall be an Eligible Account, into which the Trustee upon receipt from the Servicer shall deposit all payments remitted by the Servicer and any amounts required to be remitted by the Seller pursuant to the terms hereof. All distributions to be made from time to time to Holders of interests in the Trust Fund out of funds in the Certificate Account shall be made by or on behalf of the Trustee. The Trustee will give notice to the Servicer, the Rating Agencies, [the Certificate Insurer] and the Seller of the location of the Certificate Account and of any change thereof, prior to the use thereof. Funds held in the Certificate Account and delivered to the Trustee earlier than one Business Day prior to the next Distribution Date shall be invested by the Trustee in Eligible Investments as directed by the Servicer or shall remain uninvested. The Trustee shall cause each such Eligible Investment to be Delivered to it or its nominee (including a securities intermediary). All income and gain net of any losses realized from any such investment shall be for the benefit of the Servicer and shall be subject to withdrawal at the Servicer's direction from time to time. The amount of any losses net of any gains not paid to the Servicer incurred in respect of any such investments shall be deposited in the Certificate Account out of the Servicer's own funds immediately as realized.

          In addition, the Trustee shall (i) withdraw from the Reserve Account and deposit into the Certificate Account an amount equal to the amount of any Realized Losses on the Mortgage Loans during the related Prepayment Period in excess of the Class S Interest Distribution Amount, to the extent of funds available in the Reserve Account (with such withdrawal allocated between the Loan Groups in proportion to Realized Losses on each Loan Group) [and (ii) withdraw from the Insurance Account and deposit into the Certificate Account the amount necessary to make any Insured Payment on each Distribution Date, to the extent received from the Certificate Insurer (with such withdrawal allocated to the Loan Group to which an Insured Payment relates)].

          The Trustee shall make, to the extent required or authorized hereunder, withdrawals from the Certificate Account for the following purposes:

          (i) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein;

          (ii) to reimburse the Servicer for any unreimbursed Nonrecoverable Advance;

          (iii)  to make required distributions pursuant to Section 4.02; and

          (iv) to pay to the Seller any amount to which it is entitled pursuant to Section 7.03.

          SECTION 4.02.  Distributions.
                         -------------

          (a) On each Distribution Date the Trustee shall apply amounts in the Certificate Account (including any withdrawals from the Reserve Account in accordance with Section 4.01 [and any Insured Payment transferred from the Insurance Account and payable to the Class A Certificateholders in accordance with Section 4.06)], to pay the following amounts in the following order of priority:

          (i) [to pay to the Certificate Insurer, the Certificate Insurer Premium (with such amount allocated to each Loan Group pro rata based on the aggregate Principal Balance of the Mortgage Loans in such Loan Group);]

          (ii) to pay to itself on each Distribution Date an amount equal to the Principal Balance of each Mortgage Loan immediately prior such Distribution Date multiplied by one-twelfth of the Trustee Fee Rate (with such fee allocated to each Loan Group pro rata based on the aggregate Principal Balance of the Mortgage Loans in such Loan Group);

          (iii) to pay to the Servicer, on any Distribution Date, the Servicing Fee due on such Distribution Date, if the Servicer has remitted prior to the related Distribution Date funds directly to the Trustee for deposit in the Certificate Account (with such fee allocated to each Loan Group pro rata based on the aggregate Principal Balance of the Mortgage Loans in such Loan Group);

          (iv) [to pay to the Certificate Insurer the amount of Cumulative Insurance Payments as of such Distribution Date (with such amount allocated to the related Loan Group);]

          (v)   concurrently,

                    (i) to the holders of the Class [A-I] Certificates, to the extent of the related Available Distribution Amount remaining, the Class [A-I] Interest Distribution Amount and the Class [A-I] Cumulative Interest Shortfall Amount for which no Insured Payment has been previously paid to the Class [A-I] Certificateholders; and

                    (ii) to the holders of the Class [A-II] Certificates, to the extent of the related Available Distribution Amount remaining, the Class [A-II] Interest Distribution Amount and the Class [A-II]

                 Cumulative Interest Shortfall Amount for which no Insured Payment has been previously paid to the Class [A-II] Certificateholders;

          (vi)   concurrently,

                    (i) to the holders of the Class [A-I] Certificates, to the extent of the related Available Distribution Amount remaining, the Class [A-I] Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                    (ii) to the holders of the Class [A-II] Certificates, to the extent of the related Available Distribution Amount remaining, the Class [A-II] Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                    (iii) to the holders of the Class [A-I] Certificates, to the extent of the Available Distribution Amount for Loan Group II remaining, the portion of Class [A-I] Principal Distribution Amount remaining unpaid for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero; and

                    (iv) to the holders of the Class [A-II] Certificates, to the extent of the Available Distribution Amount for Loan Group I remaining, the portion of Class [A-II] Principal Distribution Amount remaining unpaid for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

          (vii) to the holders of the Class S Certificates, or to the Reserve Fund to the extent the Reserve Account Requirement is not satisfied, to the extent of the Available Distribution Amount remaining, the Class S Interest Distribution Amount in the following order of priority:

                    [(i)  first, to the Reserve Fund, any Reserve Fund Increase
                 Amount;]

                    (ii) second, to the holders of the Class S Certificates, the remaining portion, if any, of the Class S Interest Distribution Amount; and

          (viii) to the holder of the Class R Certificates, the balance, if any, of the Available Distribution Amount.

          (b) Within five Business Days before the related Distribution Date, the Servicer shall notify the Trustee of the amounts, if any, payable to the Certificate Insurer pursuant to Sections 4.02(a)(iv).

          (c) The Trustee shall be responsible for the calculations with respect to distributions from the Certificate Account so long as the Trust Fund has not been terminated in accordance with this Agreement. All distributions made to Certificateholders of any Class on such Distribution Date will be made to the Certificateholders of the respective Class of record on the immediately preceding Record Date, except for the final distribution, which shall be made as provided in the form of Certificate. All distributions made to the Certificateholders shall be based upon the Percentage Interest represented by their respective Certificates. If on any Determination Date, the Trustee determines that there are no Mortgage Loans outstanding and no other funds or assets in the Trust Fund other than the funds in the Certificate Account, the Trustee shall promptly send the final distribution notice to each Certificateholder specifying the manner in which the final distribution will be made.

          (d) Any Certificateholder shall be entitled to receive distributions hereunder on a Distribution Date (other than as provided in Section 10.02 respecting the final distribution) by wire transfer to the account specified in writing by the Certificateholder to the Trustee if the Initial Certificate Principal Balance evidenced by such Holder's Certificate is at least equal to $2,500,000 or the Percentage Interest thereof is 100%. In each case, the account must be specified in writing at least five Business Days prior to the Record Date for the Distribution Date on which wire transfers will commence.
All other distributions shall be made by check payable to the Certificateholder mailed by first class mail to the address of such Certificateholder reflected in the Certificate Register.

          SECTION 4.03.  Allocation of Realized Losses.
                         -----------------------------

          Prior to each Distribution Date, based on the information provided by the Servicer in its monthly report, the Trustee shall determine the total of Realized Losses, if any, incurred with respect to the Mortgage Loans in each Loan Group during the previous Prepayment Period. On each Distribution Date, Realized Losses will be allocated after the distribution of principal and interest on such Distribution Date; provided, however, that if the Certificate Principal Balance of any Class of Certificates would be reduced to zero as a result of Realized Losses to be allocated on such Distribution Date if no funds were available for distributions on the Certificates, then Realized Losses will be allocated to such Class prior to the distribution of principal and interest. In every case, such Realized Losses shall be allocated first to the Class S Certificates, by operation of clause (vi) of the definitions of Class [A-I] Principal Distribution Amount and Class [A-II] Principal Distribution Amount, up to the amount of the Class S Interest Distribution Amount for the related Distribution Date. If the amount of Realized Losses in respect of any Prepayment Period exceeds the amount of the Class S Interest Distribution Amount for such Distribution Date, the Trustee shall transfer to the Certificate Account from, and to the extent of, the funds on deposit in the Reserve Fund in accordance with Sections 4.01 and 4.07.

          To the extent Realized Losses allocated with respect to any Distribution Date exceed the Class S Interest Distribution Amount and amounts available on deposit in the Reserve Fund, and payments are not made in respect thereof by the Certificate Insurer as required under the Policy, the remaining Realized Losses will be allocated to the related Class of Class A Certificates.

          SECTION 4.04.  Monthly Statements to Certificateholders.
                         ----------------------------------------

          (a) Not later than each Distribution Date, the Trustee shall prepare and the Trustee shall cause to be forwarded by mail to each Certificateholder, the Servicer, the Certificate Insurer, the Seller and the Rating Agencies a statement setting forth:

               (i) the amount of such distribution representing principal of the Mortgage Loans, separately identifying the aggregate amount of any Principal Prepayments included therein, and the portion of such distribution, if any, representing a Monthly Advance of principal and the Certificate Principal Balance of the Class A Certificates after giving effect to such distributions;

               (ii) the amount of such distribution representing interest on the Mortgage Loans and the portion of such distribution, if any, representing a Monthly Advance of interest;

               (iii) the aggregate Principal Balances of the Mortgage Loans as of the close of business on such Distribution Date and the amount of Principal Prepayments received during the immediately preceding Prepayment Period;

               (iv) the related amount of the Servicing Fees retained or withdrawn from the Custodial Account or the Certificate Account;

               (v)    the amount of Monthly Advances paid by the Servicer;

               (vi) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (1) one month, (2) two months, (3) three months or more and (B) in foreclosure and (C) in bankruptcy;

               (vii)  the book value (within the meaning of 12 C.F.R. (S)
     571.13 or comparable provision) of any REO Property;

               (viii) the respective amounts, if any, of Realized Losses allocated to the respective Classes of Certificates with respect to such Distribution Date;

               (ix)   all Monthly Advances recovered during the related Due
     Period;

               (x) the amount of any tax imposed on a "prohibited transaction" of the Trust Fund as defined in Section 860F of the Code during the related Due Period;

               (xi) the amount of any reduction in Certificate Principal Balance, cumulative interest shortfall amount or interest distribution amount for any Class attributable to the application of Realized Losses thereto on such Distribution Date;

               [(xii)    the amount of any Insured Payment made on such
     Distribution Date, the amount of any reimbursement payment made to the Certificate

     Insurer on such Distribution Date pursuant to Section 4.02(b) and the amount of Cumulative Insurance Payments after giving effect to any such Insured Payment or any such reimbursement payment to the Certificate Insurer;]

               (xiii) the Certificate Rate on the Class A Certificates for such Distribution Date;

               (xiv) the aggregate principal balance of all Converting Mortgage Loans and Converted Mortgage Loans, as the case may be, purchased by the Servicer pursuant to Section 3.21, the proceeds of which are being distributed on such Distribution Date and the aggregate principal balance of all Converted Mortgage Loans which have not been so purchased pursuant to Section 3.21;

               (xv) the aggregate principal balance of all Mortgage Loans which are the subject of substitution or purchase by the Servicer pursuant to Section 2.04, during the month of such Distribution Date, together with the number of such Mortgage Loans removed and the amount of any resulting shortage deposited into the Custodial Account by the Seller or Servicer in such month;

               (xvi)   the Rolling Three Month Delinquency Percentage;

               (xvii) cumulative Realized Losses since the Delivery Date and for the three year period commencing on the Delivery Date; and

               (xviii) the amount of any payment made from or to the Reserve Account and the balance of the Reserve Account after giving effect to such amount.

          (b) Upon reasonable advance notice in writing, if required by federal regulation, the Trustee will provide to each Certificateholder that is a savings association, bank or insurance company certain reports and access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the Office of Thrift Supervision or other regulatory authorities with respect to investment in the Certificates and the Servicer shall cooperate with the Trustee in providing such information; provided, however, that the Trustee shall be entitled to be reimbursed by each such Certificateholder for the Trustee's actual expenses incurred in providing such reports and access. The Trustee will provide to any Certificateholder upon request the outstanding Certificate Principal Balance as of such dates and, if then known by the Trustee, the outstanding Certificate Principal Balances after giving effect to any distribution to be made on the next following Distribution Date.

          SECTION 4.05.  Prepayment Interest Shortfalls and Relief Act
                         ---------------------------------------------
                         Shortfalls.
                         ----------

          Prepayment Interest Shortfalls resulting from a Principal Prepayment of a Mortgage Loan during any Prepayment Period and Relief Act Shortfalls will be applied first, to reduce the Class A Interest Distribution Amount payable on the related Distribution Date as set forth in the definition of the Class A Interest Distribution Amount and second, to reduce the Class S Interest Distribution Amount payable on the related Distribution Date, in respect of such Mortgage Loan.

          [SECTION 4.06. The Policy.
                         ----------

          (a) If the Trustee determines that the Deficiency Amount is greater than zero with respect to any Distribution Date, the Trustee shall complete the notice in the Form of Exhibit A to the Policy (the "Notice") and submit such Notice in accordance with the Policy to the Certificate Insurer no later than 12:00 P.M., New York City time, on the third Business Day immediately preceding each Distribution Date, as a claim for an Insured Payment in an amount equal to such Deficiency Amount.

          (b) The Trustee shall establish and maintain the Insurance Account on behalf of the Holders of the Class A Certificates. Upon receipt of an Insured Payment from the Certificate Insurer on behalf of the Holders of the applicable Class of Class A Certificates, the Trustee shall deposit such Insured Payment in the Insurance Account. All amounts on deposit in the Insurance Account shall remain uninvested. On each Distribution Date, the Trustee shall transfer any Insured Payment then on deposit in the Insurance Account to the Certificate Account. The Trustee shall distribute on each Distribution Date any Deficiency Amount for such Distribution Date from the Certificate Account, together with the distributions to be made to the Class A Certificateholders on such Distribution Date, as distributions of interest and principal, respectively.

          (c) The Trustee shall (i) receive as attorney-in-fact of each Class A Certificateholder any Insured Payment from the Certificate Insurer and (ii) distribute such Insured Payment to the applicable Class A Certificateholders as set forth in subsection (b) above. Insured Payments disbursed by the Trustee from proceeds of the Policy shall not be considered payment by the Trust Fund with respect to the Class A Certificates, nor shall such disbursement of such Insured Payments discharge the obligations of the Trust Fund with respect to the amounts thereof, and the Certificate Insurer shall become owner of such amounts to the extent covered by such Insured Payments as the deemed assignee of such Class A Certificateholders. The Trustee hereby agrees on behalf of each Class A Certificateholder (and each Class A Certificateholder, by its acceptance of its Class A Certificates, hereby agrees) for the benefit of the Certificate Insurer that the Trustee shall recognize that to the extent the Certificate Insurer pays Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Holders of the applicable Class of Class A Certificates, the Certificate Insurer will be entitled to be subrogated to the rights of such Class A Certificateholders to the extent of such payments.]

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

          [SECTION 4.07  Reserve Account.
                         ---------------

          (a) The Trustee shall establish, prior to the Delivery Date, and shall maintain, in the name of the Trustee on behalf of the Holders of interests in the Trust Fund, the Reserve Account, which shall be an Eligible Account, into which the Trustee shall deposit all amounts required to be deposited therein pursuant to Section 4.02(a)(vii). All distributions to be made from time to time to Holders of interests in the Trust Fund out of funds in the Reserve Account shall be made by or on behalf of the Trustee in accordance with the terms of this Agreement. The Trustee will give notice to the Servicer, the Rating Agencies, the Certificate Insurer and the Seller of the location of the Reserve Account and of any change thereof, prior to the use thereof. Funds held in the Reserve Account shall be invested by the Trustee in Eligible Investments, as directed by the Holder of the Class S Certificates, that will mature so that such funds will be available at the close of business on the Business Day preceding each Distribution Date. In the event that the Holder of the Class S Certificates does not deliver investment instructions, such funds will be invested by the Trustee in units of taxable money-market portfolios rated in the highest rating category by Moody's and Standard & Poor's and not restricted to obligations issued or guaranteed by any agency or instrumentality of the United States or entities whose obligations are backed by the full faith and credit of the United States, or repurchase agreements collateralized by such obligations. The Trustee shall cause each such Eligible Investment to be Delivered to it or its nominee (including a securities intermediary). The amount of any losses incurred in respect of principal on any such investments that were made at the direction of the Seller shall be remitted to the Trustee and deposited into the Reserve Account from the Seller's own funds promptly following the date such losses are realized.

          (b) On each Distribution Date, the Reserve Account Monthly Investment Income with respect to such Distribution Date shall be allocated as follows:

                 (i) an amount equal to the lesser of (A) such Reserve Account Monthly Investment Income and (B) one-twelfth of 2.5% of the Reserve Account Balance with respect to such Distribution Date shall be maintained in the Reserve Account and not distributed, subject, however, to withdrawals of Reserve Account Decrease Amounts;

                 (ii) the excess, if any, of (A) such Reserve Account Monthly Investment Income over (B) one-twelfth of 2.5% of the Reserve Account Balance with respect to such Distribution Date shall be distributed to the Holder of the Class S Certificates.

          The balance, if any, remaining in the Reserve Account on the Distribution Date on which the Certificate Principal Balance of each Class of the Class A Certificates is reduced to zero will be distributed by the Trustee to the Holder of the Class S Certificates.

          In addition, on any Distribution Date, any Reserve Account Decrease Amount shall be distributed to the Holder of the Class S Certificates on such Distribution Date.

          (c) On each Distribution Date, to the extent of funds available in the Reserve Account after the allocation in Section 4.07(b)(ii), the Trustee shall withdraw from the Reserve Account and deposit into the Certificate Account an amount equal to the excess, if any, of any Realized Losses on the Mortgage Loans during the related Prepayment Period over the Class S Interest Distribution Amount for such Distribution Date, with such amount allocated as set forth in Section 4.01.

          (d) For federal income tax purposes, the Holder of the Class S Certificates shall be the owner of the Reserve Account and shall report all items of income, deduction, gain or loss arising therefrom. Notwithstanding anything herein to the contrary, the Reserve Account shall not be an asset of the Trust REMIC. To the extent that the Reserve Account constitutes reserve funds for federal income tax purposes, (1) it shall be an outside reserve fund and not an asset of the Trust REMIC, (2) it shall be owned by the Holder of the Class S Certificates and (3) amounts transferred by the Trust REMIC to the Reserve Account shall be treated as transferred to the Holder of the Class S Certificates, all within the meaning of Section 1.860G-2(h) of the Treasury Regulations. The Reserve Account may not be owned by more than one Person.

          (e) The provisions of this Section 4.07 may be modified and the Reserve Account Requirement may be reduced or eliminated by the Certificate Insurer at its sole discretion at any time. Upon receipt of written notice of such reduction or elimination from the Certificate Insurer, the Servicer shall give written notice thereof to the Rating Agencies, the Trustee and the Certificateholders.]


                                   ARTICLE V

                                   ADVANCES

          SECTION 5.01.  Monthly Advances by the Servicer.
                         --------------------------------

          Subject to the conditions of this Article V, the Servicer, as required below, shall make a Monthly Advance to the Certificate Account maintained by the Trustee, in the amount, if any, of the aggregate Monthly Payments less Prepayment Interest Shortfalls and Relief Act Shortfalls, after adjustment of the interest portion of each such Monthly Payment to the Mortgage Rate less the applicable Servicing Fee Rate, on the Mortgage Loans that were due on the Due Date but that were not received and remitted to the Certificate Account on or prior to the Servicer Advance Date. The Servicer shall be obligated to make any such Monthly Advance only to the extent that such advance, in the good faith judgment of the Servicer, will be recoverable by the Servicer from Insurance Proceeds, Liquidation Proceeds (less Liquidation Expenses), or otherwise on the related Mortgage Loan.

          On the Determination Date immediately preceding the related Distribution Date, the Servicer shall determine whether and to what extent any Mortgagor has failed to make any Monthly Payment due on the Due Date and whether such deficiencies, if advanced by the Servicer, would be recoverable by the Servicer from related Insurance Proceeds or Liquidation Proceeds (net of Liquidation Expenses). If the Servicer shall have determined that it is not obligated to make the entire Monthly Advance because all or a lesser portion of such Monthly Advance would not be recoverable by the Servicer from related Insurance Proceeds or Liquidation Proceeds (net of Liquidation Expenses), the Servicer shall deliver to the Trustee, not less than two Business Days prior to the related Distribution Date, for the benefit of the Certificateholders and the Certificate Insurer, an Officers' Certificate setting forth the reasons for such determination.

          In lieu of making all or a portion of any Monthly Advance, the Servicer may cause to be made an appropriate entry in its records relating to the Custodial Account that funds in such account, including but not limited to any amounts received in respect of scheduled principal and interest on any Mortgage due after the related Due Period, in excess of the Available Distribution Amount (less the amount of such Monthly Advance) for the related Distribution Date have been used by the Servicer in discharge of its obligation to make any such Monthly Advance. Any funds so applied shall be replaced by the Servicer by deposit, in the manner set forth above, in the Custodial Account no later than the Servicer Advance Date to the extent that funds in the Custodial Account on such date are less than the amounts required to be distributed on the related Distribution Date. The Servicer shall be entitled to be reimbursed from the Custodial Account for all Monthly Advances of its own funds made pursuant to this Section as provided in Section 3.09.

          SECTION 5.02.  Advances for Attorneys' Fees.
                         ----------------------------

          The Servicer shall make advances from time to time for attorneys' fees and court costs incurred, or which reasonably can be expected to be incurred, for the foreclosure of any Mortgage Loan or for any transaction in which the Trustee for the benefit of the Certificateholders and the Certificate Insurer is expected to receive a deed-in-lieu of foreclosure, unless the Servicer has made a good faith determination that such advances would not be recoverable from Insurance Proceeds or Liquidation Proceeds relating to the Mortgage Loan. If the Servicer shall make a good faith determination that such advances would not be so recoverable, the Servicer shall promptly deliver to the Trustee an Officers' Certificate setting forth the reasons for such determination. The Servicer shall be entitled to reimbursement for any such advance as provided in
Section 3.09 hereof.

          SECTION 5.03.  Nonrecoverable Advances.
                         -----------------------

          The determination by the Servicer that it has made a Nonrecoverable Advance shall be evidenced by an Officers' Certificate of the Servicer promptly delivered to the Trustee setting forth the reasons for such determination. Following the Trustee's receipt of the Officers' Certificate, the Servicer shall be entitled to reimbursement for such Nonrecoverable Advance as provided in
Section 3.09 hereof.

          SECTION 5.04.  Advance Procedures.
                         ------------------

          (a) If, on any Determination Date, the Servicer determines to make a Monthly Advance in accordance with Section 5.01, it shall make such Monthly Advance on or before noon, St. Paul time, on the second Business Day prior to the related Distribution Date (the "Servicer Advance Date"). The Servicer shall notify the Trustee of the aggregate amount of Monthly Advances for a Distribution Date on or before three Business Days prior to such Distribution Date. Any such Monthly Advance shall be included with the distribution on the related Distribution Date pursuant to Section 4.02.

          (b) In the event that the Servicer fails to make a Monthly Advance required to be made pursuant to Section 5.01 on or before 3 p.m., St. Paul, Minnesota time, on the Servicer Advance Date, the Trustee shall on or before 12 noon, New York time on the next Business Day provide to the Servicer, by telecopy, written notice of such failure and the amount of such failure and that continuance of such failure for a period of one Business Day will be an Event of Default.


                                  ARTICLE VI

                               THE CERTIFICATES

          SECTION 6.01.  The Certificates.
                         ----------------

          The Certificates shall be in substantially the forms set forth in Exhibits A, B and C hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the reasonable judgment of the Trustee or the Seller be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

          The definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution thereof.

          The Class [A-II] Certificates will be in fully-registered form only in minimum denominations of $[_______] Certificate Principal Balance and integral multiples of $[______] in excess thereof, provided that one Class [A-I] Certificate may be issued in such other amount as is required so that the aggregate of the Class [A-I] Certificate equals its aggregate Certificate Principal Balance. The Class [A-II] Certificates will be in fully-registered form only in minimum denominations of $[_______] Certificate Principal Balance and integral multiples of $[________] in excess thereof, provided that one Class [A-II] Certificate may be issued in such other amount as is required so that the aggregate of the Class [A-II] Certificate equals its aggregate Certificate Principal Balance. The Class S Certificates will be issued in fully-registered form only in minimum Percentage Interests of 20% and integral multiples thereof. The Class R Certificates will be in fully-registered form issuable only as a single Certificate.

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

          The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication executed by the Trustee by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          SECTION 6.02.  Registration of Transfer and Exchange of Certificates.
                         -----------------------------------------------------

          (a) The Trustee shall maintain, or cause to be maintained, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in like aggregate interest and of the same Class.

          (b) At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations and the same aggregate interest in the Trust Fund and of the same Class, upon surrender of the Certificates to be exchanged at the office or agency of the Trustee set forth in Section 9.11. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

          (c) No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

          (d) All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

          (e) No transfer of any Class S or Class R Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each certify to the Trustee in writing in the forms set forth in Exhibit H and Exhibit I, respectively, the facts surrounding the transfer and (ii) the Seller or the Trustee shall require an opinion of counsel reasonably satisfactory to the requesting party that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be required to be an expense of the Seller or the Trustee. Neither the Seller nor the Trustee is obligated to register or qualify any Class S or Class R Certificate under the 1933 Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Certificate or interest without registration or qualification. Any such Holder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Seller against any liability that may result if the transfer is not so exempt, or is not made in accordance with federal and state laws.

          (f) No transfer of a Class S or Class R Certificate shall be made to any employee benefit or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, to a trustee or other person acting on behalf of any such plan, or to any other person using "plan assets" to effect such acquisition, unless the prospective transferee of a Certificateholder desiring to transfer its Certificate provides the Trustee with (i) in the case of a transfer of Class S Certificates only, a certification as set forth in paragraph 6 of Exhibit H, or (ii) in the case of a transfer of Class S or Class R Certificates, an Opinion of Counsel which establishes to the reasonable satisfaction of the Seller and the Trustee that the purchase and holding of a Class S or Class R Certificate by, on behalf of or with "plan assets" of such plan is permissible under applicable local law, would not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and would not subject the Seller or the Trustee to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement or any other liability. The Trustee shall require that such prospective transferee certify to the Trustee in writing the facts establishing that such transferee is not such a plan and is not acting on behalf of or using "plan assets" of any such plan to effect such acquisition.

          (g) Additional restrictions on transfers of the Class R Certificates to Disqualified Organizations are set forth below:

                 (i) Each Person who has or who acquires any ownership interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such ownership interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any ownership interest in a Class R Certificate are expressly subject to the following provisions:

                       (A) Each Person holding or acquiring any ownership interest in a Class R Certificate shall be other than a Disqualified Organization and shall promptly notify the Trustee of any change or impending change in its status as other than a Disqualified Organization.

                       (B) In connection with any proposed transfer of any ownership interest in a Class R Certificate to a U.S. Person, the Trustee shall require delivery to it, and shall not register the transfer of a Class R Certificate until its receipt of (1) an affidavit and agreement (a "Transferee Affidavit and Agreement" attached hereto as Exhibit J) from the proposed transferee, in form and substance satisfactory to the Servicer, representing and warranting, among other things, that it is not a non-U.S. Person, that such transferee is other than a Disqualified Organization, that it is not acquiring its ownership interest in a Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not other than a Disqualified Organization, that for so long as it retains its ownership interest in a Class R Certificate, it will endeavor to remain other than a Disqualified Organization, and that it has reviewed the provisions of this Section 6.02(g) and agrees to be bound by them, and (2) a certificate, attached hereto as Exhibit K, from the Holder wishing to transfer a Class R Certificate, in form and substance satisfactory to the Servicer, representing and warranting, among other things, that no purpose of the proposed transfer is to allow such Holder to impede the assessment or collection of tax.

                       (C) Notwithstanding the delivery of a Transferee Affidavit and Agreement by a proposed transferee under clause (B) above, if the Trustee has actual knowledge that the proposed transferee is not other than a Disqualified Organization, no transfer of an ownership interest in a Class R Certificate to such proposed transferee shall be effected.

                       (D) Each Person holding or acquiring any ownership interest in a Class R Certificate agrees, by holding or acquiring such ownership interest, (1) to require a Transferee Affidavit and Agreement from the other Person to whom such Person attempts to transfer its ownership interest and to provide a certificate to the Trustee in the form attached hereto as Exhibit K, and (2) to obtain the express written consent of the Servicer prior to any transfer of such ownership interest, which consent may be withheld in the Servicer's sole discretion.

                 (ii) The Trustee shall register the transfer of any Class R Certificate only if it shall have received the Transferee Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit J and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration.

                 (iii) (A)   If any Disqualified Organization shall become a
          Holder of a Class R Certificate, then the last preceding Holder that was other than a Disqualified Organization shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Class R Certificate. If any non-U.S. Person shall become a Holder of a Class R Certificate, then the last preceding Holder that is a U.S. Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of the transfer to such non-U.S. Person of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Holder that was other than a Disqualified Organization shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section 6.02(g) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                       (B) If any purported transferee of a Class R Certificate shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 6.02(g) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Servicer shall have the right, without notice to the Holder or any prior Holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Servicer on such terms as the Servicer may choose. Such purported transferee shall promptly endorse and deliver a Class R Certificate in accordance with the instructions of the Servicer. Such purchaser may be the Servicer itself or any affiliate of the Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Servicer or its affiliates), expenses and taxes due, if any, shall be remitted by the Servicer to such purported transferee. The terms and conditions of any sale under this clause
          (iii)(B) shall be determined in the sole discretion of the Servicer, and the Servicer shall not be liable to any Person having an ownership interest or a purported ownership interest in a Class R Certificate as a result of its exercise of such discretion.

                 (iv) The Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information reasonably available to it that is necessary to compute any tax imposed (A) as a result of the transfer of an ownership interest in a Class R Certificate to any Person who is not other than a Disqualified Organization, including the information regarding "excess inclusions" of such Residual Certificate required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulation Sections 1.860E-2(a)(5) or 1.860D-1(b)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organizations described in Section 1381 of the Code having as among its record holders at any time any Person who is not other than a Disqualified Organization. Reasonable compensation for providing such information may be required by the Servicer from such Person.

                 (v) The provisions of this Section 6.02(g) set forth prior to this Section (v) may be modified, added to or eliminated by the Servicer, provided that there shall have been delivered to the Trustee the following:

                       (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current rating of the Certificates; and

                       (B) a certificate of the Servicer stating that the Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Servicer, to the effect that such modification, addition to or elimination of such provisions will not cause the Trust REMIC to cease to qualify as a REMIC and will not create a risk that
          (i) the Trust REMIC may be subject to an entity-level tax caused by the transfer of a Class R Certificate to a Person which is not other than a Disqualified Organization or (2) a Certificateholder or another Person will be subject to a REMIC-related tax caused by the transfer of applicable Class R Certificate to a Person which is not other than a Disqualified Organization.

                 (vi)  The following legend shall appear on each Class R
     Certificate:

          ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE Servicer AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE,
          (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR
          (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE

          OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

          (h) The Trustee shall have no liability to the Trust Fund arising from a transfer of any such Certificate in reliance upon a certification, ruling or Opinion of Counsel described in this Section 6.02; provided, however, that the Trustee shall not register the transfer of any Class R Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Class R Certificate as set forth in this Section 6.02.

          SECTION 6.03.  Mutilated, Destroyed, Lost or Stolen Certificates.
                         -------------------------------------------------

          If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Servicer, the Certificate Insurer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust Fund. In connection with the issuance of any new Certificate under this Section 6.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 6.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          SECTION 6.04.  Persons Deemed Owners.
                         ---------------------

          Prior to due presentation of a Certificate for registration of transfer, the Servicer, the Trustee, and any agent of the Servicer, the Certificate Insurer or the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Servicer, the Trustee, the Certificate Insurer nor any agent of the Servicer, the Certificate Insurer or the Trustee shall be affected by any notice to the contrary.

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

          SECTION 6.05.  Access to List of Certificateholders' Names and
                         -----------------------------------------------
                         Addresses.
                         ---------

          (a) If three or more Certificateholders (i) request in writing from the Trustee a list of the names and addresses of Certificateholders, (ii) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and
(iii) provide a copy of the communication which such Certificateholders propose to transmit, then the Trustee shall, within ten Business Days after the receipt of such request, afford such Certificateholders access during normal business hours to a current list of the Certificateholders. The expense of providing any such information requested by a Certificateholder shall be borne by the Certificateholders requesting such information and shall not be borne by the Trustee. Every Certificateholder, by receiving and holding a Certificate, agrees that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

          (b) The Servicer, so long as it is the master servicer hereunder, shall have unlimited access to a list of the names and addresses of the Certificateholders which list shall be provided by the Trustee promptly upon the request of the Servicer.

          SECTION 6.06.  Maintenance of Office or Agency.
                         -------------------------------

          The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in St. Paul, Minnesota where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates the office described in Section 9.11 as its office for such purpose. The Trustee will give prompt written notice to the Certificateholders of any change in the location of any such office or agency.

          [SECTION 6.07. Book-Entry Certificates.
                         -----------------------

          Notwithstanding the foregoing, each class of the Class A Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Seller. The Class A Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of DTC, as the initial Clearing Agency, and no Beneficial Holder will receive a definitive certificate representing such Beneficial Holder's interest in the Certificates, except as provided in Section
6.09. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Beneficial Holders pursuant to Section 6.09:

               (a) the provisions of this Section 6.07 shall be in full force and effect with respect to the Class A Certificates;

               (b) the Seller and the Trustee may deal with the Clearing Agency for all purposes with respect to the Class A Certificates (including the making of distributions on such Certificates) as the sole Holder of such Certificates;

               (c) to the extent that the provisions of this Section 6.07 conflict with any other provisions of this Agreement, the provisions of this Section 6.07 shall control; and

               (d) the rights of the Beneficial Holders of the Class A Certificates shall be exercised only through the Clearing Agency and the Participants and shall be limited to those established by law and agreements between such Beneficial Holders and the Clearing Agency and/or the Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.09, the initial Clearing Agency will make book-entry transfers among the Participants and receive and transmit distributions of principal and interest on the related Certificates to such Participants.

          For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of each Class of the Class A Certificates evidencing a specified percentage of the aggregate unpaid principal amount of such Certificates, such direction or consent may be given by the Clearing Agency at the direction of Beneficial Holders owning such Certificates evidencing the requisite percentage of principal amount of such Certificates. The Clearing Agency may take conflicting actions with respect to each Class of the Class A Certificates to the extent that such actions are taken on behalf of the Beneficial Holders.]

          [SECTION 6.08. Notices to Clearing Agency.
                         --------------------------

          Whenever notice or other communication to the Holders of each Class of Class A Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related Certificateholders pursuant to Section 6.09, the Trustee shall give all such notices and communications specified herein to be given to Holders of each Class of the Class A Certificates to the Clearing Agency which shall give such notices and communications to the related Participants in accordance with its applicable rules, regulations and procedures.]

          [SECTION 6.09. Definitive Certificates.
                         -----------------------

          If (a) the Seller advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the Depository Agreement with respect to the Certificates and the Trustee or the Seller is unable to locate a qualified successor, (b) the Seller, at its option, advises the Trustee in writing that it elects to terminate the book-entry system with respect to the Class A Certificates through the Clearing Agency or (c) after the occurrence of an Event of Default, Holders of each Class of Class A Certificates evidencing not less than 66-2/3% of the aggregate Certificate Principal Balance of such Class of the Class A Certificates advise the Trustee in writing that the continuation of a book-entry system with respect to the such Certificates through the Clearing Agency is no longer in the best interests of the Holders of such Certificates with respect to such Class of the Class A Certificates, the Trustee shall notify all Holders of such Certificates of the occurrence of any such event and the availability of Definitive Certificates. Upon surrender to the Trustee of the such Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall authenticate and deliver the Definitive Certificates. Neither the Seller nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of Definitive Certificates as Certificateholders hereunder.]


                                  ARTICLE VII

                          THE SELLER AND THE SERVICER

          SECTION 7.01.  Liabilities of the Seller and the Servicer.
                         ------------------------------------------

          The Seller and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

          SECTION 7.02.  Merger or Consolidation of the
                         ------------------------------
                         Seller or the Servicer.
                         ----------------------

          The Seller and the Servicer will each do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises (charter and statutory) and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

          Any Person into which the Seller or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Seller or the Servicer shall be a party, or any Person succeeding to the business of the Seller or the Servicer, shall be the successor of the Seller or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, FNMA or FHLMC.

          Notwithstanding anything else in this Section 7.02 or in Section 7.04 hereof to the contrary, the Servicer may assign its rights and delegate its duties and obligations under this Agreement (except for the obligation of the Servicer or Seller to effectuate repurchases or substitutions of Mortgage Loans hereunder, including pursuant to Section 2.01, 2.02 or

2.04 hereof, which shall remain with Chevy Chase hereunder); provided, however, that the Servicer gives the Seller, the Certificate Insurer and the Trustee notice of such assignment; and provided further, that such purchaser or transferee accepting such assignment and delegation shall be an institution that is a FNMA and FHLMC approved seller/servicer in good standing, which has a net worth of at least $[_____________], and which is willing to service the Mortgage Loans and executes and delivers to the Seller and the Trustee an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement; and provided further, that each of the Rating Agencies acknowledge that its rating of the Certificates in effect immediately prior to such assignment and delegation or its rating of the risk undertaken by the Certificate Insurer with respect to the Policy will not be qualified or reduced as a result of such assignment and delegation. In the case of any such assignment and delegation, the Servicer shall be released from its obligations under this Agreement (except as provided above), except that the Servicer shall remain liable for all liabilities and obligations incurred by it as Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the preceding sentence.

          SECTION 7.03.  Limitation on Liability of the Seller, the Servicer and
                         -------------------------------------------------------
                         Others.
                         ------

          Neither the Seller, the Servicer, any Sub-Servicer nor any of the directors, officers, employees or agents of the Seller, the Servicer or any Sub-Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Seller or the Servicer against any breach of representations or warranties made by it herein or protect the Seller or the Servicer or any such person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Servicer, any Sub-Servicer and any director, officer, employee or agent of the Seller, the Servicer or any Sub-Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller, the Servicer, any Sub-Servicer and any director, officer, employee or agent of the Seller, the Servicer or any Sub-Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided that the foregoing indemnification by the Trust Fund shall be limited to amounts that would otherwise be distributable with respect to the Class S Certificates. Neither the Seller, the Servicer nor any Sub-Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to their respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that either the Seller, the Servicer or any Sub-Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder.

          SECTION 7.04.  Servicer Not to Resign.
                         ----------------------

          The Servicer shall not resign from the obligations and duties imposed upon it hereunder except upon determination that such obligations and duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer under this Section 7.04 shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Certificate Insurer. The Servicer shall give notice of any proposed resignation to the Trustee, the Certificateholders, the Certificate Insurer and the Rating Agencies. No such resignation by the Servicer shall become effective until the Trustee or a successor servicer acceptable to the Certificate Insurer shall have assumed the Servicer's responsibilities and obligations in accordance with Section 8.02 hereof.

          SECTION 7.05.  Errors and Omissions Insurance; Fidelity Bonds.
                         ----------------------------------------------

          The Servicer shall, for so long as it acts as servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA or FHLMC for persons performing servicing for mortgage loans purchased by FNMA or FHLMC. In the event that any such policy or bond ceases to be in effect, the Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

          SECTION 7.06.  Servicer May Own Certificates.
                         -----------------------------

          The Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Servicer.


                                 ARTICLE VIII

                                    DEFAULT

          SECTION 8.01.  Events of Default.
                         -----------------

          "Event of Default", wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (a) any failure by the Servicer to remit to the Certificateholders, the Certificate Insurer or to the Trustee any payment other than a Monthly Advance required to be made by the Servicer under the terms of this Agreement, which failure shall continue unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee, the Certificate Insurer or the Seller or to the Servicer, the Certificate Insurer and the

     Trustee by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or

               (b) any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement (except as set forth in (c) below) which failure (i) materially affects the rights of the Certificateholders or the Certificate Insurer and (ii) shall continue unremedied for a period of 60 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure shall have been given to the Servicer by the Trustee or the Seller, or to the Servicer and the Trustee by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

               (c) if a representation or warranty set forth in Section 2.03 or
     2.04 hereof shall prove to be materially incorrect as of the time made in any respect that materially and adversely affects interests of the Certificateholders or the Certificate Insurer, and the circumstances or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured, or the affected Mortgage Loan shall not have been substituted for or repurchased, within 60 days after the date on which written notice thereof shall have been given to the Servicer and Seller by the Trustee for the benefit of the Certificateholders and the Certificate Insurer or by the Seller; or

               (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

               (e) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

               (f) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

               (g) either Rating Agency shall lower or withdraw the outstanding rating of the Certificates because the existing or prospective financial condition or mortgage loan servicing capability of the Servicer is insufficient to maintain such outstanding rating; or

               (h) any failure of the Servicer to make any Monthly Advance in the manner and at the time required to be made from its own funds pursuant to this Agreement and after receipt of notice from the Trustee pursuant to
     Section 5.04, which failure continues unremedied after 5 p.m., [_____________________], on the Business Day immediately preceding the Distribution Date; or

               (i) a Servicer Trigger Event occurs.

          If an Event of Default due to the actions or inaction of the Servicer described in clauses (a) through (g) or (i) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee shall at the direction of the Certificate Insurer (unless an Certificate Insurer Default is continuing) or, if so directed by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates, by notice in writing to the Servicer (with the prior written consent of the Certificate Insurer and with a copy to the Rating Agencies), terminate all of the rights and obligations of the Servicer under this Agreement (other than rights to reimbursement for Monthly Advances or other advances previously made, as provided in Section 3.09) provided, however, that unless an Certificate Insurer Default is continuing the successor to the Servicer appointed pursuant to Section 7.02 shall be acceptable to the Certificate Insurer and shall have accepted the duties of Servicer effective upon the resignation of the Servicer.

          If an Event of Default described in clause (h) shall occur, the Trustee with the consent of the Certificate Insurer (which shall not be unreasonably withheld) shall, prior to the next Distribution Date, terminate the rights and obligations of the Servicer hereunder and succeed to the rights and obligations of the Servicer hereunder pursuant to Section 8.02, including the obligation to make Monthly Advances on such Distribution Date pursuant to the terms hereof.

          SECTION 8.02.  Trustee to Act; Appointment of Successor.
                         ----------------------------------------

          On and after the time the Servicer receives a notice of termination pursuant to Section 8.01 hereof or resigns pursuant to Section 7.04 hereof, subject to the provisions of Section 3.06 hereof, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and with respect to the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, provided that the Trustee shall not be deemed to have made any representation or warranty as to any Mortgage Loan made by the Servicer and shall not effect any repurchases or substitutions of any Mortgage Loan. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the Servicer would have been entitled to charge to the related Custodial Account if the Servicer had continued to act hereunder (except that the terminated Servicer shall retain the right to be reimbursed for advances (including, without limitation, Monthly Advances) theretofore made by the Servicer with respect to which it would be entitled to be reimbursed if it had not been so terminated as Servicer). Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with this Section 8.02, the Certificate Insurer may, and if the Certificate Insurer fails to the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act (exclusive of the obligations with respect to Monthly Advances), appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the Certificate Insurer, the appointment of which does not adversely affect the then current rating of the Certificates, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer, provided that such successor to the Servicer shall not be deemed to have made any representation or warranty as to any Mortgage Loan made by the Servicer. Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall act in such capacity as provided herein. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it.

          The Servicer that has been terminated shall, at the request of the Trustee but at the expense of such Servicer, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Sub-Servicing Agreement to the assuming party.

          The Servicer shall cooperate with the Trustee and any successor servicer in effecting the termination of the Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or thereafter received with respect to the Mortgage Loans.

          Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (a) the failure of the Servicer to (i) deliver, or any delay in delivering, cash, documents or records to it, (ii) cooperate as required by this Agreement, or
(iii) deliver the Mortgage Loan to the Trustee as required by this Agreement, or
(b) restrictions imposed by any regulatory authority having jurisdiction over the Servicer.

          Any successor to the Servicer as servicer shall during the term of its service as servicer maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 7.05 hereof.

          SECTION 8.03.  Notification to Certificateholders.
                         ----------------------------------

          (a) Upon any termination or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to the Certificate Insurer, the

Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

          (b) Within 2 Business Days after the occurrence of any Event of Default, the Trustee shall transmit by mail to the Certificate Insurer and all Certificateholders and the Rating Agencies notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

          SECTION 8.04.  Waiver of Events of Default.
                         ---------------------------

          The Certificate Insurer or the Holders representing at least 66-2/3% of the Voting Rights of Certificates affected by a default or Event of Default hereunder may waive any default or Event of Default, with the written consent of the Certificate Insurer, which consent shall not be unreasonably withheld; provided, however, that (a) a default or Event of Default under clause (i) of
Section 8.01 may be waived, with the written consent of the Certificate Insurer, only by all of the Holders of Certificates affected by such default or Event of Default (which Voting Rights of the Class A Certificateholders may be exercised by the Certificate Insurer without the consent of such Holders and may only be exercised by such Holders with the prior written consent of the Certificate Insurer so long as there does not exist a failure by the Certificate Insurer to make a required payment under the Policy) and (b) no waiver pursuant to this
Section 8.04 shall affect the Holders of Certificates in the manner set forth in
Section 11.01(b)(i), (ii) or (iii). Upon any such waiver of a default or Event of Default by the Certificate Insurer or the Holders representing the requisite percentage of Voting Rights of Certificates affected by such default or Event of Default with the consent of the Certificate Insurer, which consent shall not be unreasonably withheld, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.


                                  ARTICLE IX

                            CONCERNING THE TRUSTEE

          SECTION 9.01.  Duties of Trustee.
                         -----------------

          The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, undertakes with respect to the Trust Fund to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee set forth in this Agreement shall not be construed as a duty.

          The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall have no duty to recompute, recalculate or verify the accuracy of any resolution, certificate, statement, opinion, report, document, order or other instrument so furnished to the Trustee.

          No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability which would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

               (a) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be personally liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

               (b) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless the Trustee was negligent or acted in bad faith or with willful misfeasance;

               (c) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

               (d) no provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          Except with respect to an Event of Default described in clause (a) of
Section 8.01, the Trustee shall not be deemed to have knowledge of any Event of Default or event which, with notice or lapse of time, or both, would become an Event of Default, unless a Responsible Officer of the Trustee shall have received written notice thereof from the Servicer, the Seller or a Certificateholder, or a Responsible Officer of the Trustee has actual notice thereof, and in the absence of such notice no provision hereof requiring the taking of any action or the assumption of any duties or responsibility by the Trustee following the occurrence of any Event of Default or event which, with notice or lapse of time or both, would become an Event of Default, shall be effective as to the Trustee.

          The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall use its best efforts to remit to the Servicer upon receipt of any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

          SECTION 9.02.  Certain Matters Affecting the Trustee.
                         -------------------------------------

          (a)  Except as otherwise provided in Section 9.01:

               (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

               (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action; the reasonable expense of every such investigation shall be paid by the Servicer in the event that such investigation relates to an Event of Default by the Servicer, if an Event of Default by the Servicer shall have occurred and is continuing, and otherwise by the Certificateholders requesting the investigation;

               (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys;

               (vii) the Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it; and

               (viii) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement.

          (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

          SECTION 9.03.  Trustee Not Liable for Certificates or Mortgage Loans.
                         -----------------------------------------------------

          The recitals contained herein shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement, the Certificates or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Seller or the Servicer.

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

          SECTION 9.04.  Trustee May Own Certificates.
                         ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

          SECTION 9.05.  Trustee's Fees and Expenses.
                         ---------------------------

          The Trustee shall pay to itself on each Distribution Date from amounts on deposit in the Certificate Account, an amount equal to the Trustee Fee in accordance with Section 4.02(a). Any amount payable to the Trustee on such Distribution Date in excess of such amount on deposit will be paid by the Servicer from its own funds. Any payment hereunder made by the Servicer to the Trustee, other than any amount to be paid from the Certificate Account pursuant to this Section 9.05, shall be paid from the Servicer's own funds, without reimbursement from the Trust Fund therefor.

          The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Seller and held harmless against any loss, liability or expense (a) incurred in connection with any legal action relating to this Agreement or the Certificates, or the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder or by reason of reckless disregard of the Trustee's obligations and duties hereunder and (b) resulting from the exercise of any power of attorney granted by the Trustee in accordance with this Agreement. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder.

          SECTION 9.06.  Eligibility Requirements for Trustee.
                         ------------------------------------

          The Trustee hereunder shall at all times be a corporation or association having its principal office in a state and city acceptable to the Seller and the Certificate Insurer and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having ratings on its long-term debt obligations at the time of such appointment in at least the third highest rating category by both Moody's and Standard & Poor's or such lower ratings as will not cause Moody's or Standard & Poor's to lower their then-current ratings of the Class A Certificates, acceptable to the Certificate Insurer, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.07 hereof.

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

          SECTION 9.07.  Resignation and Removal of Trustee.
                         ----------------------------------

          The Trustee may at any time resign and be discharged from the trusts hereby created by (a) giving written notice of resignation to the Seller and the Certificate Insurer and by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register, and to the Rating Agencies, not less than 60 days before the date specified in such notice when, subject to Section 9.08, such resignation is to take effect, and (b) acceptance by a successor trustee acceptable to the Certificate Insurer in accordance with Section 9.08 meeting the qualifications set forth in Section 9.06. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 hereof and shall fail to resign after written request thereto by the Seller, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation or if the Trustee breaches any of its obligations or representations hereunder, then the Certificate Insurer or, with the prior written consent of the Certificate Insurer, the Seller may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee and one copy to the successor trustee. The Trustee may also be removed at any time by the Holders of Certificates evidencing not less than 50% of the Voting Rights evidenced by the Certificates with the prior written consent of the Certificate Insurer. Notice of any removal of the Trustee and acceptance of appointment by the successor trustee shall be given to the Rating Agencies by the Servicer.

          Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.08 hereof.

          SECTION 9.08.  Successor Trustee.
                         -----------------

          Any successor trustee appointed as provided in Section 9.07 hereof shall execute, acknowledge and deliver to the Seller and to its predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Seller and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

          No successor trustee shall accept appointment as provided in this
Section 9.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.06 hereof and its appointment is acceptable to the Certificate Insurer and shall not adversely affect the then current rating of the Certificates.

          Upon acceptance of appointment by a successor trustee as provided in this Section 9.08, the Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Seller.

          SECTION 9.09.  Merger or Consolidation of Trustee.
                         ----------------------------------

          Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such Person shall be eligible under the provisions of Section 9.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          SECTION 9.10.  Appointment of Co-Trustee or Separate Trustee.
                         ---------------------------------------------

          Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the applicable Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within fifteen days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.08.

          Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (a) all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for any obligation of the Trustee under this Agreement to advance funds on behalf of the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the Servicer), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

               (b) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

               (c) the Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

          Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Seller.

          Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          SECTION 9.11.  Office of the Trustee.
                         ---------------------

          The office of the Trustee for purposes of receipt of notices and demands is [ADDRESS OF TRUSTEE], Attn: Structured Finance/Chevy Chase Home Loan Trust 199[_]-[___].

          SECTION 9.12.  Tax Returns.
                         -----------

          The Servicer, upon request, will furnish the Trustee with all such information in the possession of the Servicer as may be reasonably required in connection with the preparation by the Trustee of all tax and information returns of the Trust Fund, and the Trustee shall sign such returns. The Servicer shall indemnify the Trustee for all reasonable costs, including legal fees, related to errors in such tax returns due to errors in information provided by the Servicer.

                                   ARTICLE X

                                  TERMINATION

          SECTION 10.01. Termination upon Liquidation or Repurchase of all
                         -------------------------------------------------
                         Mortgage Loans.
                         --------------

          The obligations and responsibilities of the Servicer, the Seller and the Trustee created hereby with respect to the Trust Fund created hereby shall terminate upon the earlier of:

               (a) the repurchase by the Servicer at its election, of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, which repurchase right the Servicer may exercise at its sole and exclusive election as of any Distribution Date (such applicable Distribution Date being herein referred to as the "Optional Termination Date") on or after the date on which the aggregate Principal Balance of the Mortgage Loans at the time of the repurchase is less than or equal to 5% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date; and

               (b) the later of (i) twelve months after the maturity of the last Mortgage Loan remaining in the Trust Fund, (ii) the liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (iii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement.

In no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Mr. Joseph P. Kennedy, former Ambassador of the United States to Great Britain, living on the date of execution of this Agreement.

          The Mortgage Loan Repurchase Price for any such Optional Termination of the Trust Fund shall be equal to the aggregate Principal Balance of the Mortgage Loans as of the date of repurchase, together with accrued and unpaid interest thereon from the date to which such interest was paid or advanced at the sum of the applicable Net Mortgage Rate and the Trustee Fee Rate with respect to each Mortgage Loan through the last day of the month of such repurchase, plus any sums on account of such Mortgage Loan that have been advanced by the Servicer and are reimbursable to the Servicer hereunder (including the Principal Balance of each Mortgage Loan that was secured by any REO Property) [plus any amounts due the Certificate Insurer under the Insurance Agreement]; provided, however, that if the Servicer shall so choose, the Servicer may remit the Mortgage Loan Repurchase Price net of advances that would otherwise be reimbursable to the Servicer and the Servicer would have no further entitlement to reimbursement for such advances. The Trustee shall give notice to the Certificate Insurer and the Rating Agencies of the Servicer's election to purchase the Mortgage Loans pursuant to this Section 10.01 and of the Optional Termination Date. No purchase pursuant to clause (a) is permitted if it would result in a draw on the Policy unless the Certificate Insurer consents.

          SECTION 10.02. Procedure Upon Optional Termination.
                         -----------------------------------

          (a) In case of any Optional Termination pursuant to Section 10.01, the Servicer shall, at least twenty days prior to the date notice is to be mailed to the affected Certificateholders notify the Trustee and the Certificate Insurer of such Optional Termination Date and of the applicable repurchase price of the Mortgage Loans to be repurchased.

          (b) Any repurchase of the Mortgage Loans by the Servicer shall be made on an Optional Termination Date by deposit of the applicable repurchase price into the Certificate Account, as applicable, before the Distribution Date on which such repurchase is effected. Upon receipt by the Trustee of an Officers' Certificate of the Servicer certifying as to the deposit of such repurchase price into the Certificate Account, the Trustee and each co-trustee and separate trustee, if any, then acting as such under this Agreement, shall, upon request and at the expense of the Servicer execute and deliver all such instruments of transfer or assignment, in each case without recourse, as shall be reasonably requested by the Seller or the Servicer, to vest title in the Servicer in the Mortgage Loans so repurchased and shall transfer or deliver to the Servicer the repurchased Mortgage Loans. Any distributions on the Mortgage Loans received by the Trustee subsequent to (or with respect to any period subsequent to) the Optional Termination Date shall be promptly remitted by it to the Servicer.

          (c) Notice of the Distribution Date on which the Servicer anticipates that the final distribution shall be made (whether upon Optional Termination or otherwise), shall be given promptly by the Servicer to the Trustee and the Certificate Insurer and by the Trustee by first class mail to Holders of the affected Certificates. Such notice shall be mailed no earlier than the 15th day and not later than the 10th day preceding the Optional Termination Date or date of final distribution, as the case may be. Such notice shall specify (i) the Distribution Date upon which final distribution on the affected Certificates will be made upon presentation and surrender of such Certificates at the office or agency therein designated, (ii) the amount of such final distribution and
(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, such distribution being made only upon presentation and surrender of such Certificates at the office or agency maintained for such purposes (the address of which shall be set forth in such notice).

          (d) In the event that any Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining such Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to the Trust Fund.

          SECTION 10.03. Additional Termination Requirements.
                         -----------------------------------

          (a) In the event the Servicer exercises its purchase option pursuant to Section 10.01, the Trust REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust REMIC to comply with the requirements of this Section will not (i) result in the imposition of taxes on a "prohibited transaction" of the Trust REMIC, as described in Section 860F of the Code, or (ii) cause the Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (A) within 90 days prior to the final Distribution Date set forth in the notice given by the Servicer under Section 10.02, the Holder of the Class R Certificates shall adopt a plan of complete liquidation of the Trust REMIC and specify the first day of the applicable 90-day liquidation period in a statement attached to the Trust Fund's final tax return pursuant to Treasury Regulations Section 1.860F-1, and satisfy (or cause to be satisfied) all of the requirements of a qualified liquidation under the REMIC Provisions; and

               (B) at or after the time of adoption of any such plan of complete liquidation for the Trust REMIC at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust Fund to the Seller for cash; provided, however, that in the event that a calendar quarter ends after the time of adoption of such a plan of complete liquidation but prior to the final Distribution Date, the Trustee shall not sell any of the assets of the Trust Fund prior to the close of that calendar quarter.

          (b) By its acceptance of a Class R Certificate, the Holder thereof hereby agrees to adopt such a plan of complete liquidation and to take such other action in connection therewith as may be reasonably required to liquidate and otherwise terminate the Trust REMIC.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

          SECTION 11.01. Amendment.
                         ---------

          (a) This Agreement may be amended from time to time by the Seller and the Trustee, with the consent of the Certificate Insurer but without the consent of any of the Certificateholders,

          (i) to cure any ambiguity,

          (ii) to correct or supplement any provisions herein that may be inconsistent with any other provisions herein,

          (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect the status of the Trust REMIC as a REMIC or adversely affect in any material respect the interests of any Certificateholder, or

          (iv) to make any other provisions with respect to matters or questions arising under this Agreement that are not materially inconsistent with the provisions of this Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder or cause an Adverse REMIC Event.

          (b) This Agreement may be amended from time to time by the Seller, the Servicer and the Trustee with the consent of the Certificate Insurer and the Holders of Certificates evidencing, in the aggregate, not less than 66-2/3% of the Voting Rights of all the Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of the Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to Mortgage Loans are required to be distributed with respect to any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of a Class of Certificates in a manner other than as set forth in (i) above without the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Voting Rights of such Class, (iii) reduce the aforesaid percentages of Voting Rights, the holders of which are required to consent to any such amendment without the consent of 100% of the Holders of Certificates of the Class affected thereby, (iv) change the percentage of the Principal Balance of the Mortgage Loans specified in Section 10.01(a) relating to optional termination of the Trust Fund or (v) modify the provisions of this Section 11.01.

          It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          (c) This Agreement may be amended from time to time by the Seller, without the consent of the Seller, the Trustee, the Certificate Insurer, the Servicer or the Certificateholders, to modify Section 3.21(b) to make purchases of Converting Mortgage Loans or Converted Mortgage Loans by the Seller mandatory.

          (d) Promptly after the execution of any amendment to this Agreement, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and the Rating Agencies.

          SECTION 11.02. Recordation of Agreement; Counterparts.
                         --------------------------------------

          (a) This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. Such recordation, if any, shall be effected by the Servicer at its expense on direction of the Certificate Insurer or the Trustee, but only upon direction of the Certificate Insurer or the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders of the Trust Fund.

          (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          SECTION 11.03. Governing Law.
                         -------------

          THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 11.04. Intention of Parties.
                         --------------------

          (a) It is the express intent of the Seller, the Seller and the Trustee that the conveyance by the Seller to the Seller pursuant to the Mortgage Loan Purchase Agreement and the conveyance by the Seller to the Trustee and by the Seller to the Trustee as provided for in Section 2.01 of each of the Seller's and Seller's right, title and interest in and to the Mortgage Loans be, and be construed as, an absolute sale and assignment by the Seller to the Seller and by the Seller to the Trustee of the Mortgage Loans for the benefit of the Certificateholders and the Certificate Insurer. Further, it is not intended that either conveyance be deemed to be a pledge of the Mortgage Loans by the Seller to the Seller or by the Seller to the Trustee to secure a debt or other obligation. However, in the event that the Mortgage Loans are held to be property of the Seller or the Seller, or if for any reason the Mortgage Loan Purchase Agreement or this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (ii) the conveyances provided for in Section
2.01 shall be deemed to be a grant by the Seller and the Seller to the Trustee on behalf of the Certificateholders and the Certificate Insurer (and the Certificate Insurer directly), to secure payment in full of the Secured Obligations (as defined below), of a security interest in all of the Seller's and the Seller's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, and all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and uncertificated securities consisting of, arising from or relating to (A) the Mortgage Loans, including with respect to each Mortgage Loan, the Mortgage Note and related Mortgage, and all other documents in the related Trustee Mortgage Files, and including any Replacement Mortgage Loans; (B) pool insurance policies, hazard insurance policies and any bankruptcy bond relating to the foregoing, if applicable; (C) the Certificate Account; (D) the Custodial Account; (E) the Reserve Account and all amounts on deposit therein; (F) all amounts payable after the Cut-off Date to the holders of the Mortgage Loans in accordance with the terms thereof; (G) all income, payments, proceeds and products of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account, whether in the form of cash, instruments, securities or other property; and (H) all cash and non-cash proceeds of any of the foregoing; (iii) the possession by the Trustee or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, documents, advices of credit, letters of credit, goods, certificated securities or chattel paper shall be deemed to be a possession by the secured party, or possession by a purchaser, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 or 9-115 thereof); and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for, the Trustee, as applicable, for the purpose of perfecting such security interest under applicable law. "Secured Obligations" means (i) the rights of each Certificateholder to be paid any amount owed to it under this Agreement, (ii) the rights of the Certificate Insurer to be paid any amount owed to it under this Agreement, (iii) all other obligations of the Seller and the Seller under this Agreement and the Mortgage Loan Purchase Agreement and (iv) the right of the Certificateholders and the Certificate Insurer to the Mortgage Loans.

          (b) The Seller and the Seller, and, at the Seller's direction, the Servicer and the Trustee, shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority as applicable. The Trustee shall file, at its expense, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest (and the security interest granted to the Certificate Insurer directly) in or lien on the Mortgage Loans, including without limitation (i) continuation statements, and (ii) such other statements as may be occasioned by any transfer of any interest of the Servicer or the Seller in any Mortgage Loan.

          SECTION 11.05. Notices.
                         -------

          In addition to other notices provided under this Agreement, the Trustee shall notify the Rating Agencies in writing: (a) of any substitution of any Mortgage Loan; (b) of any payment or draw on any insurance policy applicable to the Mortgage Loans; (c) of the final payment of any amounts owing to a Class of Certificates; (d) any Event of Default under this Agreement; and (e) in the event any Mortgage Loan is repurchased in accordance with this Agreement.

          All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received (i) in the case of the Trustee, [NAME OF TRUSTEE], [ADDRESS OF TRUSTEE], Attn: Structured Finance or such other address as may hereafter be furnished to the Seller in writing by the Trustee; (ii) in the case of the Seller or Servicer, Chevy Chase Bank, F.S.B., 8401 Connecticut Avenue, Chevy Chase, Maryland 20815, Attention: General Counsel; [(iii) in the case of the Certificate Insurer, [NAME OF Certificate Insurer], [ADDRESS OF Certificate Insurer], Attn: Insured Portfolio Management Structured Finance;] and (iv) in the case of the Rating Agencies, Moody's Investors Service, 99 Church Street, New York, New York 10007, Attention:
Mortgage-Backed Securities Rating Group and Standard & Poor's Rating Services, 25 Broadway, New York, New York 10004, Attention: Structured Finance. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid.

          SECTION 11.06. Severability of Provisions.
                         --------------------------

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof or the Certificate Insurer.

          SECTION 11.07. Limitation on Rights of Certificateholders.
                         ------------------------------------------

          The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee and Certificate Insurer a written notice of an Event of Default and of the continuance thereof, as provided herein, and such default would not result in a claim under the Policy, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby and the Certificate Insurer shall have given its written consent, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.07, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 11.08. Certificates Nonassessable and Fully Paid.
                         -----------------------------------------

          It is the intention of the Seller that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

          [SECTION 11.09.  Rights of the Certificate Insurer.
                           ---------------------------------

          (a) The Certificate Insurer is an express third-party beneficiary of this Agreement unless an Certificate Insurer Default exists.

          (b) On each Distribution Date the Trustee shall forward to the Certificate Insurer a copy of the reports furnished to the Class A Certificateholders and the Seller on such Distribution Date.

          (c) The Trustee shall provide to the Certificate Insurer copies of any report, notice, Opinion of Counsel, Officer's Certificate, request for consent or request for amendment to any document related hereto promptly upon the Trustee's production or receipt thereof.

          (d) Unless an Certificate Insurer Default exists, the Trustee and the Seller shall not agree to any amendment to this Agreement without first having obtained the prior written consent of the Certificate Insurer, if such consent is not unreasonably withheld.

          (e) So long as there does not exist a failure by the Certificate Insurer to make a required payment under the Policy, the Certificate Insurer shall have the right to exercise all rights of the Holders of the Class A Certificates under this Agreement without any consent of such Holders, and such Holders may exercise such rights only with the prior written consent of the Certificate Insurer, except as provided herein.]

          IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the __th day of ____________, 199_.



                              CHEVY CHASE BANK, F.S.B.,
                                as Seller and Servicer



                              By:
                                 -------------------------------
                              Name:
                              Title:


                              [NAME OF TRUSTEE],
                                as Trustee



                              By:
                                 -------------------------------
                              Name:
                              Title:

STATE OF [__________] )
                      : ss.:
COUNTY OF [_________])

         On this __th day of ____________, 199_, before me, personally appeared [_____________], known to me to be a [______________] of [NAME OF TRUSTEE], the
national association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national association, and acknowledged to me that such national association executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                    ______________________________
                                    Notary Public

[NOTARIAL SEAL]

STATE OF [_______]    )
                      : ss.:
COUNTY OF [_______]   )

         On the __th day of ___________, 199_, before me, personally appeared [______________], known to me to be a [_____________] of CHEVY CHASE BANK
F.S.B., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                    ------------------------------
                                    Notary Public

[NOTARIAL SEAL]

STATE OF [________]   )
                      : ss.:
COUNTY OF [_______]   )

         On the __th day of _____, 199_, before me, a Notary Public in and for said State, personally appeared [_____________], known to me to be a [_____________] of Chevy Chase Bank, F.S.B., the federally chartered bank that executed the within instrument and also known to me to be the person who executed it on behalf of said bank, and acknowledged to me that such bank executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                    ------------------------------
                                    Notary Public

[NOTARIAL SEAL]

                                   EXHIBIT A

                     FORM OF CLASS [A-I] [A-II] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF CHEVY CHASE BANK, F.S.B. OR THE TRUSTEE REFERRED TO BELOW, OR OF ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENT AGENCY OR INSTRUMENTALITY.

                   CHEVY CHASE BANK HOME LOAN TRUST 199_-___
                    MORTGAGE-BACKED PASS-THROUGH CERTIFICATE
                    SERIES 199[_]-[____], CLASS [A-I] [A-II]

Evidencing an undivided interest in a Trust Fund whose assets consist of a pool of adjustable-rate, conventional mortgage loans secured by first liens on one- to four-family, residential real properties and certain other property held in trust transferred by

                  CHEVY CHASE BANK HOME LOAN TRUST 1998_-____

CUSIP __________                          $___________     INITIAL AGGREGATE
                                                           CLASS [A-I] [A-II]
                                                           CERTIFICATE PRINCIPAL
                                                           BALANCE

Certificate No. [A-I-__] [A-II-__]        $___________     INITIAL CERTIFICATE
                                                           PRINCIPAL BALANCE OF
                                                           THIS CERTIFICATE

First Distribution Date:                                   Scheduled Final
[____________], 199[_]                                     Distribution Date:
                                                           [________], 20[__]

          THIS CERTIFIES THAT CEDE & CO. is the registered owner of a beneficial interest in the Trust Fund referred to below consisting of a pool of adjustable-rate conventional mortgage loans secured by first liens on one- to four-family residential real properties (the "Mortgage Loans") and certain other property held in trust transferred to the Trust Fund by Chevy Chase Bank, F.S.B. (the "Seller"), and certain related property. The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of [___________], 199[_] (the "Agreement"), among Chevy Chase Bank, F.S.B., as seller and servicer, [NAME OF TRUSTEE], as trustee (the "Trustee", which term includes any successor entity under the Agreement) and a summary of certain of the pertinent provisions of which is set forth herein. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          This Certificate is one of a duly authorized issue of certificates by the Chevy Chase Bank Home Loan Trust 199_-_ Mortgage-Backed Pass-Through Certificates, Series 199_-____ (the "Certificates"), which is comprised of the following [four] Classes: [Class A-I], [Class A-II], [Class S] and [Class R]. Reference is hereby made to the Agreement for a statement of the respective rights thereunder of the Seller and the Trustee and the Holders of the Certificates and the terms upon which the Certificates are authenticated and delivered. This Certificate represents an interest in the Trust Fund, which Trust Fund consists of, among other things, (i) the Mortgage Loans and all distributions thereon payable after the Cut-off Date, net of certain amounts in accordance with the provisions of the Agreement, (ii) REO Property, (iii) the Certificate Account and the Custodial Account and all amounts deposited therein pursuant to the applicable provisions of the Agreement, net of any investment earnings thereon, (iv) the interest of the Trust Fund in any insurance policies with respect to the Mortgage Loans, (v) the interest of the Trust Fund in the Policy issued for the benefit of the Holders of the Class A Certificates, (vi) the rights of the Seller assigned to the Trustee pursuant to Sections 2.01 and 3.01 of the Agreement, (vii) the Reserve Account and all amounts deposited therein and (viii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

          This Class [A-I] [A-II] Certificate represents a Percentage Interest equal to the Initial Certificate Principal Balance of this Certificate divided by the Initial Certificate Principal Balance of the Class [A-I] [A-II] Certificates, both as set forth above.

          The Trustee shall distribute from the Certificate Account, to the extent of available funds, on the 25th day of each calendar month, or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (each, a "Distribution Date"), commencing [__________], 199[_], to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (each, a "Record Date"), a principal amount equal to the product of the Percentage Interest evidenced by this Certificate and that portion of the Available Distribution Amount that is allocated to principal on such Class of Certificates on such Distribution Date.

          Distributions of interest will be made on each Distribution Date, to the extent of available funds, in an amount equal to the sum of (a) one month's interest accrued at the per annum applicable Certificate Rate on the outstanding Certificate Principal Balance of this Certificate as of the day immediately prior to the related Distribution Date reduced by its pro rata portion of the aggregate shortfalls of interest allocated to such Class of Certificates and (b) the amount of any Class [A-I] [A-II] Cumulative Interest Shortfall Amount payable on such Distribution Date.

          Not later than each Distribution Date, the Trustee will send to each Certificateholder a statement containing information relating to the Mortgage Loans and payments made to Certificateholders.

          Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Holder hereof entitled thereto at the address appearing in the Certificate Register or, if such Holder holds one or more of this Class of Certificates with an aggregate initial Certificate Principal Balance of at least $2,500,000 or all of the Certificates of this Class, by wire transfer in immediately available funds to the account of such Certificateholder designated in writing to the Trustee at least five Business Days prior to the applicable Record Date. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such final distribution and only upon presentation and surrender of this Certificate at the office or agency designated in such notice.

          The Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller and the Trustee with the consent of the Holders of Certificates evidencing Voting Rights aggregating not less than 66-2/3% of the Voting Rights of all the Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on Mortgage Loans are required to be distributed in respect of any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of a Class of Certificates in a manner other than in (i) above without the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Voting Rights of such Class and (iii) reduce the aforesaid percentages of Voting Rights, the holders of which are required to consent to any such amendment, without the consent of 100% of the Holders of Certificates of the Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the Seller and the Trustee to amend certain terms and conditions set forth in the Agreement without the consent of Holders of the Certificates. At any time that any of the Class A Certificates are outstanding, 98% of all Voting Rights will be allocated to the Holders of the Class A Certificates, in proportion to their then outstanding Certificate Principal Balances, 1% of all Voting Rights will be allocated to the Holders of the Class S Certificates and 1% of all Voting Rights will be allocated to the Holders of the Class R Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable on the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency of the Trustee designated therefor, duly endorsed by, or accompanied by a written instrument of transfer in a form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class and of authorized denominations, and for the same aggregate interest in the Trust Fund will be issued to the designated transferee or transferees.

          The Class [A-I] [A-II] Certificates will be issued in fully registered form in minimum denominations of $100,000 Certificate Principal Balance and in integral multiples of $1,000 in excess of such amount; provided, however, that one Certificate of each Class may be issued in such other amount as is required so that the aggregate of each Class of Certificates equals its respective aggregate Certificate Principal Balance. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates of the same Class and of authorized denominations evidencing a like aggregate Certificate Principal Balance, as requested by the Holder surrendering the same.

          No service charge will be made for such registrations of transfers or exchanges, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Trustee and any agent of the Trustee may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent thereof shall be affected by notice to the contrary.

          The obligations and responsibilities of the Seller and the Trustee created by the Agreement will terminate upon the earlier of (a) the purchase by the Holder of the Class R Certificates from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates, or (b) the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan. As provided in the Agreement, the right to purchase all Mortgage Loans pursuant to clause (a) above shall be conditioned upon the unpaid Principal Balances of such Mortgage Loans, at the time of any such repurchase, aggregating less than or equal to 5% of the aggregate Principal Balances thereof as of the Cut-off Date.

          Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning. If the terms hereof are inconsistent with the Agreement, the Agreement shall control.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid or obligatory for any purpose.

          The recitals contained herein shall be taken as statements of the Seller and not of the Trustee. The Trustee assumes no responsibility for the correctness of the statements contained in this Certificate and makes no representation as to the validity or sufficiency of the Agreement, this Certificate, any Mortgage Loan or any related document.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its corporate seal.


                                          [NAME OF TRUSTEE], solely as Trustee
                                           and not individually


                                          By:
                                             ---------------------------
                                              Authorized Officer



                         CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

Date:  ___________



[NAME OF TRUSTEE],
as Trustee



By:
   -----------------------------
    Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(Please print or typewrite name and address, including postal zip code, or assignee) the undivided interest in the Trust Fund evidenced by the within Certificate and hereby authorize(s) the transfer of registration of such interest to the assignee on the Certificate Register.

     I (we) further direct the Trustee to issue a new Certificate of the same Class and of a like Initial Certificate Principal Balance and undivided interest in the Trust Fund to the above-named assignee and to deliver such Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Dated: _____________________

____________________________             _____________________________________
Social Security or                       Signature by or on behalf of assignor
other Tax Identification                 (signature must be signed as
No. of Assignee                          registered)


                                    ------------------------------
                                    Signature Guaranteed



                           DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for the information of the Master Servicer:

          Distribution shall be made by check mailed to________________________

______________________________________________________________________________ ,
or if the aggregate initial Certificate Principal Balance of Certificates of this Class held by the Holder is at least $2,500,000 or the Percentage Interest within such Class is 100%, and the Trustee shall have received appropriate wiring instructions in accordance with the Agreement, by wire transfer in immediately available funds to ___________________________ the account of _________________________, account number ____________________. This information is provided by the assignee named above, or its agent.

                                   EXHIBIT B

                          FORM OF CLASS S CERTIFICATE

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE YIELD TO MATURITY ON THIS CERTIFICATE WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS [_____________], 199[_]. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% SPA (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL CERTIFICATE RATE, THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER [$1,000] [$100,000] OF [INITIAL NOTIONAL AMOUNT], THE PRE-TAX YIELD TO MATURITY IS ___% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_______ PER [$1,000] [$100,000] OF [INITIAL NOTIONAL AMOUNT], COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE CERTIFICATE RATE.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. OR THE TRUSTEE REFERRED TO BELOW, OR OF ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENT AGENCY OR INSTRUMENTALITY.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE

CODE UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 6.02(f) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE Seller AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN IS PERMISSIBLE UNDER APPLICABLE LAW AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHITIED TRANSACTION UNDER SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE.

                   CHEVY CHASE BANK HOME LOAN TRUST 199_-___
                    MORTGAGE-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 199_-____, CLASS S

Evidencing an undivided interest in the interest portion of a Trust Fund whose assets consist of a pool of adjustable-rate, conventional mortgage loans secured by first liens on one- to four-family, residential real properties and certain other property held in trust transferred by

                     CHEVY CHASE HOME LOAN TRUST 199_-____

                                     $_____________   INITIAL AGGREGATE
                                                      NOTIONAL AMOUNT OF
                                                      CLASS S CERTIFICATES

Certificate No. S-__                 100%             PERCENTAGE INTEREST
                                                      REPRESENTED BY THIS
                                                      CERTIFICATE

First Distribution Date:                              Scheduled Final
[_____] [__,] [____]                                  Distribution Date:
                                                      [________________], [____]

          THIS CERTIFIES THAT _______________________________________  is the
registered owner of a beneficial interest in the Trust Fund referred to below consisting of a pool of adjustable-rate, conventional mortgage loans secured by first liens on one- to four-family residential real properties (the "Mortgage Loans") and certain other property held in trust transferred to the Trust Fund by Chevy Chase Bank, F.S.B. (the "Seller"), and certain related property. The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of [___________], 199[__] (the "Agreement"), among the Chevy Chase Bank, F.S.B., [NAME OF TRUSTEE], as trustee (the "Trustee", which term includes any successor entity under the Agreement) and Chevy Chase Bank, F.S.B., as seller and servicer, a summary of certain of the pertinent provisions of which is set forth herein. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          This Certificate is one of a duly authorized issue of certificates by Chevy Chase Bank, F.S.B. designated as the Chevy Chase Home Loan Trust 199_-____ Mortgage-Backed Pass-Through Certificates, Series 199[_]-[___] (the "Certificates"), which is comprised of the following [four] Classes: [Class A-I], [Class A-II], [Class S] and [Class R]. Reference is hereby made to the Agreement for a statement of the respective rights thereunder of the Seller and the Trustee and the Holders of the Certificates and the terms upon which the Certificates are authenticated and delivered. This Certificate represents an interest in the Trust Fund, which Trust Fund consists of, among other things,
(i) the Mortgage Loans and all distributions thereon payable after the Cut-off Date, net of certain amounts in accordance with the provisions of the Agreement,
(ii) REO Property, (iii) the

Certificate Account and the Custodial Account and all amounts deposited therein pursuant to the applicable provisions of the Agreement, net of any investment earnings thereon, (iv) the interest of the Trust Fund in any insurance policies with respect to the Mortgage Loans, (v) the interest of the Trust Fund in the Policy issued for the benefit of the Holders of the Class A Certificates, (vi) the rights of the Seller assigned to the Trustee pursuant to Sections 2.01 and
3.01 of the Agreement, (vii) the Reserve Account and all amounts deposited therein and (viii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

          This Class S Certificate represents the right to receive a portion of interest with respect to the Mortgage Loans on a Distribution Date. This Class S Certificate is not entitled to any distributions with respect to principal on the Mortgage Loans in the Trust Fund. The Holder of this Class S Certificate hereby acknowledges the grant of the security interest to the Trustee pursuant to Section 2.01 of the Agreement.

          The Trustee shall distribute from the Certificate Account, to the extent of available funds, on the 25th day of each calendar month, or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (the "Distribution Date"), commencing [____________], 199[_], to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (each a "Record Date"), distributions of interest in an amount equal to the Class S Interest Distribution Amount for such Distribution Date.

          Not later than each Distribution Date, the Trustee will send to each Certificateholder a statement containing information relating to the Mortgage Loans and payments made to Certificateholders.

          Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Holder hereof entitled thereto at the address appearing in the Certificate Register or, if such Holder holds all of the Certificates of this Class, by wire transfer in immediately available funds to the account of such Certificateholder designated in writing to the Trustee at least five Business Days prior to the applicable Record Date. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such final distribution and only upon presentation and surrender of this Certificate at the office or agency designated in such notice.

          The Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller and the Trustee with the consent of the Holders of Certificates evidencing Voting Rights aggregating not less than 66-2/3% of the Voting Rights of all the Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on Mortgage Loans are required to be distributed in respect of any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of a Class of Certificates in a manner other than in
(i) above without the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Voting Rights of such Class and (iii) reduce the aforesaid percentages of Voting Rights, the holders of which are required to consent to any such amendment, without the consent of 100% of the Holders of Certificates of the Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the Seller and the Trustee to amend certain terms and conditions set forth in the Agreement without the consent of Holders of the Certificates. At any time that any of the Class A Certificates are outstanding, 98% of all Voting Rights will be allocated to the Holders of the Class A certificates, in proportion to their then outstanding Certificate Principal Balances, 1% of all Voting Rights will be allocated to the Holders of the Class S Certificates and 1% of all Voting Rights will be allocated to the Holders of the Class R Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable on the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency of the Trustee designated therefor, duly endorsed by, or accompanied by a written instrument of transfer in a form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class and of authorized denominations, and for the same aggregate interest in the Trust Fund will be issued to the designated transferee or transferees.

          The Class S Certificates will be issued in fully registered form in minimum Percentage Interests of 20% and integral multiples thereof. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates of the same Class and of authorized Percentage Interests evidencing a like aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for such registrations of transfers or exchanges, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Trustee and any agent of the Trustee may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent thereof shall be affected by notice to the contrary.

          The obligations and responsibilities of the Seller and the Trustee created by the Agreement will terminate upon the earlier of (a) the purchase by the Holder of the Class R Certificates from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates, or (b) the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan. As provided in the Agreement, the right to purchase all Mortgage Loans pursuant to clause (a) above shall be conditioned upon the unpaid Principal Balances of such Mortgage Loans, at the time of any such repurchase, aggregating less than or equal to 5% of the aggregate Principal Balances thereof as of the Cut-off Date.

          Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning. If the terms hereof are inconsistent with the Agreement, the Agreement shall control.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid or obligatory for any purpose.

          The recitals contained herein shall be taken as statements of the Seller and not of the Trustee. The Trustee assumes no responsibility for the correctness of the statements contained in this Certificate and makes no representation as to the validity or sufficiency of the Agreement, this Certificate, any Mortgage Loan or any related document.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its corporate seal.


                                          [NAME OF TRUSTEE], solely as
                                           Trustee and not individually



By:
   -----------------------------
                                               Authorized Officer


                         CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

Date:
     -----------------



[NAME OF TRUSTEE],
as Trustee



By:
   -----------------------------
    Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please print or typewrite name and address, including postal zip code, or assignee) the undivided interest in the Trust Fund evidenced by the within Certificate and hereby authorize(s) the transfer of registration of such interest to the assignee on the Certificate Register.

     I (we) further direct the Trustee to issue a new Certificate of the same Class and of a like Percentage Interest and undivided interest in the Trust Fund to the above-named assignee and to deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated:
      ------------------


------------------------                -------------------------------------
Social Security or                      Signature by or on behalf of assignor
other Tax Identification                (signature must be signed as registered)
No. of Assignee


                                        ------------------------------------
                                        Signature Guaranteed



                           DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for the information of the Master Servicer:

          Distribution shall be made by check mailed to
                                                        ------------------------

-------------------------------------------------------------------------------,
or if the Percentage Interest within such Class is 100%, and the Trustee shall have received appropriate wiring instructions in accordance with the Agreement, by wire transfer in immediately available funds to __________________________ the account of _________________________, account number ____________________.
This information is provided by the assignee named above, or its agent.

                                   EXHIBIT C

                          FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. OR THE TRUSTEE REFERRED TO BELOW, OR OF ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENT AGENCY OR INSTRUMENTALITY.

ANY SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE TRUSTEE TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT EITHER (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) AN ELECTING LARGE PARTNERSHIP UNDER
SECTION 775 OF THE CODE OR ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE UNLESS THE TRANSFEREE PROVIDES AN OPINION OF COUNSEL SATISFACTORY TO THE Seller AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN IS PERMISSIBLE UNDER APPLICABLE LAW AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER
SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE.

                   CHEVY CHASE BANK HOME LOAN TRUST 199_-____
                    MORTGAGE-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 199_-____, CLASS R

Evidencing an undivided interest in a Trust Fund whose assets consist of a pool of adjustable-rate, conventional mortgage loans secured by first liens on one- to four-family, residential real properties and certain other property held in trust transferred by

                     CHEVY CHASE HOME LOAN TRUST 199_-____



Certificate No. R-_             100%                  PERCENTAGE INTEREST
                                                      REPRESENTED BY
                                                      THIS CERTIFICATE

First Distribution Date:                              Scheduled Final
[___________], 199[_]                                 Distribution Date:
                                                      [________________]

          THIS CERTIFIES THAT _______________________________________  is the
registered owner of a beneficial interest in the Trust Fund referred to below consisting of a pool of adjustable-rate conventional mortgage loans secured by first liens on one- to four-family residential real properties (the "Mortgage Loans") and certain other property held in trust transferred to the Trust Fund by Chevy Chase Bank F.S.B. (the "Seller"), and certain related property. The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of [___________], 199[_] (the "Agreement"), among the [NAME OF TRUSTEE], as trustee (the "Trustee", which term includes any successor entity under the Agreement) and Chevy Chase Bank, F.S.B., as seller and servicer, a summary of certain of the pertinent provisions of which is set forth herein. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          This Certificate is one of a duly authorized issue of certificates by Chevy Chase Bank, F.S.B. designated as the Chevy Chase Home Loan Trust 199_-___ Mortgage-Backed Pass-Through Certificates, Series 199[_]-[___] (the "Certificates"), which is comprised of the following [four] Classes: [Class A-I], [Class A-II], [Class S] and [Class R]. Reference is hereby made to the Agreement for a statement of the respective rights thereunder of the Seller and the Trustee and the Holders of the Certificates and the terms upon which the Certificates are authenticated and delivered. This Certificate represents an interest in the Trust Fund, which Trust Fund consists of, among other things,
(i) the Mortgage Loans and all distributions thereon payable after the Cut-off Date, net of certain amounts in accordance with the provisions of the Agreement,
(ii) REO Property, (iii) the Certificate Account and the Custodial Account and all amounts deposited therein pursuant to the applicable provisions of the Agreement, net of any investment earnings thereon, (iv) the interest of the Trust Fund in any insurance policies with respect to the Mortgage Loans, (v) the interest of the Trust Fund in the Policy issued for the benefit of the Holders of the Class A Certificates, (vi) the rights of the Seller assigned to the Trustee pursuant to Sections 2.01 and 3.01 of the Agreement, (vii) the Reserve Account and all amounts deposited therein and (viii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

          This Class R Certificate is not entitled to any distributions with respect to principal or interest on the Mortgage Loans in the Trust Fund.

          Not later than each Distribution Date, the Trustee will send to each Certificateholder a statement containing information relating to the Mortgage Loans and payments made to Certificateholders.

          The Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller and the Trustee with the consent of the Holders of Certificates evidencing Voting Rights aggregating not less than 66-2/3% of the Voting Rights of all the Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on Mortgage Loans are required to be distributed in respect of any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of a Class of Certificates in a manner other than in
(i) above without the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Voting Rights of such Class or (iii) reduce the aforesaid percentages of Voting Rights, the holders of which are required to consent to any such amendment, without the consent of 100% of the Holders of Certificates of the Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the Seller and the Trustee to amend certain terms and conditions set forth in the Agreement without the consent of Holders of the Certificates. At any time that any of the Class A Certificates are outstanding, 98% of all Voting Rights will be allocated among the Holders of the Class A, in proportion to their then outstanding Certificate Principal Balances, 1% of all Voting Rights will be allocated to the Holders of the Class S Certificates and 1% of all Voting Rights will be allocated to the Holders of the Class R Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable on the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency of the Trustee designated therefor, duly endorsed by, or accompanied by a written instrument of transfer in a form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class and of authorized denominations, and for the same aggregate interest in the Trust Fund will be issued to the designated transferee or transferees.

          The Class R Certificates will be issued in fully registered form in minimum Percentage Interests of 20% and integral multiples thereof. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates of the same Class and of authorized Percentage Interests evidencing a like aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for such registrations of transfers or exchanges, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Trustee and any agent of the Trustee may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent thereof shall be affected by notice to the contrary.

          Pursuant to the Agreement, the Seller will make an election to treat the Trust REMIC as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. The Class R Certificates will be the "residual interest" in the Trust REMIC, and all other Classes of Certificates will constitute the "regular interests" in the Trust REMIC.

          The obligations and responsibilities of the Seller and the Trustee created by the Agreement will terminate upon the earlier of (a) the purchase by the Holder of the Class R Certificates from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates, or (b) the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan. As provided in the Agreement, the right to purchase all Mortgage Loans pursuant to clause (a) above shall be conditioned upon the unpaid Principal Balances of such Mortgage Loans, at the time of any such repurchase, aggregating less than or equal to 5% of the aggregate Principal Balances thereof as of the Cut-off Date.

          Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning. If the terms hereof are inconsistent with the Agreement, the Agreement shall control.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid or obligatory for any purpose.

          The recitals contained herein shall be taken as statements of the Seller and not of the Trustee. The Trustee assumes no responsibility for the correctness of the statements contained in this Certificate and makes no representation as to the validity or sufficiency of the Agreement, this Certificate, any Mortgage Loan or any related document.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its corporate seal.


                                                   [NAME OF TRUSTEE], solely as
                                                   Trustee and not individually



By:
   -----------------------------
                                                   Authorized Officer



                         CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

Date:
     --------------



[NAME OF TRUSTEE],
as Trustee



By:
   -----------------------------
    Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please print or typewrite name and address, including postal zip code, or assignee) the undivided interest in the Trust Fund evidenced by the within Certificate and hereby authorize(s) the transfer of registration of such interest to the assignee on the Certificate Register.

     I (we) further direct the Trustee to issue a new Certificate of the same Class and of a like Percentage Interest and undivided interest in the Trust Fund to the above-named assignee and to deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated:
      ------------------------


------------------------------          ----------------------------------------
Social Security or                      Signature by or on behalf of assignor
other Tax Identification                (signature must be signed as registered)
No. of Assignee


                                        ----------------------------------------
                                        Signature Guaranteed



                           DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for the information of the Master Servicer:

          Distribution shall be made by check mailed to
                                                        ------------------------

-------------------------------------------------------------------------------,
or if the Percentage Interest within such Class is 100%, and the Trustee shall have received appropriate wiring instructions in accordance with the Agreement, by wire transfer in immediately available funds to __________________________ the account of _________________________, account number ____________________.
This information is provided by the assignee named above, or its agent.

                                   EXHIBIT D

                           SCHEDULE OF MORTGAGE LOANS

                                   EXHIBIT E

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE


                               [________], 199[_]


Chevy Chase Bank, F.S.B.
8401 Connecticut Avenue
Chevy Chase, Maryland 20815

     Re: Pooling and Servicing Agreement ("Pooling and Servicing Agreement") relating to Chevy Chase Home Loan Trust 199_-____ Mortgage-Backed Pass-Through Certificates, Series 199[_]-[____]

Ladies and Gentlemen:

          In accordance with and subject to the provisions of Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except for the exceptions noted on the schedule attached hereto, it has (a) received an original Mortgage Note with respect to each Mortgage Loan listed on the Mortgage Loan Schedule and (b) received an original Mortgage (or a certified copy thereof) with respect to each Mortgage Loan listed on the Mortgage Loan Schedule in accordance with Section 2.01 of the Pooling and Servicing Agreement. The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically mentioned above. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents delivered in accordance with Section 2.01 of the Pooling and Servicing Agreement or any of the Mortgage Loans identified in the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

          The Trustee acknowledges receipt of notice that the Seller has granted to the Trustee for the benefit of the Certificateholders a security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

          Capitalized terms used herein without definition shall have the meaning assigned to them in the Pooling and Servicing Agreement.

                                     [NAME OF TRUSTEE],
                                     as Trustee


                                     By:
                                        ----------------------------------------
                                     Authorized Representative

                                   EXHIBIT F

                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                                     [date]

Chevy Chase Bank, F.S.B.
8401 Connecticut Avenue
Chevy Chase, Maryland 20815

        Re: Pooling and Servicing Agreement ("Pooling and Servicing Agreement") relating to Chevy Chase Home Loan Trust 199_-____ Mortgage-Backed Pass-Through Certificates, Series 199_-____

Ladies and Gentlemen:

     In accordance with and subject to the provisions of Section 2.02 of the above-referenced Pooling and Servicing Agreement the undersigned, as Trustee, hereby certifies that, except for the exceptions noted on the schedule attached hereto, as to each Mortgage Loan listed in the Mortgage Loan Schedule it has reviewed the Mortgage File and has determined that (based solely on its review of each such documents on its face) (i) all documents described in clauses (i)-
(v) of Section 2.01 of the Pooling and Servicing Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged, defaced, torn or otherwise physically altered and such documents relate to such Mortgage Loan and (iii) each Mortgage Note has been endorsed and each assignment of Mortgage has been delivered as provided in
Section 2.01 of the Pooling and Servicing Agreement. The Trustee has made no independent examination of any documents required to be delivered in accordance with Section 2.01 of the Pooling and Servicing Agreement beyond the review specifically required therein. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents required to be delivered in accordance with Section 2.01 of the Pooling and Servicing Agreement or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized terms used herein without definition have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                         [NAME OF TRUSTEE],
                                         as Trustee


                                         By:
                                            ------------------------------------
                                              Authorized Representative

                                   EXHIBIT G

                          FORM OF REQUEST FOR RELEASE

                                     [date]

To:


          In connection with the administration of the Mortgage Loans held by you as Trustee under the Pooling and Servicing Agreement dated as of [_______], 199[_], between Credit Suisse First Boston Mortgage Securities Corp., as Seller, and you, as Trustee (the "Pooling and Servicing Agreement"), the undersigned hereby requests a release of the Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:

Address:

Loan No.:

Reason for requesting file:


           1.  Mortgage Loan paid in full.
     ---- (The Servicer hereby certifies that all amounts received in connection with the Mortgage Loan have been or will be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement.)

           2.  Mortgage Loan repurchased.
     ---- (The Servicer hereby certifies that the Purchase Price has been credited to the Certificate Account pursuant to the Pooling and Servicing Agreement.)

           3.  The Mortgage Loan is being foreclosed.
     ----

           4.  Other.  (Describe)
     ----

               The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned, except if the Mortgage Loan has been paid in full or repurchased (in which case the Mortgage File will be retained by us permanently) when no longer required by us for such purpose.

               Capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                            [SERVICER]



                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                   EXHIBIT H

                     FORM OF INVESTOR REPRESENTATION LETTER


                                    [date]


Chevy Chase Bank, F.S.B.
8401 Connecticut Avenue
Chevy Chase, Maryland 20815

[NAME OF TRUSTEE]
[ADDRESS OF TRUSTEE]

     Re: Chevy Chase Home Loan Trust 199_-____ Mortgage-Backed Pass-Through Certificates, Series 199[_]-[____]

Ladies and Gentlemen:

     [_______________________] (the "Purchaser") intends to purchase from [_______________________] (the "Seller") the Chevy Chase Home Loan Trust 199_- ____ Mortgage-Backed Pass-Through Certificates, Series 199[_]-[____] [Class S] [Class R] (together, the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of [_________], 199[_] among Chevy Chase Bank, F.S.B., as seller and servicer, and [NAME OF TRUSTEE], as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

          1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

          2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

          3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

          4. The Purchaser has been furnished with, and has had an opportunity to review (a) a copy of the Pooling and Servicing Agreement and (b) such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser.

          5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

          6.  The Purchaser

                    (a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan; or

                    (b) is buying Class S Certificates, is an insurance company, the source of funds to be used by it to purchase the Class S Certificates is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

                                             Very truly yours,


                                             [Purchaser]

                                             By:
                                                --------------------------------
                                             Name:
                                             Title:

                                   EXHIBIT I

                   FORM OF TRANSFEROR REPRESENTATION LETTER


                                    [date]


Chevy Chase Bank, F.S.B.
8401 Connecticut Avenue
Chevy Chase, Maryland 20815

[NAME OF TRUSTEE]
[ADDRESS OF TRUSTEE]

     Re: Chevy Chase Home Loan Trust 199_-____ Mortgage-Backed Pass-Through Certificates, Series 1998-CCB1

Ladies and Gentlemen:

     In connection with the sale by [_______________________] (the "Seller") to [_______________________] (the "Purchaser") the Chevy Chase Home Loan Trust 199_-____ Mortgage-Backed Pass-Through Certificates, Series 199[_]-[____] [Class S] [Class R] (together, the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of [____________], 199[_] among Chevy Chase Bank, F.S.B., as seller and servicer, and [NAME OF TRUSTEE], as trustee (the "Trustee"), the Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

     Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or
(e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                              Very truly yours,

                              [Seller]



                             By:
                                -------------------------------
                              Name:
                              Title:

                                   EXHIBIT J

               FORM OF INVESTOR TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF            )
                    : ss.:
COUNTY OF                )

         [NAME OF OFFICER], being first duly sworn, deposes and says:

          1. That he is [Title of Officer] or [Name of Owner] (record or beneficial owner (the "Owner") of the Class R Certificates (the "Class R Certificates")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of ____________________] [the United States], on behalf of which he makes this affidavit and agreement.

          2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. A "Permitted Transferee" is any person other than a "disqualified organization". (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any electing large partnership under Section 775 of the Code or any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

          3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations under the Code;
(ii) that such tax would be on the transferor (or, with respect to electing large partnerships, on such partnership), or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person (other than with transfers with respect to electing large partnerships) otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.

          4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

          5. That the Owner is aware that the Trustee will not register the Transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

          6. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 6.02 of the Pooling and Servicing Agreement under which the Class R Certificates were issued. The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

          7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

          8.   That the Owner's Taxpayer Identification Number is
______________.

          9. That the Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

          10. That no purpose of the Owner relating to the purchase of the Class R Certificate by the Owner is or will be to impede the assessment or collection of tax.

          11. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

          12. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Certificates remain outstanding.

          13. That no purpose of the Owner relating to any sale of the Class R Certificate by the Owner will be to impede the assessment or collection of tax.

          14. The Owner hereby agrees to cooperate with the Trustee and to take any action required of it by the Code or Treasury regulations thereunder (whether now or hereafter promulgated) in order to create or maintain the REMIC status of the Trust Fund.

          15. The Owner hereby agrees that it will not take any action that could endanger the REMIC status of the Trust Fund or result in the imposition of tax on the Trust Fund unless counsel for, or acceptable to, the Trustee has provided an opinion that such action will not result in the loss of such REMIC status or the imposition of such tax, as applicable.

          IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of _________________.


                              [NAME OF OWNER]


                             By:
                                ------------------------------
                              [Name of Officer]
                              [Title of Officer]


[Corporate Seal]


ATTEST:


______________________________
[Assistant] Secretary



          Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

          Subscribed and sworn before me this ____ day of ________________.




                              NOTARY PUBLIC


                              COUNTY OF___________________________
                              STATE OF____________________________

                              My Commission expires the ____ day of __________, 19____.

                                   EXHIBIT K


                         FORM OF TRANSFER CERTIFICATE


                                    [date]


Chevy Chase Bank, F.S.B.
8401 Connecticut Avenue
Chevy Chase, Maryland 20815

[NAME OF TRUSTEE]
[ADDRESS OF TRUSTEE]

          Re: Chevy Chase Home Loan Trust 199_-____ Mortgage-Backed Pass-Through Certificates,
               Series 199[_]-[___], Class R (the "Certificates")
               -------------------------------------------------

Ladies and Gentlemen:

          This letter is delivered to you in connection with the sale by _______________ (the "Seller") to __________________________________ (the
"Purchaser") of a ___% Percentage Interest in the above referenced Certificates, pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of [_____], 199[_] among [NAME OF TRUSTEE], as trustee (the "Trustee") and Chevy Chase Bank, F.S.B., as seller and servicer. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Seller and the Trustee that:

          1. No purpose of the Seller relating to sale of the Certificate by the Seller to the Purchaser is or will be to enable the Seller to impede the assessment or collection of any tax.

          2. The Seller understands that the Purchaser has delivered to the Trustee a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit J. The Seller does not know or believe that any representation contained therein is false.

          3. The Seller has no actual knowledge that the proposed Transferee is not a Permitted Transferee.

          4. The Seller has no actual knowledge that the Purchaser would be unwilling or unable to pay taxes due on its share of the taxable income attributable to the Certificate.

          5. The Seller has conducted a reasonable investigation of the financial condition of the Purchaser and, as a result of the investigation, found that the Purchaser has historically paid its debts as they came due, and found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they come due in the future.

          6. The Purchaser has represented to the Seller that, if the Certificate constitutes a noneconomic residual interest, it (i) understands that as holder of a noneconomic residual interest it may incur tax liabilities in excess of any cash flows generated by the interest, and (ii) intends to pay taxes associated with its holding of the Certificate as they become due.

                                    Very truly yours,



                                    [SELLER]


                                    By:
                                       ------------------------------
                                    Name:
                                    Title:

                                   EXHIBIT L

                     CERTIFICATE GUARANTY INSURANCE POLICY



                                      L-1